SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of
                    the Securities Exchange Act of 1934

Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

      [   ] Preliminary Proxy Statement
      [   ] Confidential, for Use of the Commission Only (as permitted by
Rule 14a-6(e)(2))
      [ X ] Definitive Proxy Statement
      [   ] Definitive Additional Materials
      [   ] Soliciting Material Pursuant to Section 240.11(c) or Section
240.14a-12


                       BANYAN STRATEGIC REALTY TRUST
 ------------------------------------------------------------------------
 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
      [ X ] No fee required.
      [   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
and 0-11.
            1) Title of each class of securities to which transaction applies:
                       Shares of Beneficial Interest

            2)    Aggregate number of securities to which transaction
applies:
                                10,478,971

            3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

            4)    Proposed maximum aggregate value of transaction:

            5)    Total fee paid:

                  [  ]  Fee paid previously with preliminary materials.
                  [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

            1)    Amount Previously Paid:
                  ...........................................

            2)    Form, Schedule or Registration Statement No.:
                  ...........................................

            3)    Filing Party:
                  ...........................................

            4)    Date Filed:
                  ...........................................

FORM OF PROXY


                       BANYAN STRATEGIC REALTY TRUST

                          150 SOUTH WACKER DRIVE
                                SUITE 2900
                          CHICAGO, ILLINOIS 60606


        This Proxy is solicited on behalf of the Board of Trustees


     The undersigned hereby appoints Leonard G. Levine and Robert G. Higgins, and each of them, as Proxies, with the power to appoint their substitutes, and hereby authorizes them to represent and to vote, as designated below, all the Shares of Beneficial Interest of Banyan Strategic Realty Trust (the "Trust") held of record by the undersigned on May 9,
1997, at the Annual Meeting of Shareholders when convened on     July 8,
1997,      or any adjournment thereof.






                      Continued on the reverse side.

This proxy, when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2, 3, 4 and 5.

1. PROPOSAL to elect three Class A Trustees to hold office until the next Annual Meeting of Shareholders, or otherwise as provided in the Trust's Amended and Restated Declaration of Trust. (check one box):

                               FOR        AGAINST

      WALTER E. AUCH, SR.     [  ]          [  ]

      NORMAN M. GOLD          [  ]          [  ]

      MARVIN A. SOTOLOFF      [  ]          [  ]

                  For: except vote withheld from the following nominee(s):

                        ___________________________________________________


2. PROPOSAL to concur in the selection of Ernst & Young LLP as the Trust's independent auditor for the fiscal year ending December 31, 1997. (check one box):

             FOR        AGAINST           ABSTAIN

            [  ]          [  ]              [  ]


3. PROPOSAL to authorize the issuance of shares of the Trust's beneficial interest to Leonard G. Levine, President of the Trust, pursuant to the terms of an agreement between the Trust and Mr. Levine. (check one box):

             FOR        AGAINST           ABSTAIN

            [  ]          [  ]              [  ]

4. PROPOSAL to Amend Section 3.3 of the Trust's Amended and Restated Declaration of Trust to Increase the Compensation and other Remuneration payable to the Class A Trustees. (check one box):

             FOR        AGAINST           ABSTAIN

            [  ]          [  ]              [  ]

5. PROPOSAL to adopt the Banyan Strategic Realty Trust 1997 Omnibus Stock and Incentive Plan.

             FOR        AGAINST           ABSTAIN

            [  ]          [  ]              [  ]

6. In their discretion, the Proxies are authorized to transact any other business as may properly come before the Meeting, or any adjournment thereof.

                  DATED:_________________________, 1997

                  _____________________________________
                       Signature
                  _____________________________________
                  Signature if held jointly

                  Sign exactly as name appears at left. If joint tenant, both should sign. If attorney, executor, administrator, trustee or guardian, give full title as such. If a corporation, please sign corporate name by President or authorized officer. If partnership, sign in full partnership name by authorized person.


Please promptly mark, date, sign and return this card using the enclosed envelope.

                       BANYAN STRATEGIC REALTY TRUST
                    150 South Wacker Drive, Suite 2900
                          Chicago, Illinois 60606
                               312-683-3671


                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


To the Shareholders of Banyan Strategic Realty Trust:

     Notice is hereby given that the annual meeting of shareholders (the "Meeting" or the "Annual Meeting") of Banyan Strategic Realty Trust, a Massachusetts business trust (the "Trust" or the "Fund"), will be convened at The Metropolitan Club, 233 S. Wacker Drive, Chicago, Illinois, on
July 8, 1997,      at     10:00 a.m.      Central Time (the "Meeting
Date"). All shareholders of the Trust are entitled to attend the Meeting. The Annual Meeting of Shareholders will be held for the following purposes:

      (1) To elect three Class A trustees to hold office until the next Annual Meeting of Shareholders or otherwise as provided in the Trust's Amended and Restated Declaration of Trust (the "Declaration");

      (2) To concur in the selection of Ernst & Young LLP as the Trust's independent auditor for the fiscal year ending December 31, 1997;

      (3) To authorize the issuance of shares of the Trust's beneficial interest to Leonard G. Levine, President of the Trust, pursuant to the terms of an agreement between the Trust and Mr. Levine.

      (4) To amend Section 3.3 of the Trust's Amended and Restated Declaration of Trust to Increase Compensation and other Remuneration payable to the Class A Trustees.

      (5) To adopt the Banyan Strategic Realty Trust 1997 Omnibus Stock and Incentive Plan

     Only shareholders of record at the close of business on May 9, 1997 are entitled to receive notice of and to vote at the Meeting or any adjournment thereof (the "Eligible Holders"). A complete list of Eligible Holders will be available for inspection at the Trust's offices for at least 10 days prior to the Meeting.

      A proxy statement and form of proxy are enclosed. Whether or not you expect to attend the Annual Meeting, it is important that you promptly fill in, sign, date and mail the proxy in the enclosed envelope so that your shares may be voted for you.


                              By order of the Board of Trustees:


                              Robert G. Higgins
                              Secretary



          The Trust's 1996 Annual Report and Form 10-K as filed with the Securities and Exchange Commission is enclosed with this notice.

                              PROXY STATEMENT
                                    FOR
                     ANNUAL MEETING OF SHAREHOLDERS OF
                       BANYAN STRATEGIC REALTY TRUST
                               JULY 8, 1997



     This proxy statement is furnished to the holders of shares ("the Shareholders") of beneficial interest, no par value (the "Shares"), of Banyan Strategic Realty Trust, a Massachusetts business trust (the "Trust" or the "Fund"), in connection with the solicitation of proxies by the Trust's board of trustees (the "Trustees" or the "Board") for use at the annual meeting of Shareholders. The Trust's annual meeting of Shareholders
for the fiscal year ended December 31, 1996 will be convened on     July 8,
1997,      at approximately     10:00 a.m.      Central Time, and any
adjournment thereof (the "Annual Meeting" or the "Meeting"). Copies of this Proxy Statement, the attached notice, and the enclosed form of proxy
were first sent or given to Shareholders on or about     June 10, 1997    .

Shareholders who wish to attend the Annual Meeting should contact the Trust at 312-683-3671 so that arrangements can be made.

     The Trust will bear all costs in connection with the solicitation of proxies, including the cost of preparing, printing and mailing this Proxy Statement. In addition to the use of the mails, proxies may be solicited by the Trustees, the Trust's officers or by employees of Banyan Management Corp., which provides administrative services to the Trust. None of these individuals will be compensated for proxy solicitation services, but they may be reimbursed for out-of-pocket expenses in connection with the solicitation. For further information regarding Banyan Management Corp., see "Certain Relationships and Related Transactions." Arrangements will also be made with brokerage houses, banks and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of the Shares held of record by those persons, and the Trust may reimburse these custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in connection therewith. Further, the Trust has retained the services of ChaseMellon Shareholder Services to assist in the solicitation of proxies for the Annual Meeting at
a fee payable by the Trust of     $7,500      plus out-of-pocket expenses.

     Shares represented by properly executed proxies in the accompanying form received by the Board prior to the Annual Meeting will be voted at the Annual Meeting. Shares not represented by properly executed proxies will not be voted. If a Shareholder specifies a choice with respect to any matter to be acted upon, the Shares represented by that proxy will be voted as specified. If the Shareholder does not specify a choice, in an otherwise properly executed proxy, with respect to any proposal referred to therein, the Shares represented by that proxy will be voted with respect to that proposal in accordance with the recommendations of the Board described herein and in accordance with the judgment of the persons acting under proxies on other matters presented for a vote. A Shareholder who signs and returns a proxy in the accompanying form may revoke it by: (i) giving written notice of revocation to the Trust before the proxy is voted at the Annual Meeting; (ii) executing and delivering a later-dated proxy prior to or at the Annual Meeting; or (iii) attending the Annual Meeting and voting the Shares in person.

     The close of business on May 9, 1996 has been fixed as the date for determining those Shareholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). On the Record Date, the Trust had 10,478,971 shares outstanding, each of which entitles the holder thereof to one vote at the Annual Meeting. Only Shareholders of record as of the Record Date will be entitled to vote at the Annual Meeting. The presence of a majority of the outstanding shares of beneficial interest, represented in person or by proxy at the Annual Meeting, will constitute a quorum. The three nominees receiving the highest vote totals will be elected as Trustees of the Trust. Accordingly, abstentions and broker non-votes will not affect the outcome of the election. All other matters to be voted on, except proposal number four, will be decided by the affirmative vote of a majority of the Shares present or represented at the meeting and entitled to vote. On any such matter, an abstention will have the same effect as a negative vote but, because Shares held by brokers will not be considered entitled to vote on matters as to which the brokers withhold authority, a broker non-vote will have no effect on the vote. With respect to proposal number four, the affirmative vote of the holders of a majority of the outstanding shares is required. Accordingly, abstentions and broker non-votes will have the effect of a negative vote.

     The mailing address of the principal executive offices of the Trust is 150 South Wacker Drive, Suite 2900, Chicago, Illinois 60606.


                          SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following persons or entities are the only persons or entities known to the Trust to be the beneficial owners of more than five percent (5%) of the outstanding shares as of May 10, 1997:


                                    Name and Address of          Amount of Beneficial
   Title of Class                   Beneficial Owner                   Ownership              Percent of Class
--------------------                -------------------          --------------------         -----------------

Shares of Beneficial                Fidelity Management                1,110,550                    10.6%
     Interest                         and Research Corp.
                                      82 Devonshire Street
                                      Boston, MA  02109

Shares of Beneficial                Magten Asset                       1,762,105                    16.8%
     Interest                        Management Corp.
                                     350 East 21st Street
                                     New York, NY 10010


     The following table sets forth the number of Shares owned by all Trustees and Officers owning Shares, and all Trustees and Officers as a group as of May 10, 1997:


     Name of                     Amount & Nature of       Percent of
Beneficial Owner                Beneficial Ownership         Class
----------------                --------------------      ----------

Leonard G. Levine,                  16,869 shares        Less than 1%
  President

Neil D. Hansen,                     10,373 shares        Less than 1%
  First Vice President

Jay E. Schmidt,                     2,000 shares         Less than 1%
  Vice President

Joel L. Teglia,                     1,000 shares         Less than 1%
  Chief Financial Officer

All Trustees and Officers          27,242 shares         Less than 1%
 of the Trust, as a group
 (eight persons)

     The Trust is not aware of any arrangements, the operation of which may, at a subsequent date, result in a change of control of the Trust.

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Trust's officers and trustees, and persons who own more than ten percent of a registered class of the Trust's equity securities, to file initial statements of beneficial ownership (Form 3), and statements of changes in beneficial ownership (Forms 4 or 5), of beneficial interest and other equity securities of the Trust with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. (the "NASD"). The SEC requires officers, trustees and greater than ten percent shareholders to furnish the Trust with copies of all these forms filed with the SEC or the NASD.

     To the Trust's knowledge, based solely on its review of the copies of these forms received by it, or written representations from certain reporting persons that no additional forms were required for those persons, the Trust believes that all filing requirements applicable to its officers, trustees, and greater than ten percent beneficial owners were complied with during 1996.

                 MATTERS TO BE CONSIDERED BY SHAREHOLDERS

1.   Election of Trustees

     Three individuals will be elected at the Annual Meeting to serve as Class A Trustees of the Trust until the next annual meeting of Shareholders or otherwise as provided in the Amended and Restated Declaration of Trust (the "Declaration"). Unless instructions to the contrary are given, the persons named as proxy voters in the accompanying proxy, or their substitutes, will vote for the following nominees for Class A Trustees with respect to all proxies received by the Trust. If any nominee should become unavailable for any reason, the votes will be cast for a substitute nominee designated by the Board. The Trustees have no reason to believe that the nominees named will be unable to serve if elected.

     The nominees for Class A Trustee are as follows:

                           Principal Occupation(s)                 Trustee
Name                Age    During Past Five Years                   Since
----                ---    -----------------------------------     -------

Walter E. Auch, Sr. 75     Prior to retiring, Mr. Auch was           1986
                           the Chairman and Chief Executive
                           Officer of the Chicago Board of
                           Options Exchange.  Prior to that
                           time, Mr. Auch was Executive
                           Vice President, Director and
                           a member of the executive committee
                           of PaineWebber.  Mr. Auch is a
                           Director of Pimco Advisors  L.P.,
                           Geotek Communications, Inc.,
                           Smith Barney Concert Series Funds,
                           Smith Barney Trak Fund, The Crimson
                           Partners Funds and Nicholas
                           Applegate Funds.  He is a Trustee
                           of Hillsdale College and the
                           Arizona Heart Institute.  Mr. Auch
                           is also a Director of Banyan
                           Strategic Land Fund II, Banyan
                           Management Corp. and Legend
                           Properties, Inc. (f/k/a Banyan
                           Mortgage Investment Fund).

Norman M. Gold      66     Senior Partner in the law firm of         1986
                           Altheimer & Gray; Mr. Gold has
                           practiced law for over forty years,
                           specializing in tax, corporate and
                           real estate law.  Mr. Gold is a
                           Trustee of New Plan Realty Trust and
                           a Director of Banyan Management Corp.
                           He is a Certified Public Accountant
                           and member of the Chicago and
                           American Bar Associations.

Marvin A. Sotoloff  53     Partner of The Palmer Group Ltd.,         1986
                           a company involved in real estate
                           brokerage, development and property
                           management, concentrating on commercial
                           real estate.  Prior to joining
                           The Palmer Group Ltd., Mr. Sotoloff
                           was regional vice president of
                           Premisys Real Estate Services Inc.,
                           a subsidiary of the Prudential Realty
                           Group.  A licensed real estate broker,
                           Mr. Sotoloff is a past president of

                           Principal Occupation(s)                 Trustee
Name                Age    During Past Five Years                   Since
----                ---    -----------------------------------     -------

                           the Chicago Office Leasing Brokers
                           Association and is a Director of
                           Banyan Management Corp. He is also
                           an attorney and a member of the
                           Illinois and Pennsylvania Bar
                           Associations.

     The Board is required to meet at least four times per year, either in person or by telephonic conference. The Board met six times in 1996, including one time as the Audit Committee. The Trustees did not establish any nominating, compensation or other committees or other groups performing similar functions during 1996, other than the Audit Committee which is comprised of all of the Trustees.

     RECOMMENDATION OF THE BOARD: The Board hereby recommends and nominates Messrs. Auch, Gold and Sotoloff for election as Class A Trustees of the Trust by the Shareholders at the Annual Meeting to serve until the next annual meeting of Shareholders or as otherwise provided in the Declaration.

     The three nominees receiving the highest vote totals will be elected as Trustees of the Trust.

2.   SELECTION OF INDEPENDENT AUDITOR

     The Trust's financial statements, including those for the fiscal year ended December 31, 1996, are included in the Annual Report furnished to all Shareholders. The year-end statements have been audited by the independent firm of Ernst & Young LLP which has served as the Fund's independent auditor since the fiscal year ended December 31, 1989. The Board believes that Ernst & Young LLP is knowledgeable about the Trust's operations and accounting practices and is well qualified to act in the capacity of independent auditor. Therefore, the Board has selected Ernst & Young LLP as the Trust's independent auditor to examine its financial statements for the fiscal year ended December 31, 1997. Although the selection of an auditor does not require a Shareholder vote, the Board believes it is desirable to obtain the concurrence of the Shareholders to this selection. Due to the difficulty and expense involved in retaining another independent firm on short notice, the Board does not contemplate appointing another firm to act as the Trust's independent auditor for fiscal year 1997 if the Shareholders do not concur in the appointment of Ernst & Young LLP. Instead, the Board will consider the vote as advice in making their selec-tion of an independent auditor for the following year.

     Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     RECOMMENDATION OF THE BOARD: That the Shareholders concur in the following resolution which will be presented for a vote of the Shareholders at the Annual Meeting:

     RESOLVED, that the Shareholders concur in the appointment by the Board of Ernst & Young LLP to serve as the Trust's independent auditor for the fiscal year ended December 31, 1997.

     The affirmative vote of a majority of the votes cast by Shareholders present in person or by proxy and eligible to vote at the Annual Meeting, a quorum being present, is required to adopt the foregoing resolution.

3.   PROPOSAL TO AUTHORIZE THE ISSUANCE OF SHARES OF THE
     TRUST'S BENEFICIAL INTEREST TO LEONARD G. LEVINE, PRESIDENT
     OF THE TRUST, PURSUANT TO THE TERMS OF AN AGREEMENT BETWEEN
     THE TRUST AND MR. LEVINE.

     Mr. Levine serves as the President and Chief Executive Officer of the Trust pursuant to an employment agreement entered into January 1, 1990 and subsequently amended on December 31, 1992 (the "Employment Agreement"). Pursuant to the terms of this agreement, all incentive compensation earned by Mr. Levine in connection with reinvestment activities as described in the Employment Agreement subsequent to January 1, 1993 is paid 80% in cash and 20% in shares of the Trust's beneficial interest on or before March 15 of the year following the period for which the incentive is earned. See "Compensation of Trustees and Executive Officers-Executive Compensation" for a detailed explanation of amounts paid or payable to Mr. Levine under the Employment Agreement. In addition, under the terms of the Employment Agreement, as soon as practicable after December 31, 1997, or, if earlier, upon termination of Mr. Levine's employment, the amount of incentive compensation payable to Mr. Levine is recalculated on a cumulative basis covering the period January 1, 1993 through December 31, 1997 giving effect to all unrealized profits and gains generated in connection with the reinvestment activities which are excluded for purposes of the annual calculation. If the total cumulative incentive compensation as recomputed exceeds the aggregate compensation previously paid to Mr. Levine, the Trust is obligated to pay Mr. Levine the excess in cash no later than March 15, 1998. If the recomputed incentive compensation is less than what has previously been paid to Mr. Levine, then Mr. Levine is required to return all or some portion of the shares previously awarded to him. The purpose of providing a portion of Mr. Levine's incentive compensation in the form of shares is to further align Mr. Levine's interests with those of the Shareholders.

     Mr. Levine and the Trust have recently agreed to further amend the Employment Agreement. Under the terms of this second amendment, and subject to approval of the Trust's Shareholders, all of the incentive compensation payable to Mr. Levine under the Employment Agreement for the fiscal years ended December 31, 1996 and 1997, as well as any amounts payable resulting from the cumulative recalculation described above would be paid in shares of the Trust's beneficial interest rather than 80% in cash for the annual awards and 100% in cash for the cumulative adjustment. As required by the rules promulgated by the Nasdaq National Market, since the number of shares issuable to Mr. Levine under this amendment may exceed 25,000, the Board is seeking approval of the Trust's Shareholders. A copy of the second amendment to the Employment Agreement is included herewith as Annex A.

     If the Shareholders do not approve the additional issuance of shares to Mr. Levine, then he will continue to receive incentive compensation payable in accordance with the existing terms of the Employment Agreement described above. The issuance of shares to Mr. Levine in respect of 20% of his incentive compensation was authorized and ratified by the Trust's shareholders on June 27, 1995.

RECOMMENDATION OF THE BOARD

     The Board believes the issuance of the additional shares to Mr. Levine as contemplated by the second amendment to the Employment Agreement serves to further align Mr. Levine's interest with those of the Shareholders and recommends that the Shareholders concur in the following resolution which will be presented for a vote of Shareholders at the Annual Meeting:

            RESOLVED, that the Trust be and hereby is authorized to make future issuances of shares of the Trust's shares of beneficial interest to Mr. Levine consistent with the terms of the Employment Agreement and the second amendment to the Employment Agreement.

     The affirmative vote of a majority of the votes cast by Shareholders present in person or by proxy and eligible to vote at the Annual Meeting, assuming a quorum being present, is required to adopt the foregoing resolution.

4.   PROPOSAL TO AMEND SECTION 3.3 OF THE TRUST'S AMENDED AND
     RESTATED DECLARATION OF TRUST TO INCREASE THE COMPENSATION
     AND OTHER REMUNERATION PAYABLE TO THE CLASS A TRUSTEES.

     Under the provisions of the Trust's Amended and Restated Declaration of Trust, the Class A Trustees (currently Messrs. Auch, Gold and Sotoloff) are entitled to receive $15,000 per year for their services as Trustees. Previously, the Shareholders authorized payment of meeting fees to the Trustees of $875 for each meeting attended in person and $250 an hour for each telephonic board meeting. In light of the time and responsibility involved in serving as a Trustee and giving consideration to the fact that Trustee's compensation has not otherwise been increased since June 19, 1991, the Trust is hereby proposing to increase the amount of fees payable to the Trustees annually from $15,000 to $20,000 and the per meeting fees from $875 to $1,000 for each meeting attended in person and from $250 an hour to $500 for each meeting attended via telephonic conference call. A copy of the proposed amendment to the Declaration is attached as Annex B.

RECOMMENDATION OF THE BOARD

     The Board of Trustees recommends that the Shareholders adopt the following resolution:

            RESOLVED, that the first sentence of Section 3.3 of the Trust's Amended and Restated Declaration of Trust be and hereby is deleted in its entirety and replaced with the following:

                 The Class A Trustees shall be entitled to receive $20,000 per year for their services as Trustees plus $1,000 for each meeting of the Board attended in person and $500 for each meeting of the Board attended via telephonic conference call.

      The affirmative vote of the holders of a majority of the outstanding shares is required to adopt the foregoing resolution.

5.   PROPOSAL TO ADOPT THE BANYAN STRATEGIC REALTY TRUST 1997
     OMNIBUS STOCK AND INCENTIVE PLAN

     On May 14, 1997, the Board of Trustees adopted, subject to shareholder approval, the 1997 Omnibus Stock and Incentive Plan (the "Plan") to allow the Trust to make stock-based awards as part of the Company's compensation.

A total of 1.0 million shares of the Trust's shares of beneficial interest is issuable under the Plan. Subject to shareholder approval of the Plan, the Board intends to award options to purchase a total of 41,000 shares to various executives and employees of the Trust, exclusive of the Trust's president, Leonard G. Levine, who receives performance based compensation pursuant to his Employment Agreement. The Plan provides for incentive stock options, non-statutory stock options, stock appreciation rights, performance shares and units. The Board believes that the Plan will successfully advance the Trust's long-term financial success by permitting it to attract and retain outstanding executive talent and motivate superior performance by encouraging and providing a means for participants to obtain an ownership interest in the Trust. The affirmative vote of the holders of a majority of the shares of beneficial interest present, in person or by proxy, is necessary for approval of the Plan. The complete text of the Plan is set forth in Annex C hereto and should be read in its entirety by Shareholders.

ADMINISTRATION AND ELIGIBILITY

     The Plan will be administered by the Board of Trustees or a committee thereof, each of whom will be a "disinterested person" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") or any similar rule which may subsequently be in effect ("Rule 16b-3") and each of whom is an "outside director" within the meaning of Internal Revenue Code Section 162(m)(4)(c)(i) and the regulations promulgated thereunder. The Plan requires the Company to fully indemnify the Trustees or the committee against losses, costs, expenses and liabilities arising from actions taken or failure to act under the Plan. The Board is authorized to grant awards under the Plan to those employees (including executive officers) and trustees of the Trust and its subsidiaries as the Board selects, in its discretion. The Board may delegate any of its authority under the Plan to persons it deems appropriate (such as officers of the Trust) to the extent that delegation would not prevent the Plan from complying with Rule 16b-3 or Internal Revenue Code Section 162(m)(4)(c)(i).

OPTIONS AND APPRECIATION RIGHTS

     The Plan authorizes the Board to grant options to employees or trustees in number and on terms determined by the Board; provided, however, that each person serving as a Class A Trustee on the tenth business day
after final adjournment of the Trust's annual meeting convened on     July
8, 1997      will receive options to acquire 2,000 Shares, and provided further that each person serving as a Class A Trustee ten business days after the final adjournment of each succeeding annual meeting will be granted options to purchase 2,000 Shares.

     Each grant of an option must be evidenced by an agreement between the parties specifying the exercise price, the duration of the option, the number of Shares to which the option pertains and such other provisions as the Board determines. This agreement will also specify whether the option is intended to be an incentive stock option within the meaning of Internal Revenue Code Section 422, or alternatively, a non-qualified stock option not covered by this section of the Code. Subject to additional limitations, the exercise price for each grant of an option under the Plan may not be less than one hundred percent (100%) of the fair market value of a Share on the date of grant provided that with respect to an incentive stock option, the fair market value may not exceed the maximum limitation under Section 422 in the first year that the option may be exercised; provided that the incentive options exceeding the limitation will be treated as non-qualified stock options. Options granted under the Plan will be exercisable at such times and subject to such restrictions and conditions as determined by the Board. These terms and conditions need not be the same for each grant or for each participant. Each option granted to an employee will expire at the time determined by the Board at the time of grant; provided, however, that, subject to additional limitations in certain cases, no option may be exercised later than the tenth (10th) anniversary date of its grant. The Plan permits optionees, with certain exceptions, to pay the exercise price of options in cash or Shares (valued at fair market value on the date of exercise) or a combination thereof.

     The Plan also authorizes the Board to grant appreciation rights to employee participants (including executive officers). An appreciation right entitles the grantee to receive upon exercise an amount determined by multiplying (a) the difference between the fair market value of a Share on the date of exercise over the grant price; or (b) the number of Shares covered by the appreciation right. At the Board's discretion the Trust may pay amounts due to the holder in the form of Shares (valued at its fair market value on the date of exercise), cash or a combination thereof.

     The Board may grant freestanding or tandem appreciation rights or any combination of these forms. The grant price of a freestanding right will be equal to the fair market value of a Share on the date of grant. The grant price of tandem rights will be equal to the exercise price of the related option. Tandem rights may be exercised for all or part of the Shares subject to the related options upon the surrender of the right to exercise the equivalent portion of the related option. A tandem right may be exercised only with respect to the Shares for which its related option is then exercisable. Each grant of an appreciation right will be evidenced by an agreement specifying the grant price, the term of the right, and such other provisions as the Board determines. The term of an appreciation right granted under the Plan may not exceed ten (10) years.

PERFORMANCE AWARDS

     The Plan authorizes the Board to grant performance awards to employee participants in the form of either grants of performance shares/units (each performance share representing one Share) or performance units representing an amount established by the Board at the time of the award (which amount may, without limitation, be equal to the fair market value of one Share). The Board will set performance goals which will determine the number and/or value of the performance shares or units paid to a participant.

     When earned, performance awards will be paid in a single lump sum following the close of the performance period in Shares, cash or a combination thereof. At the Board's discretion, recipients of performance awards may receive any dividends declared with respect to shares earned in connection with performance shares/units and may also be granted the right to exercise voting rights with respect to those Shares.

RESTRICTED STOCK OR RESTRICTED STOCK EQUIVALENTS

     The Plan authorizes the Board to grant restricted stock to employee participants in amounts and subject to the restrictions determined by the Board. Stock certificates evidencing restricted Shares will be held by the Trust and restricted Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated during the restricted period.
During the restricted period, the Board will retain custody of any distributions (other than regular cash dividends) made or declared with respect to restricted Shares. Other than these restrictions on transfer, the participant will have all the rights of a holder of such Shares of restricted stock.

VESTING AND CANCELLATION PROVISIONS

     Except for stock options awarded to Class A Trustees, Awards granted under the Plan will vest and be exercisable in installments as follows:
(i) to the extent of 33.3% of the number of Shares commencing on the first anniversary of the date of grant; (ii) to the extent of an additional 33.3% of Shares commencing on the second anniversary of the date of grant; and
(iii) to the extent of an additional 33.4% of Shares commencing on the third anniversary of the date of grant; provided that the Board may accelerate vesting in the event of a Participant's death, permanent disability or retirement in accordance with the Trust's retirement policy or where the Board determines that acceleration is in the Company's best interest provided further that no Award will vest if, to do so, would create a situation in which the exercise of the Award would result in an "excess parachute payment" within the meaning of Section 280G of the Code. Stock options granted to the Class A Trustees will vest and be exercisable in installments as follows: (i) to the extent of 50.0% of the number of Shares commencing on the first anniversary of the date of grant; and (ii) to the extent of 50.0% of the number of Shares commencing on the second anniversary of the date of grant. If the participant does not, in any given period, purchase all of the Shares subject to the award, the participant's right to purchase any Shares not purchased in the period will continue until the expiration or sooner termination of the award, except to the extent provided otherwise in the Plan. Except as otherwise provided herein or in the Plan, as a condition to the grant of any award to any employee, the participant must remain in the continuous employ of the Company or its subsidiaries for the period of time specified by the Board in the Plan.

     Except as otherwise provided, awards granted to employees are exercisable only prior to "termination of employment." A participant will be considered to incur a "termination of employment" on the latest date on which the participant no longer is, for whatever reason, an officer or employee of the Trust or its subsidiaries ("Termination of Employment"). If a participant incurs a Termination of Employment due to death or permanent and total disability or retirement, all awards granted under the Plan and outstanding on the date of the Termination of Employment will be exercisable to the extent provided in the participant's Plan Agreement. Stock options granted to a Class A Trustee are exercisable only so long as the individual continues to hold office; provided, however, that if the individual ceases to hold office due to death, permanent and total disability or expiration of the individual's term of office after the individual attains his 75th birthday, all awards granted under the Plan will be exercisable in accordance with the individual's Plan Agreement.

PLAN AGREEMENTS

     Each award granted under the Plan will be evidenced by a written Plan Agreement specifying, among other things, the period for which the award is granted, the number of Shares covered by the award, the exercise price and the exercise schedule. The grant and exercise of awards under the Plan are subject to all applicable federal, state and local laws, rules and regulations and, if required, any approvals by any government or regulatory agency.

TERMS OF THE PLAN; AMENDMENT AND ADJUSTMENT

     No awards may be granted under the Plan after     July 9, 2007    .
The Plan may be terminated by the Board at any time with respect to options and appreciation rights which have not been granted. In addition, the Board may amend the Plan from time to time, without the authorization or approval of the Shareholders, but no amendment may impair the rights of the holder of any award without such holder's consent. Any such amendment could increase the cost of the Plan to the Trust.

     The Plan provides that in the event of a stock dividend or stock split, or a combination or other increase or reduction in the number of issued Shares, the Board may, in order to prevent dilution or enlargement of rights under awards make such adjustments in the number and type of Shares authorized by the Plan and covered by outstanding awards under the Plan and the price thereof. The Board may provide in any award agreement that, in the event of a merger, consolidation, reorganization, sale or exchange of substantially all of the assets or termination or dissolution of the Trust, any of which could involve a change in control of the Trust, the rights under outstanding awards may be accelerated or adjustments may be made in order to prevent the dilution or enlargement of rights thereunder.

FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is intended only as a brief summary of the federal income tax rules relevant to stock options, appreciation rights, performance awards, restricted stock and supplemental cash payments. These rules are highly technical and subject to change. The following discussion is limited to the federal income tax rules relevant to the Trust and to individuals who are citizens or residents of the United States. The discussion does not address the state, local or foreign income tax rules relevant to stock options, appreciation rights, performance awards, restricted stock and supplemental cash payments. Employees are urged to consult their personal tax advisors with respect to the federal, state, local and foreign tax consequences relating to stock options, appreciation rights, performance awards, restricted stock and supplemental cash payments.

     INCENTIVE STOCK OPTIONS ("ISO"). A participant who is granted an ISO recognizes no income upon grant or exercise of the option. However, the excess of the fair market value of the Shares on the date of exercise over the option exercise price is an item includible in the optionee's alternative minimum taxable income. An optionee may be required to pay an alternative minimum tax even though the optionee receives no cash with which to pay such tax upon exercise of the ISO.

     If the optionee holds the Shares acquired upon exercise of the ISO for at least two years from the date of grant and at least one year following exercise (the "Statutory Holding Periods"), the optionee's gain, if any, upon a subsequent disposition of the Shares, is taxed as long-term capital gain. If the optionee disposes of Shares acquired pursuant to the exercise of an ISO before satisfying the Statutory Holding Periods (a "Disqualifying Disposition"), the optionee may recognize both compensation income and capital gain in the year of disposition. The amount of the compensation income generally equals the excess of (i) the lesser of the amount realized on disposition or the fair market value of the Shares on the exercise date over (ii) the exercise price. The balance of the gain realized on such a disposition, if any, is long- or short-term capital gain depending on whether the Shares have been held for more than one year following exercise of the ISO.

     Special rules apply for determining an optionee's tax basis in and holding period for common stock acquired upon the exercise of an ISO if the optionee pays the exercise price of the ISO in whole or in part with previously-owned Shares. Under these rules, the optionee does not recognize any income or loss from delivery of Shares (other than Shares previously acquired through the exercise of an ISO and not held for the Statutory Holding Periods) in payment of the exercise price; provided however, that if an optionee pays the exercise price of an ISO in whole or in part with previously-owned Shares that were acquired upon the exercise of an ISO and that have not been held for the Statutory Holding Periods, the optionee will recognize compensation income (but not capital gain) under the rules applicable to Disqualifying Dispositions. The optionee's tax basis in and holding period for the newly-acquired Shares will be determined as follows: (i) as to the number of newly-acquired Shares equal to those of the previously-owned Shares delivered, so that the optionee's tax basis in and holding period for the newly-acquired Shares will be equal to the previously owned Shares delivered; the optionee's basis in and holding period (for capital gain, but not Disqualifying Disposition, purposes) for the previously-owned Shares will carry over to the newly-acquired Shares on a share-for-share basis; (ii) as to the remaining newly-acquired Shares, the optionee's basis will be zero (or, if part of the exercise price is paid in cash, the amount of such cash divided by the number of such remaining newly-acquired Shares), and the optionee's holding period will begin on the date such Shares are transferred. Under proposed regulations, any Disqualifying Disposition is deemed made from Shares with the lowest basis first.

     The Trust is not entitled to any deduction with respect to the grant or exercise of an ISO or the subsequent disposition by the optionee of the Shares acquired if the optionee satisfies the Statutory Holding Periods. If these holding periods are not satisfied, the Trust is entitled to a deduction in the year the optionee disposes of the Shares in an amount equal to the optionee's compensation income.

     NON-STATUTORY STOCK OPTIONS. A participant who is granted a non-statutory stock option generally recognizes no income upon grant of the option. At the time of exercise, however, the optionee recognizes compensation income equal to the difference between the exercise price and the fair market value of the Shares received on the date of exercise. This income is subject to income and employment tax withholding. The Trust is entitled to an income tax deduction corresponding to the compensation income recognized by the optionee in the year that the income is recognized by the optionee.

     When an optionee disposes of Shares received upon the exercise of a non-statutory stock option, the optionee will recognize capital gain or loss equal to the difference between the sales proceeds received and the optionee's basis in the stock sold. The optionee's capital gain will be long- or short-term, depending upon whether the stock sold was held more than one year. The Trust will not receive a deduction for any gain recognized by the optionee.

     If an optionee pays the exercise price for a non-statutory option entirely in cash, the optionee's tax basis in the Shares received equals the stock's fair market value on the exercise date, and the optionee's holding period begins on the day after the exercise date. If, however, an optionee pays the exercise price of a non-statutory option in whole or in part with previously-owned Shares, then the optionee's tax basis in and holding period for the newly-acquired Shares will be determined as follows:
(i) as to the number of newly acquired Shares equal to the previously-owned Shares delivered, the optionee's basis in and holding period for the previously-owned Shares will carry over to the newly-acquired Shares on a share-for-share basis; (ii) as to each remaining newly-acquired Share, the optionee's basis will equal the Share's value on the exercise date, and the optionee's holding period will begin on the day after the exercise date.

     SPECIAL TREATMENT OF CERTAIN OFFICERS. An optionee who is an executive officer of the Trust is considered an "insider" for purposes of
Section 16 of the Exchange Act and thus is subject to suit under Section 16(b) of the Exchange Act for sale of property occurring within six months of receipt of such property (the "Section 16(b) Restriction"). Under current SEC rules, in the case of stock received pursuant to the exercise of an option, such six month period begins on the date the option is granted. Under Section 83(c)(3) of the Internal Revenue Code and the regulations thereunder, the Section 16(b) Restriction is considered a "substantial risk of forfeiture" with respect to stock received by an insider.

     As a result of the Section 16(b) Restriction, an optionee who is an executive officer of the Trust generally recognizes taxable income six months after the grant of a non-statutory stock option (i.e., on the date the Section 16(b) restriction lapses) if the optionee exercises such option within such six month period unless the optionee files a Section 83(b) Election with the Internal Revenue Service within 30 days of exercise to recognize taxable income on the exercise date. A "Section 83(b) Election" is an election to recognize income on the date that property subject to a substantial risk of forfeiture is received rather than on the date such substantial risk of forfeiture lapses. If an optionee exercises an option more than six months after the date it was granted, the optionee recognizes income on the exercise date.

     The measure of the optionee's compensation income is the difference between the fair market value of the Shares on the date the optionee recognizes income with respect to such Shares, and the option exercise price. The Trust is entitled to an income tax deduction for compensation income taxed to the optionee. Any gain the optionee realizes on the subsequent disposition of the Shares will receive long- or short-term capital gain treatment depending (except in the case of Shares the holding period of which is determined by reference to the holding period of previously-owned Shares exchanged therefor) upon whether the Shares have been held for more than one year following the date upon which the amount of his or her compensation income was determined.

     Optionees who are insiders are also subject to special treatment with respect to ISOs. For alternative minimum tax purposes, if an ISO is exercised by an insider within six months of the date it was granted, the insider's alternative minimum taxable income is measured on the value of the Shares on the date such six months period lapses, rather than such value on the exercise date.

     APPRECIATION RIGHTS. A participant who is granted an appreciation right generally recognizes no income upon the grant of the appreciation right. At the time of exercise, however, the participant shall recognize compensation income equal to any cash received and the fair market value of any Shares received. This income is subject to withholding. The Trust is entitled to an income tax deduction corresponding to the ordinary income recognized by the participant.

     PERFORMANCE AWARDS. The grant of a performance award does not generate taxable income to the participant or an income tax deduction to the Trust. Any cash and the fair market value of any Shares received as payment in respect of a performance award will constitute ordinary income to the participant (in the case of a participant who is an insider, the fair market value of the Shares six months after receipt will be used to measure income, unless a Section 83(b) Election is filed). The participant's income is subject to income and employment tax withholding. The Trust will be entitled to an income tax deduction corresponding to the ordinary income recognized by the participant.

     RESTRICTED STOCK. A participant who is granted restricted stock generally does not recognize income at the time of the grant unless the individual makes a Section 83(b) Election to have the grant taxed as compensation income at the date of receipt, with the result that any future appreciation (or depreciation) in the value of the Shares granted will be taxed as capital gains (or loss) upon a subsequent sale of the Shares. However, if the participant does not make a Section 83(b) Election, then the grant shall be taxed as compensation income at the full fair market value on the date that the restrictions imposed on the Shares expire. Unless a participant makes a Section 83(b) Election, any dividend paid on Shares subject to the restrictions is compensation income to the participant and compensation expense to the Trust. Any compensation income a participant recognizes from a grant of restricted stock is subject to income and employment tax withholding. The Trust is entitled to an income tax deduction for any compensation income taxed to the participant.

     PAYMENT OF WITHHOLDING TAXES. The Trust will have the power to withhold, or require a participant to remit to the Trust an amount sufficient to satisfy any federal, state, local or foreign withholding tax requirements on any grant or exercise made pursuant to the 1996 Plan. However, to the extent permissible under applicable tax, securities and other laws, the Board may, in its sole discretion, permit the participant to satisfy a tax withholding requirement by delivering Shares previously owned by the participant or directing the Trust to apply Shares to which the participant is entitled as a result of the exercise of an option of the lapse of a period of restriction, to satisfy such requirement.

         RECOMMENDATION OF THE BOARD. The Board of Trustees recommends that the shareholders adopt the following resolution:

     RESOLVED, that the Banyan Strategic Realty Trust 1997 Omnibus Stock and Incentive Plan as set forth in Annex C to this Proxy Statement be and hereby is approved.

     The affirmative vote of a majority of the votes cast by shareholders present in person or by proxy and eligible to vote at the Annual Meeting, assuming a quorum being present, is required to adopt the foregoing resolution.

                            EXECUTIVE OFFICERS

     The following table sets forth information with respect to the Trust's executive officers. Each officer is elected by the Trustees and serves until his successor is elected and qualified or until his death, resignation or removal by the Trustees:

                         Other Principal Occupation(s)       Office & Year
Name               Age   During Past Five Years              First Elected
----               ---   ----------------------------        -------------

Leonard G. Levine  50    Mr. Levine has been President      President, 1990
                         of the Trust since 1990.  He
                         also serves as President of
                         Banyan Strategic Land Fund II
                         and is a Director of Banyan
                         Management Corp.

Neil D. Hansen     50    Mr. Hansen has been First Vice       First Vice
                         President of the Trust since       President, 1991
                         1991.  He also serves as
                         First Vice President of Banyan
                         Strategic Land Fund II and
                         Banyan Management Corp.
                         Mr. Hansen is also a certified
                         public accountant.

Robert G. Higgins  45    From 1990 to 1992, Mr. Higgins     Vice President
                         was a contract partner at the            and
                         law firm of Chapman and Cutler.        General
                         He is an attorney at law              Counsel,
                         admitted to the bar in the              1992;
                         States of Illinois, Minnesota      Secretary, 1995
                         and Texas.  Mr. Higgins also
                         serves as Vice President,
                         General Counsel and Secretary
                         of Banyan Strategic Land Fund II
                         and Banyan Management Corp.
                         Mr. Higgins also operates a
                         sole practice of law.

Joel L. Teglia     35    From 1991 to 1994, Mr. Teglia      Vice President
                         was the Controller for Banyan            and
                         Management Corp. Mr. Teglia        Chief Financial
                         also serves as Vice President       Officer, 1994
                         and Chief Financial Officer of
                         Banyan Strategic Land Fund II
                         and Banyan Management Corp.
                         He is a certified public
                         accountant.

Jay E. Schmidt     45    From 1992 to 1995 Mr. Schmidt      Vice President-
                         served as Vice President of         Acquisitions,
                         Acquisitions for Banyan                 1995
                         Management Corp.  He was
                         appointment Vice President of
                         the Trust in 1995.  He is also
                         an attorney and is admitted
                         to the bar in the State of
                         Wisconsin and is a licensed
                         real estate broker.

              COMPENSATION OF TRUSTEES AND EXECUTIVE OFFICERS

A.   TRUSTEE COMPENSATION

     The Trustees are paid an annual fee of $15,000, payable quarterly, plus $875 for each Board meeting, including meetings of the audit committee, attended in person and $250 an hour for each Board meeting, including meetings of the audit committee, attended via telephonic conference call. In addition, each Trustee is reimbursed for out-of-pocket expenses incurred in attending meetings of the Board.


B.   EXECUTIVE COMPENSATION

      Compensation paid to executive officers of the Trust for the years ended December 31, 1996, 1995 and 1994 is as follows:


                                                                        LONG-TERM COMPENSATION
                                                                 ---------------------------------
                                    ANNUAL COMPENSATION (1)               AWARDS           PAYOUTS
                              --------------------------------   -----------------------   -------
                                                      OTHER      RESTRICTED
                                                     ANNUAL        STOCK       OPTIONS/     LTIP     ALL OTHER
                     YEAR    SALARY    BONUS      COMPENSATION    AWARD(S)      SARs (#)   PAYOUTS  COMPENSATION
                     ----    ------    -----      ------------   ----------   ----------   -------  ------------

Leonard G. Levine    1996   $189,247 $ 66,985          n/a       $ 7,700(2)        n/a        n/a          n/a
President and Chief  1995   $184,812 $111,739          n/a       $24,899(2)        n/a        n/a          n/a
Executive Officer    1994   $179,900     n/a           n/a           n/a           n/a        n/a          n/a

Jay E. Schmidt       1996   $154,615 $ 65,000(3)       n/a           n/a           n/a        n/a          n/a
Vice President-      1995   $148,136 $ 27,000(3)       n/a           n/a           n/a        n/a          n/a
Acquisitions         1994      n/a       n/a           n/a           n/a           n/a        n/a          n/a


(1)   Compensation for the all other executives, with the exception  of Mr. Schmidt,  of the Trust for 1996,  1995 and 1994 was less than $100,000 per individual.
(2)   See incentive compensation program disclosure below.
(3)   Mr. Schmidt's 1996 and 1995 bonuses were discretionary and based upon job performance pursuant to an annual review.  Mr. Schmidt is not awarded any other compensation by the Trust.  The $27,000 bonus represents
Mr.Schmidt's 1994 bonus paid in 1995.  During 1996, Mr. Schmidt was paid a bonus equal to $30,000 for the year ended December 31, 1995 and $35,000 for the year ended December 31,1996.


     Mr. Levine serves as Chief Executive Officer of the Trust pursuant to an employment agreement entered into with the Trust by Mr. Levine on January 1, 1990. The Agreement expires on December 31, 1997. Under the contract, Mr. Levine's base salary is adjusted on January 1 of each year based on increases in the "consumer price index". For the year ended December 31, 1996, Mr. Levine was paid a base salary of $184,812.

     Mr. Levine is eligible to receive compensation under an incentive program included in his contract. Effective January 1,1993, Mr. Levine earns incentive compensation based on the recovery on foreclosed real estate assets owned by the Trust as of December 31, 1992 and on the performance of the Trust's reinvestment activities. In particular, Mr. Levine will earn incentive compensation on foreclosed real estate assets equal to : (i) 1% of the amount of the Trust's secured claims which are converted to cash, and (ii) 3% of the Trust's unsecured claims which are converted to cash. Mr. Levine is paid incentive compensation earned on the Trust's foreclosed activities as soon as practical after the end of each calendar year without regard to whether he is employed by the Trust on the date of payment. Mr. Levine's annual incentive compensation earnings from reinvestment activities are based on reinvestment returns, adjusted for unrealized losses, to the Trust in excess of a set index, based on the annual yield of five-year Treasury Notes plus 100 basis points ("investment hurdle") as of January 1 of each year, according to the following: (i) $500 for each basis point by which the Trust's rate of return from reinvestment activities exceeds the investment hurdle up to 500 basis points; and (ii) $250 per each basis point by which the rate of return from reinvestment activities exceeds the investment hurdle plus 500 basis points. The investment hurdle for the year ended December 31, 1995 was 8.88%.

     Incentive compensation earned on reinvestment activities is paid 80% in cash and 20% in shares ("Award Shares") of the Trust on March 15 of the year following the period for which the incentive was earned. The Award Shares are subject to forfeiture and certificates representing the Award Shares are held by the Trust pending satisfaction of the vesting requirements, for the benefit of Mr. Levine until the earlier of: (i) December 31, 1997; (ii) the termination of Mr. Levine's employment by the Trust without just cause; or (iii) the permanent disability or death of Mr. Levine. For the year ended December 31, 1995, Mr. Levine's incentive compensation earned on recovery of foreclosed activities and returns on reinvestment activities was $36,185 and $38,500, respectively. The $36,185 in incentive compensation earned by Mr. Levine during 1995 on recovery of foreclosed assets is comprised of: $19,315 which is equal to 1% of the amount of the Trust's secured claims converted to cash, and $16,870 equal to 3% of the Trust's unsecured claims converted to cash. In 1996, Mr. Levine was paid $66,985 representing 80% of his 1995 incentive in cash and 1,833 Award Shares valued at $4.20 per share or $7,700 representing 20% in Award Shares of the Trust. For the year ended December 31, 1994, Mr. Levine's incentive compensation earned on recovery of foreclosed activities and return on reinvestment activities was $12,139 and $124,500, respectively. Payment of Mr. Levine's 1994 incentive compensation occurred during the second quarter of 1995 with the payment of $111,740, representing 80% of his incentive, in cash and 6,036 Award Shares valued at $4.125 per share or $24,899 representing 20% in Award Shares of the Trust. The total Award Shares held by the Trust on behalf of Mr. Levine are 7,869.

For the year ended December 31, 1993, Mr. Levine did not earn any incentive compensation from foreclosed activities or reinvestment activities.

     Either Mr. Levine or the Trust can terminate the employment agreement at any time upon 90 days written notice. If the Trust terminates the agreement for cause, or Mr. Levine voluntarily terminates, the Trust will pay all salary and incentive compensation earned through the date of termination. In the event of Mr. Levine's death or permanent disability, he is entitled to all incentive compensation earned through the date of his disability or death plus any disability or life insurance proceeds in the amount of two times his annual salary which is consistent with standard insurance benefits of all Banyan Management Corp. personnel, but he is not entitled to any other severance payments. If his employment is terminated without cause following a change of control (as defined in the employment agreement) the Trust is obligated to pay Mr. Levine's salary during the remainder of the employment period and must pay him all incentive compensation which he would have earned if all the Trust's assets had been converted into cash and all proceeds were distributed. If Mr. Levine is terminated without cause but no change of control has occurred, he will receive a severance payment equal to one year's salary plus all incentive compensation earned through the date of his termination (including incentive compensation based upon assets converted into cash within one year following his termination of the Trust had he received an "expression of interest" prior to Mr. Levine's termination), plus an amount equal to the full cost of continuing Mr. Levine's health benefits for one year.


BOARD OF TRUSTEES REPORT ON EXECUTIVE COMPENSATION

     This report was prepared by the members of the Trust's board of trustees (the "Board"), all of whom are independent. The Board does not have a separate compensation committee. Instead, the Board as a whole establishes and administers compensation policies for the Trust's principal executive officers.

     The Board is guided by the following principles in establishing executive compensation: (1) attracting and retaining outstanding executive officers familiar with the Trust's business; and (2) ensuring that a substantial portion of executive compensation is variable and tied to quantifiable measures of the Trust's performance. These principles are discussed in more detail below.

Chief Executive Compensation
----------------------------

     In early 1990, the Board suspended the Trust's advisory relationship with VMS Realty Partners which was subsequently terminated and hired Leonard G. Levine to serve as the Trust's president and chief executive officer. Since the focal point of the Trust's business plan at that time was to gain control of the assets securing mortgage loans made by the Trust which were in default, a substantial portion of Mr. Levine's compensation was tied to the Trust's recovery of both secured and unsecured claims.

     In mid-1992, the Board authorized investment of the cash recovered on the secured and unsecured claims (the "Investible Cash") and subsequently amended Mr. Levine's contract effective as of October 1, 1992. Under this amended contract, which expires December 31, 1997, Mr. Levine receives a base salary of $184,812 per year plus incentive compensation tied in part to recoveries on the remaining secured and unsecured claims converted into cash on or after January 1, 1993 and in part to the returns earned on the Investible Cash which is invested in new real estate assets. The base salary is subject to annual adjustments tied to increases in the Consumer Price Index.

     In establishing Mr. Levine's compensation package, the Board reviewed industry compensation studies compiled by independent consultants and considered Mr. Levine's experience and knowledge of the real estate market in general and the Trust asset base in particular. In an effort to (i) create a compensation package which would be attractive to a highly talented executive; (ii) encourage the liquification of the assets of the Trust which had been obtained through foreclosure and workout proceedings; and (iii) create an inducement to improve the Trust's overall performance, the Board designed a program under which Mr. Levine earns incentive compensation based on recoveries of secured and unsecured claims equal to:
(i) 1% of the amount of the secured claims existing as of January 1, 1990, converted to cash on or after January 1, 1993 and prior to the end of Mr. Levine's employment; and (ii) 3% of the unsecured claims existing as of January 1, 1990, converted to cash on or after January 1, 1993 and prior to the end of Mr. Levine's employment. Mr. Levine also earns incentive compensation based on the returns achieved, over a "hurdle rate," on the Investible Cash. The Board has set a "hurdle" rate for each calendar year equal to the yield on a five-year Treasury Note as of January 1 of each calendar year plus 100 basis points (the "Index"). Mr. Levine earns incentive compensation equal to: (i) $500 for each basis point by which the Trust's rate of return on the Investible Cash exceeds the Index up to the Index plus 500 basis points; and (ii) $250 for each basis point by which the rate of return on the Investible Cash exceeds the Index plus 500 basis points. None of Mr. Levine's incentive compensation is tied to the Trust's stock performance since the Board believes that the Trust's share price is not the best measure of management performance. Instead, the Board has tied Mr. Levine's incentive compensation to performance of the Trust's portfolio, which, in the Board's view, is a more accurate barometer of the strength of the Trust's management. The hurdle rate for the year ended December 31, 1995 was 8.88%.

     Twenty percent of the incentive compensation Mr. Levine earns from the return on the Investible Cash is paid in the form of shares of common stock in the Trust (the "Award Shares") which are subject to forfeiture under certain circumstances. The incentive compensation earned in respect to the Trust's reinvestment activities is calculated on a cumulative basis from January 1, 1993 through the earlier of December 31, 1997 or Mr. Levine's termination. If such cumulative incentive compensation for reinvestment activities results in an amount which is less than the annual incentive compensation from reinvestment activities previously paid, all or a portion of the Award Shares previously issued shall be forfeited and returned to the Trust in order to reconcile the overpayment.

     In respect of fringe benefits, the Board has elected to grant to Mr. Levine such fringe benefits as are available to other employees of the Trust and Banyan Management Corp. These include life insurance in an amount not less than twice his base salary. If Mr. Levine becomes disabled during the employment period, he is to be paid 100% of his salary for six months following his disability. He is also entitled to any other benefits which the Trust or Banyan Management Corp. may provide for their other salaried employees. This package of fringe benefits is, in the Board's view, in keeping with industry standards.

Other Executive Compensation
----------------------------

     The Trust does not have any other principal executive officers who earn base salaries and bonus in excess of $100,000, other than Jay E. Schmidt, as described above under Executive Compensation. The Board has not established any long-term incentive plans for Mr. Schmidt or any other person. Instead, Mr. Levine makes recommendations to the Board regarding each executive officer's base salary and bonus after considering each executive's job function and performance. With respect to Mr. Schmidt, his salary and bonus are adjusted annually based upon (i) the performance of the Trust's reinvestment portfolio; (ii) a subjective evaluation of Mr. Schmidt's performance in acquiring appropriate properties for the Trust's portfolio at the best possible price; and (iii) his overall contribution to the success of the Trust.

     The Board believes its executive compensation policies enable the Trust to attract, motivate and retain senior management by providing a competitive total compensation opportunity based upon performance. Competitive based salaries that reflect the individual's level of responsibility and annual, variable performance-based cash incentive awards are important elements of the Trust's cash compensation philosophy. The Board believes that the proposed 1997 Omnibus Stock and Incentive Plan will provide the Board with added flexibility in attracting and retaining key management personnel.

                  BOARD OF TRUSTEES,
                  WALTER E. AUCH, SR.
                  NORMAN M. GOLD
                  MARVIN A. SOTOLOFF

PERFORMANCE GRAPH

     The graph below compares the cumulative total Shareholder return on the Shares of the Trust for the last five fiscal years with the cumulative total return on the Standard & Poor's 500 Index and the National Association of Real Estate Investment Trusts, Inc. ("NAREIT") Equity REIT Total Return Index for all equity REITs over the same period (assuming the investment of $100 in the Trust's Shares, the S&P 500 Total Return Index and the NAREIT Equity REIT Total Return Index on December 31, 1990, and the reinvestment of all dividends). In the performance graph provided for the Stockholder Proxy Statement for the year ended December 31, 1994, the Trust utilized the NAREIT Equity Index for comparison to industry or peer performance. Pursuant to NAREIT's 1995 inaugural compilation of a Equity REIT Total Return Index, which excludes REITs operating Health Care Facilities, management of the Trust has elected to use the NAREIT Equity REIT Total Return Index, excluding Health Care REITs, for comparison to industry or peer performance, and believes that it provides a more meaningful comparison in assessing the Trust's performance for 1995 based on property type.

              COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
             AMONG THE COMPANY, THE S&P 500 TOTAL RETURN INDEX
                 AND THE NAREIT EQUITY TOTAL RETURN INDEX

YEAR-END DATA                          1992   1993    1994   1995    1996
-------------                          ----   ----    ----   ----    ----

BSRT                                   95.48 119.89  131.02 148.22  148.62
S&P 500 Index                         107.67 118.43  119.97 154.88  202.74
NAREIT Equity Index
(without Health Care)                 120.66 143.23  147.52 168.48  229.82


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Administrative costs, primarily salaries and general and administrative expenses are incurred on the Trust's behalf by Banyan Management Corp. ("BMC"). BMC is owned by the Trust, Banyan Strategic Land Fund II and Legend Properties, Inc. (f/k/a Banyan Mortgage Investment Fund) (the "Banyan Funds"). Mr. Levine is the president of BMC but he receives no additional compensation for his services to that entity. Messrs. Teglia, Hansen, Higgins and Schmidt are employees of the Trust but are paid by BMC. The portion of their time which is allocable to the Trust is included in the administrative costs for which BMC is reimbursed by the Trust. The trustees of the Trust, together with Mr. Levine, serve as directors of BMC but receive no additional compensation. All costs incurred by BMC on behalf of each entity for which it provides administrative services are allocable to the Trust and these other entities based upon the actual number of hours spent by BMC personnel on matters related to that particular entity. BMC does not "mark-up" or include any profit component in the costs allocated to the entities including the Trust. The Trust's allocated share of costs for the years ended December 31, 1996, 1995 and 1994, aggregated $1,275,374, $1,443,434, and $1,185,409, respectively. As one of its administrative services, BMC serves as the paying agent for general and administrative costs of the Trust. As part of providing this payment service, BMC maintains a bank account on behalf of the Trust. As of December 31, 1996, the Trust had a net payable due to BMC of $2,845.

                           SHAREHOLDER PROPOSALS

     Shareholder proposals for the 1997 Annual Meeting of Shareholders must be received by the Trust at its executive office in Chicago, Illinois, on
or prior to     February 10, 1998      for inclusion in the Trust's proxy
statement for that meeting. Any Shareholder proposal must meet the requirements set forth in the rules of the Securities and Exchange Commission relating to Shareholder proposals.

                               OTHER MATTERS

     As of the date of this Proxy Statement, no business other than that discussed above is to be acted upon at the Meeting. If other matters not known to the Board should, however, properly come before the Meeting, the persons appointed by the signed proxy intend to vote it in accordance with their best judgment.


                              Banyan Strategic Realty Trust
                              By the order of the Board of Trustees,


                              Leonard G. Levine
                              President

Chicago, Illinois
    June 10, 1997






     Additional copies of the Banyan Strategic Realty Trust 1996 Annual Report and Form 10-K filed with the Securities and Exchange Commission will be supplied to Shareholders without charge. Requests for the Report should be directed to:

                  Banyan Strategic Realty Trust
                  c/o Investor Relations Department
                  150 S. Wacker Drive, Suite 2900
                  Chicago, IL 60606
                  (312) 683-3671



               YOUR VOTE IS IMPORTANT. THE PROMPT RETURN OF
                PROXIES WILL SAVE THE TRUST THE EXPENSE OF
               FURTHER REQUESTS FOR PROXIES. PLEASE PROMPTLY
                 MARK, SIGN, DATE AND RETURN THE ENCLOSED
                      PROXY IN THE ENCLOSED ENVELOPE.

                                                               ANNEX A

                                 AMENDMENT
                                    TO
                        SECOND AMENDED AND RESTATED
                           EMPLOYMENT AGREEMENT

     This Amendment to Second Amended and Restated Employment Agreement (this "Amendment") is made and entered into as of March 19, 1997 by and between Leonard G. Levine (the "Executive") and Banyan Strategic Realty Trust (the "Fund").

                                 RECITALS:

      A. The parties previously entered into a Second Amended and Restated Employment Agreement made as of December 31, 1992 (the "Employment Agreement").

      B. The parties desire to amend certain provisions of the Employment Agreement.

      NOW THEREFORE, in consideration of the promises, mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Fund and the Executive agree as follows:

1. AMENDMENT OF EMPLOYMENT AGREEMENT. Subject to the conditions set forth in Section 2 hereof, the Employment Agreement is amended as follows:

      a. SECTION 6(c) is deleted in its entirety and replaced by the following:

            Payment of the Additional Compensation computed under this
Section 6 shall be made on March 15 of the year following the period for which the award is made. One hundred percent (100%) of the award shall be paid in shares of the Fund ("Award Shares"), provided that for fiscal years ended prior to January 1, 1996; the Additional Compensation shall be paid 80% in cash and 20% in Award Shares. The Award Shares issued pursuant to this Section 6(c) shall not be transferred prior to the date which is seventy-five (75) days after the Computation Date (as defined in Section 6(d) (the "Vesting Date")); provided that eighty percent (80%) of the Award Shares distributed to the Executive in respect of Additional Compensation earned for the fiscal year ended December 31, 1996 shall immediately vest upon Stockholder Approval as defined in SECTION 2 of this Amendment (the "Additional Incentive Shares") and may be immediately transferred, pledged or otherwise freely alienated in compliance with the registration requirements of federal and state securities law or exemptions therefrom following such Stockholder Approval. The Award Shares, except for the Additional Incentive Shares, shall be subject to forfeiture in accordance with the provisions of Section 6(d) and any Certificate representing all or any portion of the Award Shares shall bear an appropriate legend and shall be held by the Fund in trust for the Executive pending the lapse of the forfeiture provisions under Section 6(d). At the request of Executive, the Additional Incentive Shares may be separately certificated. The number of Award Shares distributable to the Executive shall be based upon the average closing price of the Fund's stock for the five (5) business days ended prior to December 31 of the calendar year for which the payments are made. Subject to the provisions of Section 2(b)(iii)-(iv) of this Amendment, the Executive shall be entitled to receive and retain all dividends paid on the Award Shares held by him, including those shares held in trust by the Fund for the Executive. The Fund, at its sole cost, shall take all reasonable steps necessary to cause the filing of a registration statement and listing application to be effective as soon after the Vesting Date as practical, with respect to the Award Shares, with the appropriate regulatory bodies, on terms more fully set forth in the Registration Rights Agreement to be entered into pursuant to the provisions of Section 3 of this Amendment.

      b. SECTION 6(d) shall be amended and restated in its entirety as follows:

            (d) As soon as practicable after December 31, 1997, or, if earlier, upon the termination of the Executive's employment ("Computation Date") the computation provided in Section 6(b) will be computed on a cumulative basis covering the period January 1, 1993 through the Computation Date; provided, however, that for such computation the Adjusted Cash Flow shall also include all unrealized profits and gains generated in connection with Reinvestment Activities. In connection therewith, the parties further agree that the definition of "Net Income" in Section 6(a) of the Employment Agreement shall exclude the financial accounting effect of straight lining rents.

                  (i) In the event that the total cumulative Additional Compensation as recomputed at the Computation Date exceeds the aggregate Additional Compensation paid to the Executive, the Fund shall award to the Executive, no later than the Vesting Date, a number of Award Shares equal in value to this excess (the "Final Award Shares").

                  (ii) In the event that the cumulative Additional Compensation as recomputed at the Computation Date is less than the aggregate amount of the Additional Compensation paid to the Executive, all or a portion of the Award Shares, except for the Additional Incentive Shares (the "Forfeitable Shares"), shall be forfeited and returned to the Fund. In determining the amount of the Forfeitable Shares, each Award Share shall be valued at the average price at which the Shares were valued when issued to the Executive under Section 6(c). For example, if the Executive holds 100,000 Award Shares with an average value determined under
Section 6(c) at the time of issue of $3.00 and the cumulative Additional Compensation at the Computation Date is determined to be $45,000 less than the amount actually paid to the Executive, the Executive shall return up to 15,000 Forfeitable Shares to the Fund without regard to the actual current value of those shares. Certificates representing the balance of any Award Shares shall be delivered to the Executive promptly after the Vesting Date.

                  (iii) Payment of the Additional Compensation computed under this Section 6(d) shall be made no later than the Vesting Date. Except as provided herein, all of the Additional Compensation under this
Section 6(d) shall be payable in Award Shares. The number of Final Award Shares to be issued pursuant to Section 6(d)(i) above shall be calculated by dividing the Additional Compensation computed under Section 6(d) by the average closing price of the Fund's stock for the five (5) business
days ended prior to December 31, 1997.       The Final Award Shares shall:
(A) bear appropriate legends; and (B) be transferrable only in compliance with the registration requirements of federal and state securities law or exemptions therefrom.

      c. SECTION 17(a) is deleted in its entirety and replaced by the following:

            (a) NOTICE. Any notice required or permitted hereunder shall be made in writing (i) either by actual delivery of the notice into the hands of the party thereunder entitled, or (ii) by the mailing of the notice in the United States mail, certified or registered mail, return receipt requested, all postage prepaid and addressed to the party to who the notice is to be given at the party's respective address set forth below, or such other address as the parties may from time to time designate by written notice as herein provided.

            As addressed to the Fund:

                  Banyan Strategic Realty Trust
                  Suite 2900
                  150 South Wacker Drive
                  Chicago, Illinois  60606

            With a copy to:

                  Shefsky & Froelich Ltd.
                  444 North Michigan Avenue
                  Suite 2500
                  Chicago, Illinois  60611
                  Attention:  Michael J. Choate

            As addressed to the Executive:

                  Leonard G. Levine
                      Suite 2900
                  150 South Wacker Drive
                  Chicago, Illinois  60606

            With a copy to:

                  Saitlin Patzik Frank & Samotny Ltd.
                  150 S. Wacker Drive
                  Suite 900
                  Chicago, Illinois 60606
                  Attention:  Alan B. Patzik

      The notice shall be deemed to be received in case (i) on the date of its actual receipt by the party entitled thereto and in case (ii) on the date of its mailing.

2.    APPROVALS.

      a. Effectiveness of the Amendment is subject, to the extent required, to: (i) approval of the Fund's stockholders on or before thirty days after the Fund's Annual Meeting, including any adjournments or postponements thereof (the "Final Approval Date"), at which the issuance of the Award Shares is submitted to a vote of the Fund's Stockholders ("Stockholder Approval"), unless extended by agreement of the parties; and
(ii) approval of the Nasdaq of the inclusion of the Award Shares and the Final Award Shares in the Nasdaq National Market System ("Nasdaq Approval"). The Fund shall use its best efforts to promptly obtain Stockholder Approval and Nasdaq Approval, as well as any other consents or approvals which may be required. Pending Stockholder Approval and Nasdaq Approval, the Fund shall issue the Award Shares issuable in respect of the Additional Compensation for the year ended December 31, 1996 into escrow to be held for the Executive's benefit pending such approvals. The Executive shall be entitled to all distributions paid by the Fund in respect of the shares held in escrow. If Stockholder Approval and NASDAQ Approval is obtained by the Final Approval Date, the Fund shall release the Additional Incentive Shares from escrow to the Executive as soon as practicable, but in no event later than five (5) business days after receipt of the last approval. These shares may not be transferred by the Executive except in compliance with federal and state securities law or an exemption therefrom.

These shares shall have the benefit of the Registration Rights Agreement described in Section 3 hereof.

      b. If either Stockholder Approval or Nasdaq Approval is not obtained by the Final Approval Date then: (i) the amendments contemplated by SECTION 1 hereof shall be null and void and the terms and conditions of the Employment Agreement shall remain in full force and effect unless amended, waived or altered by the parties; (ii) the Additional Incentive Shares shall be immediately cancelled (the "Cancelled Shares");
(iii) Executive shall be paid, in cash, an amount equal to the Additional Compensation which had been previously paid through the issuance of the Cancelled Shares, and thereafter, all Additional Compensation due in connection with the Agreement shall be paid 20% in the form of Award Shares and 80% in cash; and (iv) Executive shall be entitled to be paid interest on the Additional Compensation paid to it pursuant to (iii) above in respect of the Cancelled Shares at the same rate as dividends are then being paid in respect of the Fund's shares, with any dividends theretofore received in respect of the Cancelled Shares credited against the interest due. For purposes of this paragraph, the rate at which dividends are then being paid on the Fund's shares shall be deemed to be the percentage which the dividend payable with respect to the Cancelled Shares bears to the cash value. For this purpose, cash value shall mean eighty percent (80%) of the Additional Compensation payable under SECTION 6(c).

      c. If the Executive is not employed by the Fund on January 1, 1998, pursuant to a new Employment Agreement with the Fund acceptable to Executive, then, notwithstanding the provisions of
SECTION 6(d), as amended, the Executive shall have the option, exercisable in his sole discretion, to require the Fund to pay the Executive 80% of the Additional Compensation for the fiscal year ended December 31, 1997 and/or all of the Additional Compensation due Executive under SECTION 6(c) AND 6(d) in cash no later than the Vesting Date.

3.          REGISTRATION RIGHTS.  Subject to the provisions of
SECTION 6(c), as soon as practicable, the parties shall enter into a registration rights agreement on usual and customary terms and conditions granting the Executive the right to cause the Fund to register any or all of the Award Shares or the Final Award Shares for resale by the Executive. The Registration Rights Agreement shall generally provide for the following:

      a. Each registration shall be effected by the Fund at its expense;

      b. The Executive shall be entitled to a separate registration statement with regard to the shares issued under each of (i)
Section 6(c) hereof in 1997 and relating to the Fund's 1996 performance and
(ii) Section 6(c) issued in 1998 and relating to the Fund's 1997 performance and shares issued under Section 6(d);

      c.          The Executive shall have reasonable piggyback rights; and

      d. The Fund shall maintain these registration statements in effect, and update registration statements as required, to enable Executive to periodically sell, in his discretion, shares thereunder until such time as the subject shares are freely saleable pursuant to the provisions of Rule 144 promulgated under the Securities Act of 1933, as amended.

     In the event the parties hereto fail to enter into a mutually agreeable Registration Rights Agreement by the Final Approval Date, Executive may, at its option, elect to treat this Amendment as if one of the approvals required by Section 2(b) hereof had not been received and effect a termination of this Amendment as set forth therein.

4.          AGREEMENTS AS TO PAST CALCULATIONS AND METHODOLOGIES.

      a. PREVIOUS CALCULATIONS AND METHODOLOGIES. The parties hereto agree and acknowledge that each has been represented by competent professionals and together with these professionals has had an opportunity to review the formulas set forth in the Employment Agreement for use in calculating the compensation payable to Executive pursuant to Sections 5 and 6, thereunder, the methodology pursuant to which those formulas have been applied to calculate the compensation and the amounts determined to be due to Executive through the date hereof as a result of such formulas and the applied methodology. In connection therewith, the parties hereto acknowledge and agree that the formulas set forth in the Agreement for calculating the compensation, the methodology applied (to date) in calculating the amounts due pursuant to those formulas and the amounts calculated to date have been due and payable to Executive through the date hereof are accurate and each waives any and all rights he or it may have to recalculate the formulas, modify the methodology applied in the calculation or alter the amount of the compensation heretofore paid.

      b. FUTURE CALCULATIONS AND METHODOLOGIES. The parties hereto acknowledge and agree that the formulas set forth in the Agreement for purposes of determining the compensation payable to Executive pursuant to Sections 5 and 6 of the Employment Agreement and the methodology applied by the Fund in its prior calculations of the amounts due is appropriate and the parties hereto further agree and acknowledge that all future calculations of amounts due Executive for additional compensation pursuant to Sections 5 and 6 of the Employment Agreement shall be calculated using the formula set forth therein, applying the methodology utilized in the past as modified by this Amendment to the Employment Agreement. In connection therewith, the parties hereto specifically acknowledge the existence of a memo dated October 17, 1996 from

            Joel L. Teglia to the Board of Trustees of the Fund and agree that the methodology and calculations set forth therein are appropriate and shall be applied, on a consistent basis, in all future calculations of amounts due as compensation pursuant to the Sections 5 and 6 of the Employment Agreement.

5.          MISCELLANEOUS PROVISIONS.

      a. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Illinois.

      b. Further Assurances. Each party agrees to execute and deliver such additional instruments and documents and to take all such other actions as any of the other parties may reasonably request from time to time in order to effect the provisions, purposes and intent of this Amendment.

      c. ENTIRE AGREEMENT; EFFECT ON OTHER AGREEMENTS. This Amendment constitutes the entire understanding of the parties with respect to the amendment of the Employment Agreement and may be modified only in accordance with the provision of the Employment Agreement governing amendments. Upon execution of this Amendment, all references in the Employment Agreement, and any document executed or delivered in connection therewith, shall be deemed to be references to the Employment Agreement as amended, supplemented or modified by this Amendment.

      d. SEVERABILITY. If any provision of this Amendment shall, for any reason, be held unenforceable, such provision shall be severed from this Amendment unless, as a result of such severance, this Amendment fails to reflect the basic intent of the parties. If this Amendment continues to reflect the basic intent of the parties, then the invalidity of such specific provision shall not affect the enforceability of any other provision herein, and the remaining provisions shall remain in full force and effect.

      e. COUNTERPARTS. This Amendment may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Amendment.

      f. HEADINGS. The descriptive headings of this Amendment are inserted for convenience only and do not constitute a part of this Amendment.

      g. NO STRICT CONSTRUCTION. This Amendment has been mutually negotiated and drafted by the parties and no presumption or rule of contract construction or interpretation by or against a party shall be made on the basis of the party which might otherwise be charged with drafting this Amendment.

      h. REFERENCES. As used herein, all provisions shall include the masculine, feminine, neuter, singular and plural thereof, wherever the context and facts require such construction.

      i. RECITALS. The recitals set forth in this Amendment are incorporated by reference herein and made a part hereof, as if fully rewritten.

     IN WITNESS WHEREOF, this Amendment is entered into on the day and year first written above.

                        BANYAN STRATEGIC REALTY TRUST

                        By:         /s/ Robert G. Higgins
                        Name:       Robert G. Higgins
                        Title:      Vice President General Counsel


                        EXECUTIVE:

                        /s/ Leonard G. Levine
                        Leonard G. Levine

                                                               ANNEX B




                         CERTIFICATE OF AMENDMENT
                                    OF
                 AMENDED AND RESTATED DECLARATION OF TRUST



     BANYAN STRATEGIC REALTY TRUST (the "Trust"), a Massachusetts business trust organized and existing under and by virtue of the laws of the Commonwealth of Massachusetts, DOES HEREBY CERTIFY:

     FIRST: That on May 14, 1997, the Board of Trustees of the Trust duly adopted the following resolution setting forth a proposed amendment to the Trust's Amended and Restated Declaration of Trust declaring the amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, that the first sentence of Section 3.3 of the Trust's Amended and Restated Declaration of Trust be, and hereby is, deleted in its entirety and replaced with the following:

     "The Class A Trustees shall be entitled to receive $20,000 per year for their services as Trustees plus $1,000 for each meeting of the Board attended in person and $500 for each meeting of the Board attended via telephonic conference call."

                                                               ANNEX C

               BANYAN STRATEGIC REALTY TRUST (the "Company")
                   1997 OMNIBUS STOCK AND INCENTIVE PLAN


I.    GENERAL.

      The purpose of this 1997 Omnibus Stock and Incentive Plan (the "Plan") is to link the personal interests of participants in the Plan to those of the Company's stockholders by granting participants nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, performance shares and performance units. By doing so, the Company believes it will be able to retain and attract those highly competent individuals upon whose judgment, initiative and leadership the Company's success in large measure depends. Subject to approval by the holders of the Company's shares of beneficial interest, the Plan shall
become effective     July 9, 1997      (the "Effective Date") and will
remain in effect, subject to the Board's right to terminate or amend at any time until all the Shares subject to the Plan have been purchased or
acquired, but in no event may an award be granted on or after     July 9,
2007.

II.   ADMINISTRATION.

      The Board shall have plenary authority in its discretion, but subject to the express provisions of the Plan, to administer the Plan, including:
(i) determining the size and types of Awards as well as the terms and conditions of each Award; (ii) determining which Persons may participate in the Plan; (iii) prescribing, amending or rescinding rules and regulations relating to the Plan; (iv) determining the terms and provisions (and amendments thereof) of the respective Plan Agreements (which need not be identical), including the terms and provisions (and amendments) as required in the Board's judgment to conform to any change in law or regulation applicable thereto; and (v) making all other determinations deemed necessary or advisable for administrating the Plan. The Board may form a committee to exercise its authority hereunder provided that the committee must be comprised of no less than three Persons, all of whom must be Independent Trustees.

      Each Award granted hereunder must be evidenced by minutes of a meeting or the unanimous written consent of the Board. Except for Awards granted to the Independent Trustees, the Board may at any time, and from time to time, amend or suspend the Plan. Except as otherwise provided in the Plan, the Board may modify, extend, replace or renew outstanding Awards under the Plan, or accept the surrender of outstanding Awards (to the extent not yet otherwise exercised) and grant new Awards in substitution therefore. Notwithstanding the foregoing, no amendment or suspension of the Plan without the written consent of a Participant may alter or impair the rights of the Participant under any Award previously granted to the Participant. The Board's determination on the foregoing matters will be conclusive.

III.  ELIGIBILITY.

      Except as provided herein, all Employees or Trustees of the Company are eligible to participate in the Plan. The Board shall select, from among the eligible Trustees and Employees, those Persons to whom Awards may be granted.

IV.   TYPES OF AWARDS.

      (A)   STOCK OPTIONS

            (i) GRANT/EXERCISE. The Board may grant Options to Participants in number and on terms determined by the Board; provided, however, that each Person serving as an Independent Trustee on the tenth business day after final adjournment of the Company's annual meeting
convened on     July 8, 1997      shall receive an Option to acquire 2,000
Shares, and provided further that each Person serving as an Independent Trustee ten business days after the final adjournment of each succeeding annual meeting will be granted an Option to purchase 2,000 Shares.

            Each grant of an Option must be evidenced by a Plan Agreement specifying the Exercise Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Board determines. The Plan Agreement will also specify whether the Option is intended to be an ISO within the meaning of Code Section 422, or alternatively an NQSO not covered by Code Section 422; provided that an ISO may only be granted to Employees. The Exercise Price for each grant of an Option under this Plan may not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant and provided further that: (i) the Fair Market Value with respect to an ISO may not exceed the maximum limitation in Section 422 of the Code in the first year that the option may be exercised; provided that the incentive options exceeding the limitations will be treated as non-qualified stock options; (ii) the exercise price may not be less than 100% of Fair Market Value on the date of grant with respect to an ISO granted to any individual who at the time of grant owns more than 10% of the total voting power of the Company (a "10% Owner").

            Options granted hereunder will be exercisable at such times and be subject to such restrictions and conditions as the Board may determine in each instance. These terms and conditions need not be the same for each grant or for each Participant. Each Option granted to an Employee will expire at the time determined by the Board at the time of the grant; provided, however, that no Option may be exercised later than the tenth
(10th) anniversary date of its grant, or in the case of ISOs granted to a 10% Owner, five (5) years.

            (ii) PAYMENT. Options must be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Exercise Price must be paid in either:
(a) cash or its equivalent; (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price (provided that the Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price); or (c) by a combination of (a) and
(b). The Board also may allow cashless exercise as permitted under the Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Board determines to be consistent with the Plan's purpose and applicable law. Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment, the Company will deliver Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s) to the Participant, in the Participant's name.

            (iii) RESTRICTIONS ON TRANSFERABILITY. The Board, in its sole discretion, may impose restrictions on the transfer of any Shares acquired pursuant to the exercise of an Option. Further, no ISO granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All ISOs granted to a Participant under the Plan will be exercisable during the lifetime of the Participant, only by the Participant or in the event of Disability by the Participant's legal representative. Except as otherwise provided in a Participant's Plan Agreement, no NQSO granted hereunder may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All NQSOs granted to a Participant hereunder will be exercisable during the lifetime of the Participant, only the Participant or in the event of Disability by the Participant's legal representative.

            (iv) TERMINATION. Each Plan Agreement will set forth the extent to which the Participant may exercise Options following termination of the Participant's employment or trusteeship with the Company. These provisions need not be uniform among all Plan Agreements and may reflect distinctions based on the reasons for termination, all in the Board's discretion.

      (b)   STOCK APPRECIATION RIGHTS

            (i) GRANT/EXERCISE. The Board may grant SARs to any Employee Participants in number and on terms and conditions determined by the Board.

The Board may grant Freestanding SARs, Tandem SARs or any combination of these forms. The grant price of a Freestanding SAR will be equal to the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs will be equal to the Exercise Price of the related Option. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO:
(a) the Tandem SAR will expire no later than the expiration of the underlying ISO; (b) the value of the payout with respect to the Tandem SAR may not exceed one hundred percent (100%) of the difference between the Exercise Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (c) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Exercise Price of the ISO. Freestanding SARs may be exercised on terms and conditions set forth by the Board. Each grant of an SAR will be evidenced by a Plan Agreement specifying the grant price, the term of the SAR, and such other provisions as the Board determines. The term of an SAR granted under the Plan as determined by the Board, in it sole discretion, may not, in any event, exceed ten (10) years.

            (ii) PAYMENT. Upon exercise of an SAR, the Company will pay the Participant an amount determined by multiplying:

                  (a) the difference between the Fair Market Value of a Share on the date of exercise over the grant price; by

                  (b) the number of Shares with respect to which the SAR is exercised.

            At the Board's discretion, the Company may pay amounts due a Participant on exercise of any SAR in cash, Shares of equivalent value, or in some combination thereof. The Board's determination regarding the form of SAR payout will be set forth in the Plan Agreement pertaining to the grant of the SAR.

            (iii) TERMINATION. Each Plan Agreement relating to an SAR will set forth the extent to which a Participant may exercise the SAR following termination of the Participant's employment or trusteeship with the Company and/or its Subsidiaries. These provisions will be determined in the Board's discretion and need not be uniform among all SARs issued pursuant to the Plan and may reflect distinctions based on the reasons for termination.

            (iv) RESTRICTIONS ON TRANSFERABILITY. Unless provided otherwise in a Participant's Plan Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All SARs granted to a Participant under the Plan will be exercisable during the Participant's lifetime, only by the Participant or in the event of Disability by the Participant's legal representative.

      (c)   RESTRICTED STOCK

            (i) GRANT. The Board may grant Shares of Restricted Stock to any Employee Participants in amounts determined by the Board. Each grant of Restricted Stock must be evidenced by a Plan Agreement specifying the Restricted Period, the number of Shares of Restricted Stock granted, and such other provisions as determined by the Board.

            (ii) RESTRICTIONS. Except as provided in the Participant's Plan Agreement, the Shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Restricted Period established by the Board. All rights with respect to the Restricted Stock granted to a Participant under the Plan will be available during the Participant's lifetime, and only to the Participant. The Board may also impose such other conditions and/or restrictions on any Shares of Restricted Stock as it deems advisable, including requiring that Participants pay a stipulated purchase price for each Share of Restricted Stock or that the Company or individual achieve certain performance goals or other restrictions under applicable federal or state securities laws. The Company may retain the certificates representing Shares of Restricted Stock in the Company's possession until all of the conditions and/or restrictions applicable to these Shares have been satisfied.

            Except as provided in the Participant's Plan Agreement, the Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will become freely transferable by the Participant after the last day of the applicable Restricted Period.

            (iii) VOTING RIGHTS/DISTRIBUTIONS. Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Restricted Period. During this time, Participants holding Shares of Restricted Stock may be credited with regular cash dividends paid in respect of the underlying Shares. The Board may apply any restrictions to the dividends that it deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Shares granted to a Covered Employee is designed to comply with the requirements of the Performance-Based Exception, the Board may apply any restrictions it deems appropriate to the payment of dividends declared with respect to the Restricted Stock, such that the dividends and/or the Restricted Stock maintain eligibility for the Performance-Based Exception.

            (iv) TERMINATION. Each Plan Agreement will set forth the extent to which the Participant may receive unvested Restricted Stock following termination of the Participant's employment or trusteeship with the Company. These provisions will be determined in the Board's discretion, need not be uniform among all Shares of Restricted Stock issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination; provided, however, that, except in the cases of terminations connected with a Change in Control and terminations by reason of death or disability, the vesting of Shares of Restricted Stock which qualify for the Performance-Based Exception and which are held by Covered Employees will occur at the time they otherwise would have, but for the termination.

      (d)   PERFORMANCE UNITS AND PERFORMANCE SHARES

            (i) GRANT/VALUE. The Board may grant Performance Units and/or Performance Shares to any Employee Participant in such amounts and upon such terms as determined by the Board. Each Performance Unit will have an initial value that is established by the Board at the time of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant. The Board will set performance goals in its discretion which will determine the number and/or value of Performance Units/Shares paid to a Participant. For these purposes, the time period during which the performance goals must be met will be called a "Performance Period."

            (ii) EARNING OF PERFORMANCE UNITS/SHARES. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout on the number and value of Performance Units/Shares earned by the Participant over the Performance Period.

            (iii) TIME AND FORM OF PAYMENT. Payment of Performance Units/Shares earned by a Participant will be made in a single lump sum following the close of the applicable Performance Period. The Board, in its sole discretion, may cause the Company to pay any Performance Units/Shares in the form of cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period.

Any such Shares may be granted subject to any restrictions deemed appropriate by the Board. The determination of the Board with respect to the form of payout will be set forth in the Participant's Plan Agreement.

            At the Board's discretion, Participants may be entitled to receive any dividends declared with respect to Shares which have been earned in connection with the grant of Performance Units/Shares which have been earned, but not yet distributed to Participants, provided that these dividends will be subject to the same accrual, forfeiture, and payout restrictions applicable to dividends earned in respect of Shares of Restricted Stock. In addition, Participants may, at the discretion of the Board, be entitled to exercise voting rights with respect to these Shares.

            (iv) TERMINATION. Unless determined otherwise by the Board, if a Participant is terminated by reason of death, disability, or retirement during a Performance Period, the Participant will receive a payout of the Performance Units/Shares which is prorated, as specified by the Board in its discretion. If a Participant is terminated for any reason, all Performance Units/Shares will be forfeited by the Participant to the Company unless determined otherwise by the Board. Generally, payment of Performance Units/Shares earned by a Participant will be made at a time specified by the Board in its sole discretion and set forth in the Participant's Plan Agreement. Notwithstanding the foregoing, with respect to Covered Employees who retire during a Performance Period, payments will be made at the same time as payments are made to Participants who did not terminate employment during the applicable Performance Period.

            (v) RESTRICTIONS ON TRANSFER. Except as otherwise provided in a Participant's Plan Agreement, Performance Units/Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All SARs granted to a Participant under the Plan will be exercisable during the Participant's lifetime, only by the Participant or in the event of Disability by the Participant's legal representative.

V.    SHARES SUBJECT TO THE PLAN, MAXIMUM AWARDS, RESTRICTIONS AND
VALUATION.

      (a)   NUMBER OF SHARES

      The stock subject to the Awards granted under this Plan will be the Company's shares of beneficial interest, par value $0.01, and any other stock or security resulting from the adjustment thereof or substitution therefor. There shall be 1.0 million Shares reserved and available for Awards granted hereunder. The Shares issued upon exercise of an Award may be authorized and unissued Shares, or Shares issued and reacquired by the Company.

      (b)   RELEASE OF SHARES

      If any Award granted hereunder is cancelled, expires or terminates for any reason without having been exercised in full, the Shares subject to the Award will not thereafter be available for grant under this Plan except if and to the extent issued to a Participant under the Plan in replacement for outstanding Awards surrendered by the Participant.

      (c)   ADDITIONAL RESTRICTIONS ON SHARES

      In addition to the restrictions on transfer which the Board may impose on the Shares issuable on exercise of an Award or on the Award itself, all Shares issued upon the exercise of an Award and the Awards will be subject to applicable federal and state laws, rules and regulations including, as may be required, approval by any government or regulatory agency. The Company may cause any Shares or Awards to be properly marked with a legend or other notation reflecting the limitations on transfer. Fractional Shares will not be delivered, but will be rounded to the next lower number of Shares.

      (d)   STOCK VALUATION

      Any determination of the value or closing price of the Shares required by the Plan shall be determined in accordance with the following provisions, as applicable (which value or closing price shall be referred to herein as the "Fair Market Value per Share," or for a group of Shares a total "Fair Market Value"):

            (i) if, on the relevant date, the Shares are traded on a national or regional securities exchange or on the NASDAQ National Market, on the basis of the closing sale price on the principal securities exchange on which the Shares may then be traded or, if there is no sale on the relevant date, then on the last previous day on which a sale was reported;

            (ii) if, on the relevant date, the Shares are not listed on any securities exchange or traded on the NASDAQ National Market, but otherwise are publicly-traded and reported on NASDAQ, on the basis of the mean between the closing bid and asked quotations in the over-the-counter market as reported by NASDAQ; but if there are no bid and asked quotations in the over-the-counter market as reported by NASDAQ on that date, then the mean between the closing bid and asked quotations in the over-the-counter market as reported by NASDAQ on the last previous day any bid and asked prices were quoted; and

            (iii) if, on the relevant date, the Shares are not publicly-traded as described in (i) or (ii), in good faith by the Board.

VI.   PLAN AGREEMENTS, VESTING AND CANCELLATION PROVISIONS.

      (a)   PLAN AGREEMENTS

      Each Award granted hereunder will be evidenced by a written Plan Agreement specifying, among other things, the period for which the Award is granted, the number of Shares covered by the Award, the Exercise Price and the exercise schedule. The grant and exercise of Awards hereunder are sub-ject to all applicable federal, state and local laws, rules and regulations and, if required, any approvals by any government or regulatory agency.

      (b)   EXERCISE OF AWARDS

      Except for Stock Options awarded to the Independent Trustees, Awards granted hereunder will generally vest and be exercisable in installments as follows: (i) to the extent of 33.3% of the number of Shares commencing on the first anniversary of the date of grant; (ii) to the extent of an additional 33.3% of Shares commencing on the second anniversary of the date of grant; and (iii) to the extent of an additional 33.4% of Shares commencing on the third anniversary of the date of grant; provided that the Board may accelerate vesting in the event of a participant's death, permanent disability or retirement in accordance with the Company's retirement policy or where acceleration of vesting is, in the Board's judgment, in the Company's best interest provided further that no Award will vest if, to do so, would create a situation in which would result in an "excess parachute payment" within the meaning of Section 280G of the Code. Stock Options granted to the Independent Trustees hereunder will vest and be exercisable in installments as follows: (i) to the extent of 50.0% of the number of Shares commencing on the first anniversary of the date of grant; and (ii) to the extent of 50.0% of the number of Shares commencing on the second anniversary of the date of grant. If the Participant does not, in any given period, purchase all of the Shares subject to the Award, the Participant's right to purchase any Shares not purchased in the period will continue until the expiration or sooner termination of the Award, except to the extent provided otherwise in the Plan Agreement. Except as otherwise provided herein or in a Plan Agreement, as a condition to the grant of an award to any Employee, the Participant must remain in the continuous employ of the Company or its subsidiaries for the period of time specified by the Board in the Plan Agreement. To exercise an Award, the Participant must give written notice to the Company's Vice President General Counsel at the Company's office at Suite 2900, 150 South Wacker Drive, Chicago, Illinois 60606 (or the office which is the successor main office or which is otherwise designated as the office to which notice is to be given) of the number of Shares to be acquired and make any arrangements with the Vice President General Counsel as are acceptable to the Vice President General Counsel to satisfy the Participant's federal, state and local tax withholding obligations and satisfy the Participant's obligation under the Plan and the Plan Agreement.

      (k)   CANCELLATION OF AWARDS

      Except as otherwise provided, Awards granted to Employees are exercisable only prior to "termination of employment" as defined herein. A Person will be considered to incur a "termination of employment" on the latest date on which the Person no longer is, for whatever reason, an officer or Employee of the Company or its subsidiaries ("Termination of Employment"). Notwithstanding anything herein to the contrary, if a Participant incurs a Termination of Employment due to death or permanent and total disability or retirement in accordance with the Company's retirement policy, all Awards granted under the Plan and outstanding on the date of the Termination of Employment will be exercisable to the extent provided in the Participant's Plan Agreement. Stock options granted to an Independent Trustee are exercisable only so long as the individual con-tinues to hold office; provided, however, that if the individual ceases to hold office due to death, permanent and total disability or expiration of the individual's term of office after the individual attains his 75th birthday, all Awards granted under the Plan will be exercisable in accordance with the individual's Plan Agreement.

VII.  PROVISIONS APPLICABLE TO THE PLAN.

      (a)   INVESTMENT REPRESENTATION

      If the disposition of Shares acquired on exercise of any Award is not covered by a then current registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and is not otherwise exempt from registration, the Shares will be restricted against transfer to the extent required by the Securities Act or regulations thereunder. Each Plan Agreement will contain a requirement that, on demand by the Board, the individual exercising an Award will state in writing, as a condition precedent to each exercise, that the Participant is acquiring the Shares for investment only and not for resale or with a view to distribution. The Board may set forth in a Plan Agreement other terms and conditions relating to the registration or qualification of the Shares under federal or state securities laws as it desires.

      (b)   EFFECT OF CERTAIN CHANGES

            (i) ADJUSTMENTS. If the Company declares a stock dividend, stock split, combination or exchange of shares, recapitalization or other change in the capital structure (including, but not limited to, a split-up, spin-off, split-off or distribution to Company stockholders other than a normal cash dividend), sells all or a substantial portion of its assets (if measured on either a stand-alone or consolidated basis), undertakes a reorganization, rights offering, share offering, partial or complete liquidation, or any other corporate transaction or event involving the Company and having an effect similar to any of the foregoing, then the Board may adjust or substitute, as the case may be, the number of Shares available for Awards under the Plan, the number of Shares covered by outstanding Awards, the exercise price per Share of outstanding Awards, any target Fair Market Value per Share that the Shares are required to reach for all or a portion of any Awards to vest, and any other characteristics or terms of the Awards as the Board deems necessary or appropriate to equitably reflect the effects of those changes to the Award holders; provided, however, that any fractional Shares resulting from the adjustment shall be eliminated by rounding to the next lower whole number of Shares with appropriate payment for the fractional Shares as determined by the Board. The Board may waive any limitations set forth in or imposed pursuant to the terms and conditions of the Plan or a Plan Agreement so that all Awards, from and after a date prior to the effective date of an event specified above or a Change in Control (as defined herein), will be exercisable in full.

            (ii) DISSOLUTION, LIQUIDATION, TRUST SEPARATION OR DIVISION. If the Board proposes to dissolve or liquidate the Company or the Company is involved in any other corporate transaction or event and having effects on the Awards similar to any of the foregoing, the Board may terminate each outstanding Award granted under the Plan as of a date fixed by the Board; provided, however, that not less than thirty (30) days prior written notice of the date so fixed shall be given to each Participant (or Beneficiary), who shall have the right, during the thirty (30) days preceding such date, to exercise all Awards, whether or not otherwise exercisable, as to all or any part of the Shares covered thereby.

            (iii) MERGER, CONSOLIDATION, OR SALE OF ASSETS. If the Company is merged into or consolidated with another entity under circumstances where the Company is not the surviving corporation, or the Company sells or otherwise disposes of all or a substantial portion of its assets or is involved in any other transaction or event which has an effect on the Shares or Awards similar to the foregoing, then all Awards outstanding under the Plan will immediately vest and become exercisable at that time and the Board may cancel all outstanding Awards as of the effective date of any transaction or event; provided that not less than thirty (30) days prior written notice of the date so fixed for cancellation shall be given to each Participant (or Beneficiary), who shall have the right, during the thirty (30) days preceding the effective date of the transaction or event, to exercise all Awards, whether or not otherwise exercisable, as to all or any part of the Shares covered thereby.

            (iv) CERTAIN MERGERS AND CONSOLIDATIONS. The provisions of this Section VII(b) will not apply to a merger or consolidation in which the Company is the surviving entity and Shares are not converted into or exchanged for stock, securities of any other entity, cash or any other thing of value.

            (v) DEFINITION OF SHARES. In the event of a change in the Company's Shares as presently constituted, the Shares resulting from any change shall be deemed to be the Shares within the meaning of the Plan.

            (vi) DETERMINATION OF THE BOARD. The Board shall make all adjustments required under this Section VII(b). All adjustments shall be final, binding and conclusive.

            (vii) LIMITATIONS. The grant of an Award pursuant to the Plan will not in any way affect the Company's right or power to make adjustments, reclassifications, reorganizations or changes to its capital or business structures or to merge or to consolidate or to dissolve, liquidate, sell or transfer all or part of its business or assets.

      (c)   WITHHOLDING OBLIGATIONS

      The Participant or Beneficiary may satisfy any withholding obligation under the Plan or a Plan Agreement by requesting the Company to withhold and not transfer or issue Shares with a Fair Market Value equal to the withholding obligation, otherwise issuable or transferable to the Participant pursuant to the exercise of an Award. The provisions of this
Section VII(c) will apply and be available to any Participant who, on the date of exercise of an Award may be subject, in the Company's opinion, to
Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder (a "Section 16(b) Optionee") only if, and to the extent that: (i) the Participant requests withholding of the Shares not earlier than six (6) months subsequent to the date of the grant of the Participant; or (ii) the election by the Participant otherwise complies with the exemptive provisions of Rule 16b-3 under the Exchange Act as determined in the sole opinion of the Company's General Counsel. If a Participant is issued Shares without making an election as described in this Section VII(b) and if the date on which the amount of tax withholding is determined is deferred until at least six months after the exercise date of the Award, the Board may require as a condition to issuance of Shares that the Participant tender to the Company the proper number of Shares to satisfy the withholding obligation on the date the tax withholding is determined. Any right or election of a Participant under this Section VII(b) will be subject to the approval of the Board. With respect to persons subject to Section 16 of the Exchange Act, transitions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of this Plan or any action by the Board fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

      (d)   RIGHTS WITH RESPECT TO CONTINUANCE OF EMPLOYMENT

      The Plan and any Award granted under the Plan will not confer upon any Participant any right to continued employment by the Company or its subsidiaries, nor shall the Plan or any Plan Agreement interfere in any way with the right of the Company or its subsidiaries, subject to other agreements with the Participant, to terminate a Participant's employment at any time.

      (e)   NOTICE TO THE COMPANY OF OPTIONEE'S ELECTION

      Any Participant exercising an election under Section 83 of the Code to have the receipt of Shares hereunder taxed currently, without regard to the restrictions imposed under the Plan or a Plan Agreement or law, must give notice to the Company of the election immediately upon making the election.

      (f)   INDEMNIFICATION OF THE BOARD

      In addition to such other rights of indemnification as they may have as Board members, and to the extent permitted by law, the members of the Board shall be indemnified and held harmless by the Company and each direct or indirect subsidiary of the Company against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal thereof, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted thereunder, and against all amounts paid by them in settlement thereof (provided the settlement is approved by the Company's legal counsel) or paid by them in satisfaction of a judgment in any action, suit or proceeding, except if the Board member is found, in a non-appealable decision, to have been grossly negligent in performing its duties or where the Board member's misconduct is found to be gross, wanton or willful; provided that within sixty (60) days after institution of any action, suit or proceeding a Board member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the action.

      (g)   BENEFICIARY DESIGNATION

      Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of the Participant's death before the Participant receives any or all of the benefits. Each designation will revoke all prior designations by the same Participant, and must be in a form prescribed by the Company and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

      (h)   DEFERRALS

      The Board may permit or require a Participant to defer the receipt of cash or the delivery of Shares that would otherwise be due to the Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock, or the satisfaction of any requirements or goals with respect to Performance Units/Shares. If a Participant makes any deferral, the Board shall, in its discretion, establish rules and procedures before paying the deferred amounts.

      (i)   AMENDMENT, MODIFICATION AND TERMINATION

      Subject to the terms of the Plan, the Board may alter, amend, suspend or terminate the Plan in whole or in part. The Board may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations or accounting principles, whenever the Board determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that no such adjustment may be authorized to the extent that such authority would be inconsistent with the requirements of Section 162(m) of the Code, as from time to time amended. No termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding the Award.

      (j)   COMPLIANCE WITH CODE SECTION 162(m)

      At all times when Code Section 162(m) is applicable, all Awards granted under this Plan must comply with the requirements of Code
Section 162(m); provided, however, that if the Board determines that compliance is not desired with respect to any Award or Awards available for grant under the Plan, then compliance with Code Section 162(m) will not be required. In addition, if changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Awards available under the Plan, the Board may, subject to this Article 15, make any adjustments it deems appropriate.

      (k)   PLAN BINDING ON SUCCESSORS

      Except as provided herein, the Plan shall be binding on the successors and assigns of the Company.

      (l)   INTERPRETATION AND GOVERNING LAW

      Whenever necessary or appropriate in this Plan and where the context admits, the singular term and the related pronouns shall include the plural and the masculine and feminine gender. The Plan shall be construed and enforced according to the internal laws of the State of Delaware.

VIII. DEFINITIONS

      (a) "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

      (b) "Award" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares or Performance Units.

      (c) "Beneficial Owner" or "Beneficial Ownership" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

      (d) "Board" or "Board of Trustees" means the Board of Trustees of the Company.

      (e) "Change of Control" shall mean that the members of the Board of Trustees of the Company as of the date of the relevant Plan Agreement fail to constitute a majority of the members of the Board of Trustees of the Company; provided, however, that if a Participant has consented to the appointment or election of an individual who becomes a new member of the Board of Trustees, for purposes of this definition, the new member shall be treated as if he were a member of the Board of Trustees as of the date of the Plan Agreement.

      (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

      (g) "Committee" means any committee appointed by the Board to administer Awards to Participants. Any such committee shall be comprised entirely of Trustees.

      (h) "Company" means Banyan Strategic Realty Trust, a Massachusetts business trust, including any and all Subsidiaries and Affiliates, and any successor thereto as provided herein.

      (i) "Covered Employee" means a Participant who, as of the date of vesting and/or payout of an Award, as applicable, is one of the group of "covered employees," as defined in the regulations promulgated under Code
Section 162(m), or any successor statute.

      (j) "Disability" shall have the meaning ascribed to such term in the Participant's governing long-term disability plan or, if no such plan exists, at the discretion of the Board.

      (k) "Effective Date" shall have the meaning ascribed to such term in Section I hereof.

      (l) "Employee" means any employee of the Company or its Subsidiaries or Affiliates. Trustees who are employed by the Company shall be considered Employees under this Plan.

      (m) "Employee Participant" shall mean any Participant who is an Employee.

      (n) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

      (o) "Exercise Price" means the price at which a Share may be purchased by a Participant pursuant to an Award.

      (p)   "Fair Market Value" shall have the meaning set forth in
Section V(D) hereof.

      (q) "Freestanding SAR" means an SAR that is granted independently of any Options.

      (r) "Incentive Stock Option" or "ISO" means an option to purchase Shares and which is designated as an Incentive Stock Option intended to meet the requirements of Code Section 422.

      (s) "Independent Trustee" shall mean a member of the Board who is not an Employee or officer of the Company or its Subsidiaries and who is not an Affiliate of the Company or its Subsidiaries except by virtue of being a member of the Board.

      (t) "Insider" shall mean an individual who is, on the relevant date, an officer, trustee or ten percent (10%) beneficial owner of any class of the Company's equity securities that is registered pursuant to
Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

      (u) "Nonqualified Stock Option" or "NQSO" means an option to purchase Shares which is not intended to meet the requirements of Code
Section 422.

      (v)   "Option" means an Incentive Stock Option or Nonqualified Stock
Option.

      (w) "Participant" means an Employee or Trustee who has been selected to receive an Award or who has outstanding an Award granted under the Plan.

      (x) "Performance-Based Exception" means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

      (y) "Performance Share" means an Award of Shares subject to performance standards.

      (z) "Performance Unit" means an Award of Shares, options or other securities subject to performance standards granted to a Participant.

      (aa)  "Person" shall have the meaning ascribed to such term in
Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

      (bb) "Plan Agreement" means the individual agreements entered into between the Company and each Participant receiving grants hereunder and setting forth the terms and conditions applicable to the relevant Award.

      (cc) "Restricted Period" means the period during which the transfer of Shares of Restricted Stock is limited in some way and the Shares are subject to a substantial risk of forfeiture, as provided herein.

      (dd) "Restricted Stock" means an Award Shares subject to restrictions on transfer granted to a Participant.

      (ee) "Retirement" shall have the meaning ascribed to such term in the Company's tax-qualified retirement plan or as determined by the Board.

      (ff) "Shares" means the shares of beneficial interest of the Company.

      (gg) "Stock Appreciation Right" or "SAR" means an Award, granted alone or in connection with a related Option, designated as an SAR.

      (hh) "Subsidiary" means any corporation, partnership, joint venture, or other entity in which the Company has a majority voting interest.

      (ii) "Tandem SAR" means an SAR that is granted in connection with a related Option, the exercise of which requires forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

      (jj) "Trustee" shall mean a member of the Company's Board of Trustees.

ENCLOSURE
---------

Form 10-K as filed for the fiscal year ended December 31, 1996 enclosed with this notice.

                               UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                                 Form 10-K

[X]          ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                    THE SECURITIES EXCHANGE ACT OF 1934
                For the fiscal year ended December 31, 1996

                                    OR

[ ]        TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                    THE SECURITIES EXCHANGE ACT OF 1934
           For the transition period from          to         .

                      Commission File Number 0-15465


                       Banyan Strategic Realty Trust
           -----------------------------------------------------
          (Exact name of Registrant as specified in its charter)


        Massachusetts                                      36-3375345
(State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                         Identification No.)

150 South Wacker Drive, Chicago, IL                         60606
(Address of principal executive offices)                   (Zip Code)

Registrant's telephone number including area code        (312) 553-9800

Securities registered pursuant to Section 12(b) of the Act:

Title of each class               Name of each exchange on which registered

        None                                       None

Securities registered pursuant to Section 12(g) of the Act:

                       Shares of Beneficial Interest
                             (Title of Class)

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to
such filing requirements for the past 90 days.  YES  X .   NO    .

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of Registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [ X ]

Shares of beneficial interest outstanding as of March 10, 1997: 10,478,971 The aggregate market value of the Registrant's shares of beneficial interest held by non-affiliates on such date was approximately $44,419,848.

                    DOCUMENTS INCORPORATED BY REFERENCE

Exhibit index located on page 36 of sequentially numbered pages.

                             TABLE OF CONTENTS




                                  PART I
      ITEM 1.    BUSINESS. . . . . . . . . . . . . . . . . . . . . . . . .1
      ITEM 2.    PROPERTIES. . . . . . . . . . . . . . . . . . . . . . . .4
      ITEM 3.    LEGAL PROCEEDINGS . . . . . . . . . . . . . . . . . . . .8
      ITEM 4.    SUBMISSION OF MATTERS TO A VOTE OF SECURITY
                 HOLDERS . . . . . . . . . . . . . . . . . . . . . . . . .8

                                  PART II

      ITEM 5.    MARKET FOR THE REGISTRANT'S SHARES AND RELATED
SHAREHOLDER MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . .8
      ITEM 6.    SELECTED FINANCIAL DATA . . . . . . . . . . . . . . . . 10
      ITEM 7.    MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS. . . . . . . . . . . . . . . . . . . 14
      ITEM 8.    FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA . . . . . . 28
      ITEM 9.    CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE. . . . . . . . . . . . . . . . . . . 28

                                 PART III

      ITEM 10.   TRUSTEES AND EXECUTIVE OFFICERS OF THE
                 REGISTRANT. . . . . . . . . . . . . . . . . . . . . . . 29
      ITEM 11.   EXECUTIVE COMPENSATION. . . . . . . . . . . . . . . . . 31
      ITEM 12.   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
      ITEM 13.   CERTAIN RELATIONSHIPS AND RELATED
                 TRANSACTIONS. . . . . . . . . . . . . . . . . . . . . . 35

                                  PART IV

      ITEM 14.   EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND
REPORTS ON FORM 8-K. . . . . . . . . . . . . . . . . . . . . . . . . . . 36

      SIGNATURES . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38

                                  PART I

ITEM 1.  BUSINESS

GENERAL

     The Registrant, Banyan Strategic Realty Trust (the "Trust"), is a Massachusetts business trust, organized pursuant to a Declaration of Trust filed March 14, 1986 under the name VMS Strategic Land Trust. The Trust amended its Declaration of Trust to change its name to Banyan Strategic Realty Trust in 1993. The Trust was originally established to invest primarily in short-term, junior and pre-construction mortgage loans to borrowers which planned to acquire and develop strategically located properties not then utilized at their highest and most profitable use. In early 1990, the Trust, in response to the majority of its borrowers' decisions to cease making payments on their mortgage loans due to their liquidity problems, ceased funding the mortgage loans. The trustees established and implemented the Principal Recovery Plan in order to preserve and protect the Trust's assets. Subsequently, the independent trustees authorized management to begin reinvestment of the cash generated by the Principal Recovery Plan.

     As of December 31, 1996, the Trust owned, through various subsidiaries or partnerships which it controls, interests in industrial, residential, commercial and retail real estate assets located throughout the Midwestern and Southeastern portion of the United States and Washington, D.C. In particular, the Trust's real estate interests include seven industrial complexes aggregating 1,368,500 square feet of gross leasable area, two apartment complexes consisting of a total of 822 units, five commercial office sites consisting of 561,100 square feet of gross leasable area and one retail center which contains 321,800 square feet of gross leasable area. The Trust has elected to be taxed as a real estate investment trust ("REIT") under Internal Revenue Code Sections 856-860 and therefore, does not generally incur a Trust level tax liability so long as 95% of its taxable income is distributed to shareholders and it meets certain asset and income tests as well as other requirements. The Trust has made distributions equal to $0.10 per share for the last twenty-six consecutive quarters through the quarter ending December 31, 1996.

     Certain statements in this Annual Report that are not historical fact constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Discussions containing forward-looking statements may be found in this section and in the section headed "Management's Discussion and Analysis of Financial Condition and Results of Operations." Without limiting the foregoing, words such as "anticipates," "expects," "intends," "plans" and similar expressions are intended to identify forward-looking statements. These statements are subject to a
number of risks and uncertainties.   Actual results could differ materially
from those projected in the forward-looking statements. See "Factors Affecting the Trust's Business Plan" below. The Trust undertakes no obligation to update these forward-looking statements to reflect future events or circumstances.

BUSINESS

     The Trust's current business plan is to invest its remaining cash and cash equivalents and cash proceeds generated by financing secured by existing property interests into additional real estate assets and to manage these real estate assets in a manner which will increase the Trust's cash flow over time. During the year ended December 31, 1996, the Trust acquired ownership interests in the properties commonly known as the Midwest Office Center and 6901 Riverport Drive and sold its interest in the Karfad loan portfolio to an unaffiliated third party. See Item 7, "Management's Discussion and Analysis" for further details regarding these acquisitions and the sale of the Karfad loan portfolio. From April 1993 through December 31, 1996, the Trust has acquired interests in fifteen properties and a mortgage loan portfolio, obtained a $30,000,000 line of credit and completed other mortgage and bond financing secured by its various property interests. See Item 2, "Properties," for a detailed listing of the Trust's property interests. As of December 31, 1996, the book value of the fifteen operating properties and investment in the H Street Assemblage, net of accumulated deprecation, is $108,203,486.

     The Trust expects to fund its future liquidity needs with the cash flow generated by its operating properties, cash proceeds derived from the mortgage financing secured by certain property interests, draws on its Modified Line (defined below) with American National Bank, the sale of the H Street Assemblage property and interest earned on the Trust's short-term investments. These sources, as well as the Trust's cash and cash equivalents, are expected to be sufficient to meet its reasonably anticipated needs for liquidity and capital resources in the near future and to provide cash proceeds for distributions to shareholders. The Trust plans to continue making additional investments in operating properties utilizing cash proceeds to be provided from the financing sources described above. In the event additional financing cannot be obtained, the Trust's ability to make future real estate acquisitions would be impaired. The other sources of cash described above are expected to provide the Trust with the cash necessary to meet its operating expenses and other general corporate needs and to continue the $0.10 per share quarterly distribution throughout 1997. See "Factors Affecting the Trust's Business Plan" below for a discussion of the factors which may influence the Trust's ability to achieve this plan.

OTHER INFORMATION

      The Trust's business and real estate property operations are not seasonal and are subject to competition regarding rental rates and property operations of similar types of properties in the vicinities in which they are located. All of the Trust's existing properties are, and all of the properties that it may acquire in the future are expected to be, located in areas that include numerous other commercial/industrial/retail/residential properties, many of which may be deemed to be more suitable to a potential tenant than the Trust's properties. The resulting competition could have a material adverse effect on the Trust's ability to lease its properties and to increase the rentals charged on existing leases. See Item 2, "Properties", for approximate occupancy levels for the Trust's properties which are set forth on a quarterly basis.

     The Trust has no real property investments located outside the United States. The Trust does not segregate revenue nor assets by geographic region, and such a presentation is not applicable and would not be significant to an understanding of the Trust's business taken as a whole.

     The Trust has five employees, each of whom serves as an executive officer.

     The Trust reviews and monitors compliance with federal, state and local provisions which have been enacted or adopted regulating the discharge of material into the environment, or otherwise relating to the protection of the environment. For the year ended December 31, 1996, the Trust did not incur any material capital expenditures for environmental control facilities nor does it anticipate making any such expenditures for the year ended December 31, 1997.

ACQUISITION AND DISPOSITIONS SUBSEQUENT TO DECEMBER 31, 1996

     PHOENIX BUSINESS PARK

     On January 15, 1997, the Trust acquired a 100% ownership interest in a three building office/industrial complex known as Phoenix Business Park located in northeast Atlanta, Georgia, for a purchase price of approximately $5,432,000, including liabilities assumed at acquisition.
The three buildings contain approximately 110,600 square feet of gross leasable area. The Phoenix Business Park property was constructed in 1979 and was 100% occupied with 13 tenants upon acquisition. The Trust utilized $100,000 of cash reserves for the acquisition with the remainder of the purchase price provided for by a draw on the Trust's line of credit.

     HALLMARK VILLAGE APARTMENTS

     On September 28, 1993, BSRT Hallmark Village Limited Partnership, ("BHVLP"), a limited partnership consisting of the Trust, a subsidiary of the Trust and HVA General Partnership, acquired the Hallmark Village Apartments for a purchase price, including liabilities at acquisition, of approximately $6 million. On March 11, 1997, BHLVLP sold the Hallmark property to an unaffiliated third party for a sales price of approximately $6.5 million, after credits made to the purchaser at closing. The Trust received net sales proceeds of approximately $5.8 million which were used to pay down a portion of the Trust's Revolving Line of Credit. The Trust recognized a gain on disposition of approximately $100,000 as a result of the sale.

     H STREET ASSEMBLAGE

     On December 11, 1990, the Trust acquired title to the property known as the Victor Building located in Washington D.C. pursuant to an agreement with Banyan Strategic Land Fund II ("BSLFII"). On June 5, 1992, the Trust and BSLFII formed a joint venture (the "Venture"). The Trust has a 53% interest in the Venture while BSLFII has the remaining 47%. This property consists of 17,000 square feet of undeveloped land in downtown Washington, D.C. plus an approximately 55,900 square foot office building.

     On March 20, 1997, the Venture sold approximately 3,500 square feet of the Venture's land to the United States General Services Administration ("GSA") for a purchase price of $1,680,000. GSA also paid the Venture $150,000 as reimbursement of expenses that the Venture incurred in anticipation of this transaction. The Venture received net sales proceeds of approximately $1,829,000 of which approximately $969,000 is the Trust's share. The Trust recognized no gain or loss on the sale. The Venture obtained all required approvals from various government agencies for the modifications necessary to the existing approved design for the proposed building on the Venture's remaining property that had been necessitated by this sale.

     During the quarter ended December 31, 1996, the Venture recorded a valuation allowance in the amount of $6,000,000, of which $3,180,000 is the Trust's share, as a result of the above mentioned agreement with GSA and a sales contract with an unaffiliated third party to purchase the H Street Assemblage. The Venture's carrying value for the property after the write down is based on the anticipated cumulative sales proceeds pursuant to the sales contract and the agreement with GSA. Pursuant to the sales contract, the Venture has agreed to sell the land remaining after the GSA sale for $9,000,000 subject to a due diligence period of 60 days for the buyer. The reduction in the carrying value of $6,000,000 reflects the carrying costs and closing costs the Venture anticipates to incur in order to complete the aforementioned transactions.

ITEM 2.  PROPERTIES

     As of December 31, 1996, the Trust owned interests, directly or indirectly through its wholly owned subsidiaries, in the properties as set forth in the table below:


Name and Location                               Date                                                  Property
of Property                   Size            Acquired         Description                              Type
-----------------          ----------        ----------        --------------------                 -----------
H Street                                      06/05/92         A 53% General Partner
Assemblage,                                                    interest in a partnership
Washington, D.C.                                               which has fee simple title
                                                               to this property (a)
   - Land parcel           17,000 sq. ft.                                                           Land Parcel
   - Victor Building       55,900 sq. ft.
                           g.l.a.                                                                   Commercial

Milwaukee Industrial       235,800 sq. ft.    04/30/93         A 1% General and 84%
Properties                 g.l.a.                              Limited Partner interest
Metropolitan                                                   in a joint venture
Milwaukee, WI                                                  partnership (b)                      Industrial

Colonial Courts of         350 Units          06/17/93         A 1% General and 74%
Westland Apartments                                            Limited Partner interest
Columbus, OH                                                   in a joint venture
                                                               partnership (b)                      Residential

Hallmark Village           472 Units          09/28/93         A 1% General and 89%
Apartments                                                     Limited Partner interest
Clarksville, IN                                                in a joint venture
                                                               partnership (b)                      Residential

Elmhurst Metro Court       140,800 sq. ft.    11/30/93         A 1% General and 84%
Elmhurst, IL               g.l.a.                              Limited Partner interest
                                                               in a joint venture
                                                               partnership (b)                      Industrial

Colonial Penn Buildings    79,200 sq. ft.     03/22/94         Fee ownership of land and
Tampa Bay, FL              g.l.a.                              improvements (b)                     Commercial

Florida Power and          83,100 sq. ft.     03/22/94         Fee ownership of land and
Light Building             g.l.a.                              improvements (b)                     Commercial
Sarasota, FL

Willowbrook                84,300 sq. ft.     06/16/95         A 1% General and 84%
Industrial Court           g.l.a.                              Limited Partner interest
Willowbrook, IL                                                in a joint venture
                                                               partnership (b)                      Industrial




Name and Location                               Date                                                  Property
of Property                   Size            Acquired         Description                              Type
-----------------          ----------        ----------        --------------------                 -----------

Northlake Tower            321,800 sq. ft.    07/28/95         Leasehold interest pursuant
Shopping Center            g.l.a.                              to a ground lease and
Atlanta, GA                                                    (through a 1% General and
                                                               80.9% Limited Partner
                                                               interest in a joint venture
                                                               partnership) (b)                     Retail

Quantum Business Center    182,200 sq. ft.    09/26/95         Fee ownership of land and
Louisville, KY             g.l.a.                              improvements (b)                     Industrial

Lexington Business         316,200 sq. ft.    12/05/95         Fee ownership of land and
Center                     g.l.a.                              improvements (b)                     Industrial
Lexington, KY

Newtown Distribution       87,100 sq. ft.     12/05/95         Fee ownership of land and
Center                     g.l.a.                              improvements (b)                     Industrial
Lexington, KY

Woodcrest Office Park      265,900 sq. ft.    12/19/95         A 1% General and 84%
Tallahassee, FL            g.l.a.                              Limited Partner interest
                                                               in a joint venture
                                                               partnership (b)                      Commercial

Midwest Office Center      77,000 sq. ft.      4/18/96         A 1% General and 84%
Oakbrook, IL               g.l.a.                              Limited Partner interest
                                                               in a joint venture
                                                               partnership (b)                      Commercial

6901 Riverport Drive       322,100 sq. ft.    11/19/96         Leasehold interest pursuant
Louisville, KY             g.l.a.                              to bond financing and
                                                               ownership of improvements (b)        Industrial

---------------

(a)   Reference is made to Note 7 "Investment in Joint Venture", of Notes to Consolidated Financial Statements
filed with this annual report for a description of the joint venture partnership through which the Trust has acquired this real property.

(b)   Reference is made to Note 5 "Investment in Real Estate", of Notes to Consolidated Financial Statements
filed with this annual report for additional description of these real property investments.



     The following is a list of occupancy levels as of the end of each quarter for 1996 and 1995 at each of the
Trust's operating properties:

                                                          1996                               1995
                                           ---------------------------------  ----------------------------------
                                           at 3/31 at 6/30  at 9/30 at 12/31  at 3/31  at 6/30  at 9/30 at 12/31
                                           ------- -------  ------- --------  -------  -------  ------- --------
Victor Building, Office Building
  Washington, D.C. . . . . . . . . . . .      53%     51%      52%      64%       50%      56%      56%      55%

Milwaukee Industrial Properties
  Metro Milwaukee, WI. . . . . . . . . .      98%    100%     100%     100%       98%      98%      95%     100%

Colonial Courts of Westland Apartments
  Columbus, OH . . . . . . . . . . . . .      95%     94%      92%      95%       89%      87%      91%      94%

Hallmark Village Apartments
  Clarksville, IN. . . . . . . . . . . .      82%     82%      84%      82%       85%      92%      96%      88%

Elmhurst Metro Court
  Elmhurst, IL . . . . . . . . . . . . .      92%     92%      86%      92%       94%      95%      91%      92%

Colonial Penn Bldg.
  Tampa Bay, FL. . . . . . . . . . . . .     100%    100%     100%     100%      100%     100%     100%     100%

Florida Power & Light Building
  Sarasota, FL . . . . . . . . . . . . .      93%     93%      98%      98%       90%      90%      90%      93%

Willowbrook Industrial Court
  Willowbrook, IL. . . . . . . . . . . .      77%    100%      90%      93%       N/A      93%      83%      76%

Northlake Tower Shopping Center
  Atlanta, GA  . . . . . . . . . . . . .      98%     98%      98%      98%       N/A      N/A      98%      98%





                                                          1996                               1995
                                           ---------------------------------  ----------------------------------
                                           at 3/31 at 6/30  at 9/30 at 12/31  at 3/31  at 6/30  at 9/30 at 12/31
                                           ------- -------  ------- --------  -------  -------  ------- --------
Quantum Business Center
  Louisville, KY . . . . . . . . . . . .      92%     93%      94%      93%       N/A      N/A      91%      93%

Lexington Business Center
  Lexington, KY. . . . . . . . . . . . .      80%     80%      91%      95%       N/A      N/A      N/A      79%

Newtown Distribution Center
  Lexington, KY. . . . . . . . . . . . .      95%     97%      97%      89%       N/A      N/A      N/A      97%

Woodcrest Office Park
  Tallahassee, FL. . . . . . . . . . . .      93%     94%      91%      95%       N/A      N/A      N/A      95%

Midwest Office Center
  Oakbrook, IL . . . . . . . . . . . . .      N/A     96%      97%      96%       N/A      N/A      N/A      N/A

6901 Riverport Drive
  Louisville, KY . . . . . . . . . . . .      N/A     N/A      N/A      100%      N/A      N/A      N/A      N/A



     A "N/A" indicates that the property was not owned by the Trust at the end of the quarter.

    The occupancy levels are based on the total number of units for the apartment complexes and the gross leasable area occupied at each commercial, industrial and retail property space as of the end of each quarter.
Historically, occupancy levels generally do not fluctuate significantly during the quarter.


ITEM 3.  LEGAL PROCEEDINGS

     The Trust is not aware of any material pending legal proceedings as of March 10, 1997, nor were any proceedings terminated during the quarter ended December 31, 1996.

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

     The Trust did not submit any matter to a vote of its shareholders during the fourth quarter of 1996.



                                  PART II

ITEM 5.  MARKET FOR THE REGISTRANT'S SHARES AND RELATED SHAREHOLDER MATTERS

     The Trust's shares are included for quotation on the NASDAQ National Market (symbol - VLANS). The table below shows the quarterly high and low bid prices reported by NASDAQ and the amount of cash distributions paid per share for the years ended December 31, 1996 and 1995:

                                   1996
                                   ----
Quarter                   Share             Per Share       Declaration
 Ended                    Price           Distributions        Date
-------                   -----           -------------     -----------

3/31        High         $4.875               $0.10           4/8/96
            Low          $3.750

6/30        High         $4.500               $0.10           7/9/96
            Low          $3.938

9/30        High         $4.625               $0.10           10/4/96
            Low          $4.000

12/31       High         $5.000               $0.10           1/9/97
            Low          $3.875

                                   1995
                                   ----
Quarter                   Share             Per Share       Declaration
 Ended                    Price           Distributions        Date
-------                   -----           -------------     -----------

3/31        High         $4.500               $0.10            4/6/95
            Low          $4.125

6/30        High         $4.625               $0.10            7/7/95
            Low          $4.125

9/30        High         $5.000               $0.10           10/5/95
            Low          $4.125

12/31       High         $4.625
            Low          $4.000               $0.10            1/5/96

     On January 9, 1997, the Trust declared a cash distribution for the quarter ended December 31, 1996 of $0.10 per share payable February 20, 1997 to shareholders of record on January 22, 1997.

     During 1996 and 1995, $0.13 and $0.28, respectively, of the distributions paid represented a return of capital.

     The Trust's ability to make future distributions to its shareholders is dependent upon, among other things: (i) sustaining the operating performance of its existing real estate investments through scheduled increases in base rents under existing leases and through general improvement in the real estate markets where the Trust's properties are located reflected in changes in base rents attributable to new or replacement leases; (ii) the operating performance of future acquisitions and (iii) the Trust's level of operating expenses.

     As of March 10, 1997, there were 4,128 record holders of shares of beneficial interest.

ITEM 6.  SELECTED FINANCIAL DATA (1)

                                                  For the Years Ended December 31,
                                 1996           1995            1994          1993           1992
                            -------------  -------------    -----------   ------------   ------------

OPERATING DATA
Revenues . . . . . . . . .    $21,404,318    $12,902,369     $8,833,801     $4,127,149    $ 3,964,333
Net Income (Loss). . . . .     (1,757,260)     2,600,045       (912,492)      (617,272)     1,517,453
Net Income (Loss)
  Per Share. . . . . . . .          (0.17)          0.25          (0.09)         (0.06)          0.13

BALANCE SHEET DATA
(at year end)

Mortgage Loans
  Receivable, Net (2). . .            ---      5,433,094      5,136,229      4,891,462            ---
Investment in Real
  Estate, Net. . . . . . .    102,489,727     87,862,970     40,161,412     21,769,471            ---
Investment in Real
  Estate Ventures. . . . .      5,713,759      8,895,678     10,697,791     13,668,332     14,920,215
Total Assets . . . . . . .    116,534,205    110,764,772     74,084,351     69,360,043     69,934,583
Mortgage Loans and
  Bonds Payable. . . . . .     59,081,023     49,022,181     13,400,695      3,986,373            ---
Shareholders'
  Equity . . . . . . . . .     50,934,438     56,875,404     58,440,712     63,541,645     69,590,425

OTHER DATA

Funds From Operations
  (3)(6) . . . . . . . . .      3,689,010      3,333,940      2,846,530        792,692            N/A
Real Estate Net
  Operating Income
  (4)(6) . . . . . . . . .      9,497,917      5,360,807      4,087,680      1,125,220            N/A
Number of Property
  Interests Owned  . . . .             15             13              8              6              2
Weighted Average
  Number of Shares . . . .     10,478,410     10,474,079     10,471,102     10,518,047     11,537,364
Cash Distribution
  Per Share of
  Beneficial
  Interest (5)   . . . . .    $      0.40    $      0.40     $     0.40     $     0.40   $      0.40






------------

(1)  The above selected financial data should be read in conjunction with the consolidated financial statements and the related notes appearing elsewhere in this annual report.

(2)  Represents the carrying amount of the mortgage loans, which is equal to the face amount of the loans less unamortized loan fees, net of loan discounts of $1,436,587, $1,808,716 and $2,116,636 for 1995, 1994 and 1993,
respectively.  See Note 2, Mortgage Loans Receivable, of Notes to Consolidated Financial Statements for further details.

(3)  The Trust considers funds from operations ("FFO") to be an appropriate measure of the performance of an equity REIT.  FFO is generally defined as net income computed in accordance with generally accepted accounting principles, less extraordinary unusual and nonrecurring items, less gains (or losses) from debt restructuring and sales of property plus depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures in which the REIT holds an interest.  The Trust cautions shareholders that the calculation of FFO may vary from entity to entity and as such the presentation of FFO by the Trust may not be comparable to other similarly titled measures of other reporting companies.  All FFO amounts reflect the definition recommended by the
National Association of Real Estate Investment Trusts, as modified in 1995 to eliminate amortization of deferred financing costs previously added back to net income when computing FFO.  FFO for the years ended December 31, 1994 and 1993 were therefore restated for comparison purposes.

(4)  Real estate net operating income ("RENOI") is defined as total revenue excluding income on investments less operating  property expenses, repairs and maintenance, real estate taxes, ground lease expense and depreciation and amortization.

(5)  Based on 10,478,410 weighted average shares outstanding for 1996, 10,474,079 weighted average shares outstanding for 1995, 10,471,102 weighted average shares outstanding for 1994, 10,518,047 weighted average shares outstanding for 1993 and 11,537,364 shares outstanding for 1992.

(6)  Effective January 1, 1993, the Trust initiated its reinvestment plan to invest its cash and cash equivalents into new real estate assets.  FFO and RENOI for the year ended December 31, 1992 are therefore not comparable to the years ended December 31, 1993 through 1996.



QUARTERLY RESULTS OF OPERATIONS

     The following is a summary of the quarterly results of operations for the years ended December 31, 1996 and
1995.

                                                                              1996
                                                                    For the three months ended:
                                              -----------------------------------------------------------------
                                                March 31          June 30        September 30      December 31
                                              -----------      ------------      ------------      ------------
Total Revenue                                 $ 5,176,653       $ 5,440,777       $ 5,284,942       $ 5,501,946

Recovery of Losses on Loans, Notes
  and Interest Receivable                            ---               ---             14,059             2,510

Operating Expenses                             (4,409,752)       (4,621,024)       (4,666,593)       (5,698,155)
                                              -----------       -----------       -----------       -----------
Operating Income (Loss)                           766,901           819,753           632,408          (193,699)

Minority Interest in Consolidated
 Partnerships                                    (102,553)         (117,934)         (128,903)         (132,021)

Income (Loss) of Real Estate Ventures             (38,307)          (58,707)           19,649        (3,223,847)
                                              -----------       -----------       -----------       -----------
Net Income (Loss)                             $   626,041       $   643,112       $   523,154       $(3,549,567)
                                              ===========       ===========       ===========       ===========
Earnings (Loss) Per Share of
  Beneficial Interest                         $      0.06       $      0.06       $      0.05       $     (0.34)
                                              ===========       ===========       ===========       ===========





                                                                              1995
                                                                    For the three months ended:
                                              -----------------------------------------------------------------
                                                March 31          June 30        September 30      December 31
                                              -----------      ------------      ------------      ------------

Total Revenue                                 $ 2,509,475       $ 2,658,097       $ 3,453,623       $ 4,281,174

Recovery of Losses on Loans, Notes
 and Interest Receivable                          155,834              ---              ---               9,124

Operating Expenses                             (2,010,811)       (2,228,171)       (2,801,724)       (3,720,465)
                                              -----------       -----------       -----------       -----------
Operating Income                                  654,498           429,926           651,899           569,833

Minority Interest in Consolidated
  Partnerships                                    (16,942)           (7,521)          (55,896)          (97,755)

Income (Loss) of Real Estate Ventures              26,623           365,977           256,674          (177,271)
                                              -----------       -----------       -----------       -----------

Net Income                                    $   664,179       $   788,382       $   852,677       $   294,807
                                              ===========       ===========       ===========       ===========
Earnings Per Share of Beneficial
  Interest                                    $      0.06       $      0.08       $      0.08       $      0.03
                                              ===========       ===========       ===========       ===========

     Net income for the three months ended March 31, June 30 and September 30, 1995 reflects a reduction of
$20,216, $83,951 and $104,425, respectively, from amounts originally reported to reflect adjusted allocation of administration costs from Banyan Management Corp.


ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

     Certain statements in this Annual Report that are not historical fact constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Discussions containing forward-looking statements may be found in this section and in the section headed "Business." Without limiting the foregoing, words such as "anticipates," "expects," "intends," "plans" and similar expressions are intended to identify forward-looking statements. These statements are subject to a number of risks and uncertainties. Actual results could differ materially from those projected in the forward-looking statements. See "Factors Affecting the Trust's Business Plan" below. The Trust undertakes no obligation to update these forward-looking statements to reflect future events or circumstances.

LIQUIDITY AND CAPITAL RESOURCES

     Cash and cash equivalents consist of cash and short-term investments. The Trust's cash and cash equivalents balance at December 31, 1996 and 1995 was $3,805,260 and $5,500,215, respectively. The decrease in total cash and cash equivalents of $1,694,955 is due to the use of $11,969,271 in investing activities, an amount which exceeds the $5,401,784 cash generated from operating activities and $4,872,532 of cash obtained by financing activities.

     Cash Flow From Operating Activities: Net cash provided by operating activities increased by approximately $2.6 million for the year ended December 31, 1996 to approximately $5.4 million from approximately $2.8 million for the same period in 1995. This increase is primarily due to the net operating income generated by the properties acquired in 1996 and the six properties acquired in the final seven months of 1995.

     Cash Flow From Investing Activities: During the year ended December 31, 1996, the Trust utilized approximately $12 million in investing activities compared to approximately $44.7 million for the same period in 1995. The cash flow used for investing activities for the year ended December 31, 1996 was used to acquire the Midwest Office Center (the "Midwest Property") and 6901 Riverport Drive (the "Riverport Property") properties for approximately $15 million (see Property Acquisitions and Other Information below for further detail), approximately $339,000 to pay liabilities assumed at closing, capital improvements at its various properties in the amount of approximately $1.9 million, offset by proceeds from the sale of mortgage loans receivable in the amount of approximately $5.4 million. (See below for further discussion regarding the 1996 sale of the Trust's interest in the Karfad Loan Portfolio). During the same period in 1995, the Trust paid approximately $47.8 million to acquire the Willowbrook, Northlake, Lexington, Newtown, Woodcrest and Quantum properties and approximately $1.2 million for capital improvements at its properties, offset by approximately $2.2 million of proceeds received from the sale of the Plaza at Westminster property in June 1995 (proceeds from the sale of the Trust's investment in the real estate venture), approximately $1 million in net proceeds from the sale of investment securities, approximately $730,000 in repayment of amounts due from Banyan Strategic Land Fund II (the Trust's joint venture partner in the H Street Assemblage property) and approximately $165,000 received in respect of the Trust's interest in a liquidating trust.

     The Trust did not have any mortgage loans receivable as of December 31, 1996. As of December 31, 1995, the Trust's mortgage loan portfolio consisted of five mortgage loans receivable with an aggregate carrying value of $5,433,094. During the year ended December 31, 1996, the Trust received principal and interest payments totalling $14,742 and $467,958, respectively. During the year ended December 31, 1995, the Trust received principal and interest payments totalling $43,817 and $658,249, respectively. Karfad Associates (the "Borrower"), which was indebted to the Trust pursuant to the Karfad loan in the original principal amount of $5,849,266 (the "Loan"), failed to make the required interest payments due on the first of each month from January through May of 1996 resulting in a foreclosure and a direct action against the guarantors. On May 17, 1996, the Trust entered into a Settlement Agreement (the "Agreement") and two loan sale agreements with the Borrower and a party affiliated with the Borrower pursuant to which the Loan, as well as four related loans to parties affiliated with the Borrower (collectively the "Loan Portfolio"), were to be sold at an amount equal to the Trust's December 31, 1995 carrying value for the Loan Portfolio totalling approximately $5,440,000. On June 28 and July 31, 1996, the Trust completed the sale of the Loan Portfolio. In addition, the Borrower made all interest payments due pursuant to the terms of the original remaining four loans in the Loan Portfolio and the Loan from January 1, 1996 through the date of sale in the amount of approximately $407,000. As of July 31, 1996, the Trust has no further interest in the Loan Portfolio.

     Cash Flow From Financing Activities: For the year ended December 31, 1996, the Trust generated cash flow from financing activities of approximately $4.9 million compared to approximately $32.6 million for the same period in 1995. The cash flow provided by financing activities for the year ended December 31, 1996 was primarily generated from the receipt of approximately $21.6 million of proceeds from bonds and mortgage loans payable, approximately $7.3 million of which consisted of proceeds from a first mortgage loan secured by the Woodcrest property, $5.7 million of which represents bond proceeds received in connection with the acquisition of the Riverport property, approximately $3.3 million of which consisted of proceeds from a first mortgage loan secured by the Midwest property and the balance of which was drawn on the Trust's line of credit (see below). During the year ended December 31, 1996, the Trust also executed a first mortgage loan secured by the Florida Power and Light building in the amount of $6.2 million and utilized the proceeds from the loan to reduce its borrowing on the Trust's line of credit. (See Property Acquisitions and Other Information below for details). Primarily offsetting these proceeds were principal payments on mortgage loans and bonds payable aggregating approximately $11.6 million, $10.9 million of which represents a paydown of the Trust's line of credit and approximately $700,000 of which represents principal payments on additional mortgage loans and bonds payable. In addition, the Trust paid approximately $637,000 of deferred financing costs, distributions to shareholders of approximately $4.2 million and distributions to minority partners of approximately $358,000.

     For the year ended December 31, 1995, the Trust received approximately $35.8 million of proceeds from mortgage loans payable which represents funds used to acquire the Willowbrook, Northlake and Quantum properties and amounts drawn on the Trust's line of credit to acquire the Lexington and Newtown properties. In addition, the Trust received contributions from minority partners of approximately $1.8 million, including $1.5 million from the joint venture partner in the entity owning the Northlake property.

Offsetting these proceeds during the year ended December 31, 1995 were distributions paid to shareholders of approximately $4.2 million, deferred financing costs of approximately $597,000 and principal payments on mortgage loans of approximately $185,000.

     LINE OF CREDIT

     On December 13, 1994, the Trust executed a Revolving Line of Credit (the "Original Line") with American National Bank and Trust Company of Chicago ("ANB") in the amount of $15 million. On December 15, 1995, the Trust and ANB entered into an agreement modifying the Original Line by increasing the amount the Trust could borrow from $15,000,000 to $30,000,000 (the "Modified Line"). On January 7, 1997, the Trust and ANB entered into an agreement further modifying the Modified Line by decreasing the amount that the Trust could borrow from $30 million to $20 million (the "Amended Line"). During the initial term of the Original Line and any extension, the Trust must pay interest only at the rate of LIBOR plus 2.25% or Prime plus .25% at the election of the Trust which currently equals approximately 7.6% to 8.5% per annum on any draws under the Amended Line. In addition, the Trust is required to pay the Bank an unused facility fee of .5% per annum multiplied by the average portion of the Amended Line that is undrawn from time to time. Under the Amended Line, the term of the borrowing facility was extended from December 14, 1997 to May 31, 1998. As of December 31, 1995, the Trust had utilized approximately $25,724,000 available under the Modified Line. On March 13 and July 15, 1996, the Trust used the proceeds from mortgage loans collateralized by the Florida, Power and Light and Woodcrest Office Park properties, to pay down the revolving line of credit in the amounts of $6.2 million and $7 million respectively. In addition, on April 15, 1996, the Trust replaced a $5.6 million letter of credit previously issued by ANB which had been collateralized by the Modified Line with an irrevocable letter of credit in the same amount from Citizen's National Bank of Evansville (See Property Acquisitions and Other Information below for more details). The Trust borrowed $1 million under the Modified Line for the acquisition of the Midwest Office Park property in April 1996. On June 28 and July 31, 1996, the Trust sold its interest in the Karfad loan portfolio. On August 1, 1996, the Trust used a portion of the Karfad loan portfolio net sales proceeds to pay down $3.9 million of the Modified Line. On November 19, 1996, the Trust borrowed $4.4 million under the Modified Line for the acquisition of the Riverport Property. As a result of the above transactions, as of December 31, 1996, the Trust had an outstanding balance of $8.4 million of the $30 million available under the Modified Line.

     The Trust's objective is to provide cash distributions to its shareholders from cash generated from the Trust's operations. Cash generated from operations is not equivalent to the Trust's net operating income as determined under generally accepted accounting principles. Due to certain unique operating characteristics of real estate companies, the real estate investment trust ("REIT") industry has adopted a standard which it believes more accurately reflects operating property performance. Funds From Operations ("FFO") is defined by the National Association of Real Estate Investment Trusts as net income computed in accordance with generally accepted accounting principles, less extraordinary unusual and nonrecurring items, excluding gains (or losses) from debt restructuring and sales of property plus depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures in which the REIT holds an interest. The Trust cautions shareholders that the calculation of FFO may vary from entity to entity and as such the presentation of FFO by the Trust may not be comparable to other similarly titled measures of other reporting companies. FFO is not intended to be a measure of the cash generated by a REIT nor the REIT's capacity to pay distributions. However, a REIT's distribution can be analyzed in comparison to FFO in a similar manner as a company that is not a REIT would compare its distribution to net operating income.

     For the years ended December 31, 1996, 1995, and 1994, the Trust's operations generated FFO of $3.7 million, $3.3 million and $2.8 million, respectively. FFO increased for the year ended December 31, 1996 as compared to the years ended December 31, 1995 and 1994 as a result of the Trust's 1994, 1995, and 1996 property acquisitions.

     FFO for the years ended December 31, 1996, 1995, and 1994 is calculated as follows:

                              1996              1995            1994
                          -----------       -----------     -----------

Net Income (Loss)         $(1,757,260)      $ 2,600,045      $ (912,492)

Plus:
  Depreciation expense      2,355,360         1,300,205         853,063
  Depreciation included
    in Operations of
    Real Estate Ventures       30,475            50,382          69,743
  Lease Commission
    Amortization               97,699            34,787          22,886

Less:
  Minority Interest
    Share of Depreci-
    ation Expense            (228,011)         (110,813)        (42,155)
  Minority Interest
    Share of Lease
    Commission
    Amortization              (12,684)           (4,418)         (2,289)
  Recovery of Losses
    on Loans, Notes
    and Interest
    Receivable                (16,569)         (164,958)        (57,226)

Franchise Tax Fees
  Accrued                      40,000            38,000             ---

Valuation Allowance
  Included in Operations
  of Real Estate Venture    3,180,000             ---         2,915,000

Gain on Disposition
  of Investment in
  Real Estate Venture           ---            (409,290)           ---
                          -----------       -----------     -----------
Funds From Operations     $ 3,689,010       $ 3,333,940     $ 2,846,530
                          ===========       ===========     ===========


     The Trust expects to fund its future liquidity needs with the cash flow obtained from its operating properties, cash proceeds derived from mortgage financing either on a long term basis or utilizing the Amended Line secured by the Trust's remaining unencumbered properties (Colonial Penn, Phoenix Business Park, Lexington and Newtown properties), sale of the H Street Assemblage property and interest earned on the Trust's short-term investments. The Trust believes that these sources, as well as the Trust's cash and cash equivalents, are sufficient to meet the Trust's reasonably anticipated needs for liquidity and capital resources in the near future and to provide cash proceeds for distributions to shareholders.

RESULTS OF OPERATIONS

     GENERAL

     At December 31, 1996, the Trust owned seven industrial complexes aggregating 1,368,500 square feet of gross leasable area, two apartment complexes consisting of a total of 822 units, five commercial office properties consisting of 561,100 square feet of gross leasable area and one retail center containing 321,800 square feet of gross leasable area. During 1994, the Trust acquired the Colonial Penn and Florida Power and Light Commercial Office buildings. During 1995, the Trust acquired Willowbrook Industrial Court, Northlake Tower Shopping Center, Quantum Business Center, Lexington Distribution Center, Newtown Distribution Center and the Woodcrest Office Park property. During 1996, the Trust acquired interests in the Midwest Office Center and 6901 Riverport Drive properties and sold its interest in the Karfad loan portfolio to an unaffiliated third party. For further discussion regarding the sale of the Karfad loan portfolio see
Liquidity and Capital Resources above.   See Property Acquisitions and
Other Information below for a more detailed description of the assets acquired during 1996.

     The Trust is entitled to receive a cumulative preferred return of 12% compounded annually on its total capital contribution in each of the joint ventures holding title to the Milwaukee Industrial, Elmhurst Metro Court, Willowbrook Industrial Court, Midwest Office Center, Northlake Tower Shopping Center, Woodcrest Office Park and Hallmark Village Apartments properties. During the year ended December 31, 1996, all the properties, with the exception of Hallmark Village, generated sufficient cash flow from operations to pay the Trust in excess of its 12% preferred return earned on contributed equity. The Trust sold its interest in the Hallmark Village property on March 11, 1997. See Item 1, "Business", for further details.

COMPARISON OF YEAR ENDED DECEMBER 31, 1996 TO YEAR ENDED DECEMBER 31, 1995

     Real estate net operating income before interest expense (herein defined as total revenue excluding income on investments less operating property expenses, repairs and maintenance, real estate taxes, ground lease expense and depreciation and amortization) increased from approximately $5.4 million in 1995 to approximately $9.5 million in 1996. Acquisitions made during 1995 and 1996 contributed approximately $4.9 million to net operating income in 1996 offset by a decrease of approximately $594,000 in interest and amortized discount on mortgage loans which resulted from the sale of the Karfad loans. See below for further discussions of the changes in revenues and expenses for the year ended December 31, 1996 as compared to the year ended December 31, 1995.

     Total revenues increased by approximately $8.5 million to $21,404,318 from $12,902,369 primarily due to the acquisitions made during 1995 and 1996 which accounted for approximately $9.2 million of this increase during the year ended December 31, 1996. On a "same-store" basis (comparing the results of operations of the properties owned during the year ended December 31, 1996, with the results of operations of the same properties owned during the year ended December 31, 1995), property revenues increased from $8,590,000 in 1995 to $8,930,000 in 1996 or approximately $340,000, a
4% increase. This increase in property revenue was due primarily to an increase in average occupancy at the Colonial Courts of Westland apartments of 94% for the year ending December 31, 1996 as compared to 90% for the same period in 1995 and scheduled rent increases at the Trust's industrial and office properties. Partially offsetting these improvements was a decrease in interest and amortized discount on mortgage loans of approximately $594,000 and a decrease in income on investments of approximately $475,000. Interest and amortized discount on mortgage loans decreased due to the Trust's termination of the amortization of the purchase discount as of January 1, 1996 on the Karfad Loan and sale of the loan portfolio as discussed above. Interest income on investments decreased due to the reduction in cash available for investment resulting primarily from the investment of cash in the assets acquired during 1996 and the last seven months of 1995 and the paydown of the Modified Line.
See Property Acquisitions and Other Information for further discussion regarding the Trust's acquisitions of the Midwest Office Center and 6901 Riverport Drive properties. See Liquidity and Capital Resources above for detail regarding the sale of the Trust's interest in the Karfad Loan Portfolio.

     Total expenses increased by approximately $8.8 million to $19,378,955 from $10,596,213 due primarily to the acquisitions made during 1995 and 1996 which accounted for approximately $6.7 million of this increase during the year ended December 31, 1996. On a "same-store" basis, total expenses increased from $7,909,000 in 1995 to $10,017,000 in 1996 or approximately $2.1 million, a 20% increase. This increase in total expenses is due primarily to increases in general and administrative and interest expense. General and administrative expenses increased as a result of an increase in executive incentive compensation earned on the Trust's investment activities. During the year ended December 31, 1996, the Trust accrued approximately $399,000 relating to incentive compensation earned by Mr. Levine, the Trust's president, based on the 1996 actual results of the Trust's investments. In addition, the Trust accrued an additional $650,000 of incentive compensation expenses reflecting the estimated unrealized gain on the Trust's real estate assets. See Item 11, Executive Compensation, for further details regarding incentive compensation earned and modifications made to the president's employment contract with the Trust. Interest expense increased by approximately $321,000 as a result of the Trust's execution of a mortgage loan in the amount of $6,200,000 collateralized by the Florida Power and Light property during March 1996. In addition, a decrease in recoveries of amounts previously charged against losses on loans, notes, and interest receivable of $164,958 during 1995 as compared to $16,569 during 1996, which resulted from distributions in respect of the Trust's interest in the liquidating trust, also contributed to the increase in total expenses. See Property Acquisitions and Other Information below for further details regarding the Trust's interest in the liquidating trust. The remaining increase in total expenses on a "same-store" basis, resulted from increases in repairs and maintenance, property operating and depreciation and amortization expense for the properties owned by the Trust prior to January 1, 1995.

     During the year ended December 31, 1996, the Trust realized a net loss from the operation of real estate ventures of ($3,301,212) compared to income of $472,003 for the same period in 1995. This net loss during 1996 represents the Trust's share (53%) of the loss incurred by the real estate venture known as the H Street Venture. The H Street Venture owns an office building with approximately 55,900 square feet of gross leasable area (the "Victor Building") and an adjacent land parcel consisting of 17,000 square feet (the "H Street Assemblage") located in Washington, D.C. The net income from operations of real estate ventures of $472,003 for the year ended December 31, 1995 resulted from the income from operations and gain on the sale of the Plaza at Westminster property of $434,240 and income from operations of $37,763 on the H Street Assemblage. The Plaza at Westminster property was sold in June 1995 to an unaffiliated third party. The net loss in 1996 is due primarily to a reduction in the book value of the H Street Assemblage during 1996 in the amount of $6,000,000, of which $3,180,000 is the Trust's share. The H Street Venture's carrying value for the property after this reduction is based on the anticipated cumulative sales proceeds pursuant to an agreement with an unaffiliated third party and the sale of a portion of the H Street Venture's land to the United States General Services Administration ("GSA"). On March 20, 1997, the H Street Venture sold approximately 3,500 square feet of the H Street Venture's land to the GSA for a purchase price of $1,680,000. GSA also paid the H Street Venture $150,000 as reimbursement of expenses that the H Street Venture incurred in anticipation of this transaction. The H Street Venture has obtained all required approvals from various government agencies for the modifications necessary to the existing approved design for the proposed building on the H Street Venture's remaining property that have been necessitated by this sale. The H Street Venture received net sales proceeds of approximately $1,829,000, of which approximately $969,000 is the Trust's share. Pursuant to the agreement with an unaffiliated third party, the H Street Venture has agreed to sell the building and land remaining after the GSA sale for $9,000,000 subject to a due diligence period of 60 days for the buyer. The closing is scheduled to take place no later than July 25, 1997. The reduction in the book value of $6,000,000 reflects the carrying costs and closing costs the H Street Venture anticipates to incur in order to complete the aforementioned transactions.

     The Trust's share of income from the H Street Assemblage for 1995 compared to 1994 increased by $3,466,364 since the 1994 results were negatively impacted by a reduction in the book value of the H Street Assemblage during 1994 in the amount of $5,500,000, of which $2,915,000 is the Trust's share. The write-down was due to the H Street Venture revising its strategy from holding the property in anticipation of potential development to marketing the property for sale. This increase in net income for the H Street property for 1995 as compared to 1994 was further due to a reduction in legal costs relating to the completion of a real estate tax appeal which reduced the property's assessed taxable value. During 1995, the H Street Venture recorded approximately $433,000 in real estate tax refunds and interest thereon, relating to taxes paid in 1992 and 1993, resulting in a decrease in real estate tax expense of approximately $457,000 for the year ended December 31, 1995 when compared to the same period in 1994. In addition, legal and entitlement costs for 1995 decreased when compared to 1994 since the costs incurred during 1994 included nonrecurring payments for professional services associated with obtaining the historic preservation rights.

     The factors discussed above resulted in a consolidated net loss of ($1,757,260) or ($0.17) per share for the year ended December 31, 1996 as compared to consolidated net income of $2,600,045 or $0.25 per share for the year ended December 31, 1995.

COMPARISON OF YEAR ENDED DECEMBER 31, 1995 TO YEAR ENDED DECEMBER 31, 1994

     Real estate net operating income before interest expense increased from $4,087,680 in 1994 to $5,360,807 in 1995. Acquisitions made during 1994 and 1995 contributed approximately $1.4 million to net operating income in 1995. On a "same-store" basis, real estate net operating income decreased by approximately $121,000 due mainly to an increase in property operating and repairs and maintenance expenses at the Trust's Hallmark Village property. See below for further discussions of the changes in revenues and expenses for the year ended December 31, 1995 as compared to the year ended December 31, 1994.

     Total revenue increased by approximately $4.1 million to $12,902,369 in 1995 from $8,833,801 in 1994 due primarily to the assets acquired after January 1, 1994 which account for approximately $3.4 million of this increase. On a "same-store" basis (comparing the results of operations of the properties owned during the year ended December 31, 1995, with the results of operations of the same properties owned during the year ended December 31, 1994) property operating revenues increased by approximately $346,000 due to an increase in total revenue at the Trust's Elmhurst Metro Court and Hallmark Village Apartment properties. Total revenue at the Elmhurst property increased by approximately $181,000 due primarily to annual rent adjustments in 1995 made pursuant to tenant lease agreements. The remaining increase of approximately $165,000 is attributable to an increase in revenue at the Hallmark property resulting from the Trust's aggressive collection efforts in 1995 which reduced delinquent rental payments and an increase in occupancy to 88% at December 31, 1995 as compared to 80% for the same period in 1994. Interest income on investments increased due to the increase in cash available for investment derived from the proceeds received on financing of the Elmhurst and Colonial Courts properties which were held as cash reserves until the 1995 acquisitions. A further increase in cash available for investment resulted from the Trust's receipt of net proceeds from its share of the Westminster sale in June 1995. The remaining increase in total revenue of approximately $76,000 represents an increase in interest income and amortized discount on the Karfad loan portfolio.

     Total expenses increased from $6,742,322 in 1994 to $10,596,213 in 1995, an increase of approximately $3.9 million. The Trust's acquisitions during 1994 and 1995 accounted for approximately $2.8 million of this increase. On a "same-store" basis, interest expense and amortization of deferred loan fees increased by approximately $629,000 relating primarily to interest expense and costs associated with obtaining mortgage loans collateralized by the Elmhurst and Colonial Courts properties in December 1994. On a "same-store" basis, the remaining increase in expenses resulted primarily from increases in repairs and maintenance, real estate tax expense and property operating expenses for the properties owned by the Trust prior to January 1, 1994.

     Management reviews the properties owned by the Trust on a quarterly basis and, when it has been determined that a permanent impairment in the value of a given property has occurred, the property's carrying value is then written down to its fair market value. During the quarters ended December 31, 1994 and 1996, the H Street Venture recorded a $5,500,000 and $6,000,000 valuation allowance, respectively, relating to the H Street Assemblage, pursuant to its decision to sell the property rather than to pursue the redevelopment of the property. The Trust's share of the H Street Assemblage valuation allowance for the quarters ended December 31, 1994 and 1996 is $2,915,000 and $3,180,000, respectively. The Trust did not record any valuation allowances against its portfolio of mortgage loans or operating properties for the year ended December 31, 1995.

     The factors discussed above resulted in consolidated net income for the year ended December 31, 1995 of $2,600,045 or $0.25 per share as compared to a consolidated net loss of $912,492 or $0.09 per share in 1994.

PROPERTY ACQUISITIONS AND OTHER INFORMATION

     On November 19, 1996, the Trust acquired a 100% leasehold interest in a property located at 6901 Riverport Drive in Louisville, Kentucky. The leasehold interest converts to a fee simple ownership interest upon maturity and/or repayment of the bond financing as discussed below. The 6901 Riverport Drive property ("Riverport property") is a single story industrial/distribution building consisting of approximately 322,100 gross leasable area. The property is situated on 50 acres of land of which approximately 20 acres are vacant. The vacant land is zoned for the construction of approximately 300,000 of additional square feet of bulk warehouse or office/service space. The Riverport property was built in 1985 and is currently 100% leased to two tenants. The Apparel Group, a distributor of clothing sold to large department and discount stores, occupies approximately 175,700 square feet pursuant to a lease which expires January 31, 2000. The remaining 146,400 square feet are occupied by Exel Logistics, a logistics firm, pursuant to a lease which expires on July 31, 2000.

     The leasehold interest in the Riverport property was acquired by the Trust for a purchase price of $9,992,000. The Trust utilized $200,000 of cash reserves for the acquisition and assumed a lease obligation. The property is encumbered by tax-exempt Industrial Revenue Bond financing with an outstanding principal balance in the amount of $5,700,000 issued by Jefferson County, Kentucky. The remainder of the acquisition price was
provided for by a draw upon the Trust's line of credit.   The lease assumed
requires monthly payment of variable rate interest which is due the first of each month and annual principal payments in the amount of $300,000 which are due and payable each December 1 to and including December 1, 2014, the maturity date. Under the terms of the lease, the lease payments are equal to the required principal and interest payments on the bonds. An irrevocable letter of credit was issued as additional collateral for the bond financing which matures in December 1999. The bank issuing the letter of credit has a secured interest in the property. The Trust is required to pay a letter of credit fee of 1.5% annually. The variable interest rate on the bonds as of February 1997 was 3.4%. Real estate taxes for the Riverport property have been waived by Jefferson County until such time as the outstanding principal of the bond financing is fully retired.

     On March 13, 1996, the Trust executed a nonrecourse first mortgage loan collateralized by the Florida Power and Light office building. The loan, in the amount of $6,200,000, bears interest at a fixed rate of 7.21% per annum, matures on April 1, 2003 and requires monthly payments of principal based upon a twenty-three year amortization schedule with a balloon payment of approximately $5,255,000 due upon maturity. The loan contains a prepayment penalty which is based on a formula to provide yield maintenance protection to the Lender. The loan proceeds were utilized to reduce borrowings under the Trust's revolving line of credit in the amount of $6,200,000.

     On April 18, 1996, Banyan/Morgan Milwaukee Limited Partnership ("BMMLP"), a joint venture between a subsidiary of the Trust, which is a general partner of BMMLP, and an affiliate of Morgan Realty Partners ("Morgan"), a general partner of BMMLP, acquired the Midwest Property, a single-story office building which consists of approximately 77,000 square feet of gross leasable area located in Oakbrook Terrace, Illinois (metropolitan Chicago) for a purchase price, including liabilities assumed at acquisition, of approximately $4,987,000. The Trust contributed capital to BMMLP upon acquisition of the property of approximately $1,692,000, of which the Trust borrowed $1,000,000 under its line of credit. The Trust contributed an additional $147,000 for cash reserves which are held by
BMMLP for improvements and lease-up at the property.   The Trust is
entitled to receive a cumulative preferred return of 12% compounded annually on its total capital contribution to BMMLP. After the Trust receives its preferred return, any excess cash from operations is distributed 85% to the Trust and 15% to Morgan. The acquisition was made subject to a nonrecourse first mortgage loan collateralized by the property in the principal amount of $3,295,000 which bears interest at a fixed rate of 7.13% per annum, matures on May 1, 2003, and requires monthly payments of principal based upon a twenty-two year amortization schedule. The loan requires a balloon payment for the remaining unpaid principal balance of approximately $2,733,000 at maturity. The loan contains a prepayment penalty of 7% of the outstanding principal loan balance in year one, decreasing by 1% thereafter through the loan's maturity date.

     On July 15, 1996, BSRT Woodcrest Office Park Limited Partnership ("BWOPLP"), a limited partnership among a subsidiary of the Trust, as general partner, and Mr. Daniel Smith and the Trust as limited partners, executed a nonrecourse first mortgage loan collateralized by the Woodcrest Office Park property. The loan, in the amount of $7,250,000, bears interest at a fixed rate of 8.25% per annum, matures on August 1, 2003 and requires monthly payments of principal based upon a twenty-five year amortization schedule with a balloon payment of approximately $6,435,000 due upon maturity. The loan proceeds were utilized to reduce borrowings by $7,000,000 under the Trust's revolving line of credit with American National Bank. The loan contains a prepayment penalty of 7% of the outstanding principal balance in year one, decreasing by 1% thereafter through the loan's maturity date of August 1, 2003.

     On December 14, 1994, a limited partnership consisting of the Trust, a wholly-owned subsidiary and an unrelated third party, which holds title to the Colonial Courts property, completed a $5,500,000 tax-exempt bond financing secured by the Colonial Courts property. The bond was collateralized by a $5,624,315 letter of credit issued by American National Bank and Trust Company ("original LOC") as a draw against the Trust's line of credit (See Liquidity and Capital Resources above for further details). The bonds have a thirty year term and require monthly payments of interest only based upon the weekly low floater tax exempt bond rate. The weekly low floater bond rate as of December 31, 1996 equaled 3.83%.

     On April 15, 1996, the partnership replaced the original LOC with an irrevocable letter of credit in the amount of $5,624,315 issued by Citizens National Bank of Evansville ("Replacement LOC"). The bonds are also secured by a first mortgage on the Colonial Courts property. The Replacement LOC is confirmed by an irrevocable direct pay letter of credit in the amount of $5,624,315 provided by the Federal Home Loan Bank of Indianapolis ("FHLB"). The Replacement LOC and the FHLB letter of credit have a term of five years with an option for an additional five year term. The annual fee for the Replacement LOC is equal to one percent (1%) of the letter of credit amount or $56,243. The annual fee for the FHLB letter of credit is approximately $2,800. In consideration of its assistance in obtaining the Replacement LOC and in accordance with the Trust's obligations under the partnership agreement, the Trust increased the limited partnership interest of PHC General Partnership ("PHC") in the BSRT Colonial Courts Limited Partnership from 10% to 25%. The PHC ownership percentage change became effective May 1, 1996 for financial reporting purposes.

     The Trust has received cash of $58,658, $562,337 and $347,557 during 1996, 1995 and 1994, respectively, in respect of its interest in a liquidating trust established for the benefit of the unsecured creditors (including the Trust) of VMS Realty Partners and its affiliates ("VMS"), former affiliates of the Trust. The Trust has recorded $16,569, $164,958 and $57,226, respectively, of these amounts as recovery of losses on mortgage loans, notes and interest receivable in its consolidated statement of income and expenses. The remainder of $729,799 was recorded as a liability to the Class Action Settlement Fund representing the Trust's share of amounts due under the terms of the previously settled VMS securities litigation.

     On January 25, 1994, the Trust received net proceeds of $134,986 as a recovery of payments previously made into an escrow established as part of the 1992 Class Action Settlement of the VMS securities litigation. The escrow was established to provide trustees of the Trust with monies to fund the cost of any litigation in which they might be named as defendants following settlement of the class action. Subsequently, the trustees released the proceeds from the escrow and the Trust purchased an insurance policy to cover the officers and trustees.

FACTORS AFFECTING THE TRUST'S BUSINESS PLAN

     GENERAL FACTORS AFFECTING SHARE PRICE. The market price of the Shares may fluctuate in response to a variety of factors, including but not limited to: (i) variations in the Trust's quarterly operating results including changes in FFO; (ii) the gain or loss of tenants at Trust properties; (iii) general risks, changes or trends in the real estate industry; (iv) increased competition with other entities or persons engaged in the same business; (v) legislative or regulatory changes; and (vi) a change in management of the Trust. In addition, the stock market has in the past experienced extreme price and volume fluctuations which have affected the market price of securities of companies for reasons frequently unrelated to the operating performance of these companies. These broad market fluctuations may adversely affect the market price of the Shares.

     FACTORS AFFECTING OPERATING RESULTS. In addition to the factors discussed above in "Management's Discussion and Analysis of Financial Condition and Results of Operations," other factors may affect the Trust's liquidity and capital resources as well as results of operations including but not limited to: (i) the Trust's ability to secure mortgage financing for its Lexington and Newtown properties on terms acceptable to the Trust;
(ii) delays in the sale of, or the inability to sell, the H Street Assemblage; (iii) the Trust's ability to deploy cash available for investment in operating properties generating yields greater than the interest rate paid by the Trust on its indebtedness; (iv) the continued occupancy by, and the financial solvency of, the major tenants at the Trust's Colonial Penn, Florida Power and Light, Woodcrest Office Park and 6901 Riverport Drive properties; (v) ability to re-lease space as leases expire on terms at least as favorable as the terms of existing leases since approximately 24% of the tenant leases at the Trust's properties are scheduled to expire in 1997; and (vi) market conditions and rental rates where the Trust's properties are located.

     GENERAL REAL ESTATE INVESTMENT RISKS. Real property investments are subject to certain risks that may not always be predicted or controlled. The cash flow generated by, and capital appreciation realized from, real property investments may be adversely affected by the national and regional economic climate (which, in turn, may be adversely impacted by plant closings, industry slow-downs, income tax rates, interest rates, demographic changes and other factors), local real estate conditions (such as oversupply of, or reduced demand for rental space in the area), the attractiveness of the properties, zoning and other regulatory restrictions, competition from other land developers or developments, increased operating costs (including maintenance costs, insurance premiums and real estate taxes), perceptions by tenants or potential buyers of the safety, convenience and attractiveness of the property and the willingness of the owner of the property to provide capable management and adequate maintenance. In light of the foregoing factors, there can be no assurance that the cash flow generated by, and capital appreciation realized from, the Trust's properties will be sufficient to cover expenses or recover costs.

     The cash flow generated by, or capital appreciation from, real property investments may also be adversely affected by changes in governmental regulations, zoning or tax laws, potential environmental or other legal liabilities and changes in interest rates. Real estate investments are also relatively illiquid. Therefore, the Trust's ability to vary its portfolio promptly in response to changes in economic or other conditions is limited, which may result in losses if the Trust is forced to sell a property.

     RISKS ASSOCIATED WITH THE RECENT ACQUISITION OF MANY OF THE PROPERTIES; LACK OF OPERATING HISTORY. The Trust acquired all of its properties within the last five years, and acquired eight of its properties since June 1995. The most recently acquired properties may have characteristics or deficiencies unknown to the Trust that may impact their value or revenue potential. It is also possible that the operating performance of the most recently acquired properties may decline under the Trust's management.

     The Trust is currently experiencing a period of rapid growth. As the Trust acquires additional properties, the Trust will be subject to risks associated with managing new properties, including lease-up and tenant retention. In addition, the Trust's ability to manage its growth effectively will require it to successfully integrate its new acquisitions into its existing management structure. No assurances can be given that the Trust will be able to successfully integrate such properties or effectively manage additional properties, or that newly acquired properties will perform as expected.

     POTENTIAL INABILITY TO REPAY OR REFINANCE INDEBTEDNESS AT MATURITY. The Trust is subject to risks normally associated with debt financing, including the risk that the Trust's cash flow will be insufficient to meet required payments of principal and interest, the risk that any indebtedness will not be able to be refinanced or that the terms of any such refinancing will be less favorable than the terms of the expiring indebtedness. The Trust anticipates that scheduled principal payments due in connection with the Trust's indebtedness will total approximately $859,000 and $12.8 million for the fiscal years ended December 31, 1997 and December 31, 1998, respectively.

     POTENTIAL EFFECT OF RISING INTEREST RATES ON TRUST'S VARIABLE RATE DEBT. Advances under the Modified Line bear interest at variable rates and the interest rate payable on bonds issued for the benefit of the Trust are subject to periodic adjustments based on the then current market interest rates. In addition, the Trust may incur other variable rate indebtedness in the future. Increases in interest rates on such indebtedness would increase the Trust's interest expense, which could adversely affect the Trust's financial condition and results of operations. See "--Liquidity and Capital Resources" above.

     CONCENTRATION OF TENANTS AT SIGNIFICANT PROPERTIES. At each of the Trust's Colonial Penn, Florida Power and Light, Woodcrest Office Park and 6901 Riverport Drive properties, one or two tenants occupy all or a substantial majority of the leased space. If one or more of the tenants at these properties were to default on its lease or file for bankruptcy or reorganization, the Trust's revenues could be reduced, particularly if the Trust were unable to re-lease the vacant space on comparable terms and conditions. Therefore, the bankruptcy or default by one of these tenants could have an adverse effect on the Trust's financial condition and results of operations.

     COMPETITION FOR TENANTS. The Trust competes with numerous other entities in attracting tenants to lease its space. Some of the competing properties may be newer, better located or owned by parties better capitalized than the Trust. An increase in the number of competitive properties in a particular area could have a material adverse effect on:
(i) the ability to lease space in the properties (or in newly acquired or developed properties); and (ii) the rents charged.

     COMPETITION IN ACQUIRING PROPERTY. In seeking to acquire additional property, the Trust competes with many other entities, some of which have greater financial and managerial resources than the Trust. There can be no assurance that the Trust will be able to acquire additional properties on terms and conditions which are consistent with the Trust's business plan, if at all.

     RESTRICTIONS ON RE-LEASING SPACE. Tenant leases often grant tenants the exclusive right to sell certain types of merchandise or provide certain types of services within a property, or limit other tenants' right to sell such merchandise or provide such services. Certain leases at Northlake Tower Shopping Center contain these types of restrictions, which may limit the number and types of prospective tenants for vacant space at this property.

     SUBSTANTIAL DEBT OBLIGATIONS. As of December 31, 1996, the Trust's indebtedness aggregated approximately $59 million and the ratio of debt to net assets for the Trust was 58%. The Trust's ability to service its debts and other obligations when they become due depends on, among other things, the Trust's ability to secure additional capital and the properties' ability to generate sufficient cash flow to meet the Trust's cash needs for operating expenses and debt service payments. Certain expenditures, such as loan payments and real estate taxes, are not necessarily decreased by events adversely affecting revenues or expenses at the property level. If the Trust fails to make required payments on its indebtedness, the Trust could lose the property securing these obligations, which would have a material adverse effect on the Trust's financial condition and results of operations.

     ADVERSE CONSEQUENCES OF FAILURE TO QUALIFY AS A REIT -- TAX LIABILITIES AS A CONSEQUENCE OF FAILURE TO QUALIFY AS A REIT. The Trust has elected to be taxed as a REIT under Sections 856 through 860 of the Code, and the Trust believes that it has been organized and has operated in such a manner so as to qualify as a REIT for federal income tax purposes. Although the Trust believes that it will remain organized and will continue to operate so as the qualify as a REIT, no assurance can be given that the Trust has so qualified or will be able to remain so qualified. Qualifica-tion as a REIT involves the satisfaction of numerous requirements (in certain instances, on an annual and quarterly basis) set forth in highly technical and complex Code provisions for which there are only limited judicial and administrative interpretations, and may be affected by various factual matters and circumstances not entirely within the Trust's control. In the case of a REIT, such as the Trust, that holds a substantial portion of its assets in partnership form, the complexity of these Code provisions and the applicable Treasury Regulations that have been promulgated thereunder is even greater. Further, no assurance can be given that future legislation, new Treasury Regulations, administrative interpretations or court decisions will not significantly change the tax laws with respect to qualification as a REIT or the federal income tax consequences of such qualification. The Trust, however, is not aware of any pending proposal to amend the tax laws that would materially and adversely affect its ability to operate in such a manner so as to qualify as a REIT.

     If the Trust were to fail to qualify as a REIT with respect to any taxable year, the Trust would not be allowed a deduction in computing its taxable income from amounts distributed to its stockholders, and would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. As a result, any net earnings of the Trust available for investment or distribution to stockholders would be reduced for the year or years involved because of the Trust's additional tax liability, and distributions to stockholders would no longer be required to be made. Moreover, unless entitled to relief under certain statutory provisions, the Trust would also be ineligible for qualification as a REIT for the four taxable years following the year during which such qualification was lost. Although the Trust believes it has operated and currently intends to operate in a manner designed to allow it to continue to qualify as a REIT, future economic, market, legal, tax or other considerations may cause it to determine that it is in the best interests of the Trust and its stockholders to revoke the REIT election.

     EFFECT OF REIT DISTRIBUTION REQUIREMENTS. To maintain its status as a REIT for federal income tax purposes, the Trust generally will be required each year to distribute to its stockholders at least 95% of its taxable income (excluding any net capital gain and after certain adjustments). In addition, the Trust will be subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions paid by it with respect to any calendar year are less than the sum of 85% of its ordinary income for such year plus 95% of its capital gain net income for such year plus 100% of its undistributed income from prior taxable years.

     The Trust intends to make distributions to its stockholders to comply with the 95% distribution requirement of the Code and to avoid the nondeductible excise tax described above. The Trust anticipates that cash flow from operations, will be sufficient to enable it to pay its operating expenses and meet the distribution requirements of a REIT, but no assurances can be given that this will be the case. In addition, differences in timing between: (i) the actual receipt of income and the actual payments of expenses; and (ii) the inclusion of such income and the deduction of such expenses in arriving at taxable income of the Trust could leave the Trust without sufficient cash to enable it to meet the REIT distribution requirements. Accordingly, the Trust could be required to borrow funds or liquidate investments on adverse terms to comply with such requirements. The requirement to distribute a substantial portion of the Trust's taxable income could also cause the Trust to have to distribute amounts that would otherwise be spent on future acquisitions, unanticipated capital expenditures or repayment of debt, which would require additional borrowings or sales of assets to fund the costs of such items and could restrict the Trust's ability to expand at a pace necessary to remain competitive.

     FINITE LIFE OF THE TRUST. The Trust is a finite life entity. Under the Declaration of Trust, the Trustees are required to use reasonable efforts to terminate the Trust by October 17, 2001; provided that the Trustees are required to determine in good faith that the termination is in the shareholders' best interest. Unless the Declaration of Trust is amended to either extend the termination date or to eliminate the termination date entirely, the Trust: (i) may be unable to obtain capital, either debt or equity or renew existing financing on terms and conditions acceptable to the Trust, if at all; (ii) may be forced soon after the termination date to liquidate properties at prices below those which might prevail if the Trust was not forced to liquidate its portfolio. Any of these factors could have an adverse effect on the Trust's financial condition and results of operations.

     POTENTIAL INCREASES IN CERTAIN TAXES AND REGULATORY COMPLIANCE COSTS. Increases in income, service or transfer taxes are generally not passed through to tenants under leases and may, therefore, adversely affect the Trust's cash flow and its ability to make distributions to stockholders. The Trust's properties are also subject to various federal, state and local regulatory requirements, such as those imposed by the Americans with Disabilities Act (the "ADA"), which require all public accommodations and commercial facilities to meet certain federal standards related to access and use by disabled persons, and state and local fire and life safety standards. Failing to comply with the ADA could result in the imposition of fines by governmental authorities or an award of damages to private litigants. The Trust believes that its existing properties are in substantial compliance with these regulatory requirements. However, existing statutes or rules may be amended or new statutes or rules may be adopted, each of which may have an adverse effect on the Trust's financial condition and results of operations.

     POSSIBLE ENVIRONMENTAL LIABILITIES. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real estate may be required to investigate and clean up hazardous or toxic substances or petroleum product releases at the property and may be held liable to a governmental entity or to third parties for property damage and for investigation and clean-up costs that these parties incur in connection with the contamination. These laws typically impose clean-up responsibility and liability without regard to whether the owner knew of or caused the presence of the contaminants, and the liability under these laws has been interpreted to be joint and several unless the harm is divisible and there is a reasonable basis for allocating responsibility. The costs of investigating, remediating or removing substances may be substantial, and the presence of these substances, or the failure to properly remediate the contamination on a property, may adversely affect the owner's ability to sell or rent the property or to borrow using the property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances at a disposal or treatment facility also may be liable for the costs of removing or remediating a release of hazardous or toxic substances at the disposal or treatment facility, whether or not the person owns or operates the facility. In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs incurred in connection with the contamination. Finally, the owner of a site may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from such site.

     The Trust is not aware of any environmental liability that the Trust believes would have a material adverse effect on the Trust's business, assets or results of operations taken as a whole. There can be no assurance, however, that the Trust would have knowledge of all conditions giving rise to potential environmental liabilities subsequent to its acquisition of a property since the Trust has ordered Phase I Environmental Assessments only as part of its acquisition due diligence for each of its properties and has only ordered Phase II Environmental Assessments in limited circumstances when necessitated. Moreover, there can be no assurance that: (i) future laws, ordinances or regulations will not impose any material environmental liability; or (ii) the current environmental condition of the Trust's properties will not be affected by tenants, by the condition of land or operations in the vicinity of the Trust's properties (such as the presence of underground storage tanks), or by third parties unrelated to the Trust. Any expenditures associated with environmental liabilities of the Trust could have an adverse effect on the Trust's financial condition and results of operations.


ITEM 8.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

     See Index to Consolidated Financial Statements on Page F-1 of this
Report.

     See Item 6, Selected Financial Data, for the supplemental financial information specified by Item 302 of Regulation S-K.


ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     There have been no changes in, or disagreements with, the accountants on any matter of accounting principles, practices or financial statement disclosure.

                                 PART III


ITEM 10.  TRUSTEES AND EXECUTIVE OFFICERS OF THE REGISTRANT

     The trustees and executive officers of the Trust are as follows:

          Walter E. Auch, Sr.            Trustee
          Norman M. Gold                 Trustee
          Marvin A. Sotoloff             Trustee
          Leonard G. Levine              President
          Neil D. Hansen                 First Vice President
          Robert G. Higgins              Vice President and
                                         Secretary/
                                         General Counsel
          Joel L. Teglia                 Vice President/
                                         Chief Financial Officer
          Jay E. Schmidt                 Vice President/Acquisitions

     WALTER E. AUCH, SR., age 75, was the chairman and chief executive officer of the Chicago Board Options Exchange. Prior to that time, he was executive vice president, director and a member of the executive committee of Paine Weber. Mr. Auch is a director of Pimco L.P., Geotek Industries, Smith Barney Concert Series Funds, Smith Barney Trak Fund, Nicholas Applegate Funds and Fort Dearborn Fund, and a trustee of Hillsdale College and the Arizona Heart Institute. Mr. Auch has been a trustee of the Trust since 1986. Mr. Auch is also a director of Banyan Strategic Land Fund II, a director of Legend Properties, Inc. (f/k/a Banyan Mortgage Investment
Fund) and Banyan Management Corp.

     NORMAN M. GOLD, age 66, is a senior partner in the law firm of Altheimer & Gray and has actively practiced law for over 40 years, specializing in tax, corporate and real estate law. Mr. Gold is also a director of Banyan Management Corp. and a trustee of New Plan Realty Trust.

Mr. Gold has been a trustee of the Trust since 1986. Mr. Gold is a certified public accountant and a member of the Chicago and American Bar Associations.

     MARVIN A. SOTOLOFF, age 53, is regional vice president of Premisys Marketing Services, Inc., effective July 1993, a division of Premisys Real Estate Services, Inc. Prior to joining Premisys Marketing Services, Inc., Mr. Sotoloff was executive vice president of The Palmer Group Ltd., a company involved in real estate brokerage, development and property management, concentrating on commercial real estate. He is a past president of the Chicago Office Leasing Brokers Association, a licensed real estate broker and a member of the Illinois and Pennsylvania Bar Associations. Mr. Sotoloff has been a trustee of the Trust since 1986. Mr. Sotoloff is also a director of Banyan Management Corp.

     LEONARD G. LEVINE, age 50, has been president of the Trust as well as Banyan Management Corp. and Banyan Strategic Land Fund II since 1990. In addition, he has been a director of Banyan Management Corp. since 1990. He received a B.S./B.A. Degree in Accounting from Roosevelt University and a Masters Degree in Taxation from DePaul University. His areas of specialty include real estate syndications, estate planning and taxation of closely-held corporations. Mr. Levine is also a certified public accountant and a licensed real estate broker.

     NEIL D. HANSEN, age 50, has been first vice president of the Trust as well as Banyan Management Corp. and Banyan Strategic Land Fund II since 1991. He received a B.S. Degree in Finance from the University of Illinois and a Master of Management Degree from Northwestern University. He is a certified public accountant.

     ROBERT G. HIGGINS, age 45, has been vice president and general counsel of the Trust as well as Banyan Management Corp. and Banyan Strategic Land Fund II since 1992, and secretary of these entities since 1995. From 1990 to 1992, Mr. Higgins was a contract partner at the law firm of Chapman and Cutler. Mr. Higgins' legal experience has concentrated in the areas of real estate development, finance, acquisition, land use, sales, lending, syndications, general corporate and business practice. Mr. Higgins is admitted to the bar in the States of Illinois, Minnesota and Texas. He received a B.A. Degree in Government from the University of Notre Dame and a J.D. from Loyola University of Chicago. Mr. Higgins also owns and operates a sole practice of law.

     JOEL L. TEGLIA, age 35, has been vice president and chief financial officer of the Trust, as well as Banyan Management Corp. and Banyan Strategic Land Fund II since 1994. Prior to assuming the responsibilities of his current position, Mr. Teglia held the position of Controller for Banyan Management Corp. from 1991 to 1994. He received a B.B.A. Degree in Accounting from the University of Notre Dame. Mr. Teglia is a certified public accountant.

     JAY E. SCHMIDT, age 45, became vice president of the Trust in 1995. Prior to being appointed as a vice president of the Trust, Mr. Schmidt served as vice president of acquisitions for Banyan Management since 1992 as an acquisition executive on behalf of the Trust. Prior to 1992, Mr. Schmidt had been an independent real estate consultant and broker. He received a B.A. degree in Government from Franklin & Marshall College and a J.D. from the University of Wisconsin. Mr. Schmidt is admitted to the bar in the State of Wisconsin and is a licensed real estate broker.

ITEM 11.  EXECUTIVE COMPENSATION

A.  TRUSTEE COMPENSATION

     The Trustees are paid an annual fee of $15,000, payable quarterly, plus $875 for each board meeting, including meetings of the audit committee, attended in person and $250 an hour for each board meeting, including meetings of the audit committee, attended via telephonic conference call. In addition, each Trustee is reimbursed for out-of-pocket expenses incurred in attending meetings of the board.

B.  EXECUTIVE COMPENSATION

     Compensation paid to executive officers of the Trust for the years ended December 31, 1996, 1995 and 1994 are as follows:

                          Annual Compensation (1)

                                                                    Other
                                                                   Annual
                                                                   Compen-
                                      Year    Salary     Bonus     sation
                                      ----   --------  --------   --------

Leonard G. Levine,                    1996   $189,247  $ 66,985      n/a
President and Chief                   1995   $184,812  $111,739      n/a
Executive Officer                     1994   $179,900  $  --         n/a
(2)

Jay E. Schmidt,                       1996   $154,615  $ 65,000      n/a
Vice President/                       1995   $148,136  $ 27,000      n/a
Acquisitions (3)                      1994     n/a       n/a         n/a


                        Long-Term Compensation (1)


                                     Awards             Payouts

                                  Restricted                     All Other
                                    Stock    Options/     LTIP    Compen-
                           Year    Award(s)   SARs (#)   Payouts  sation
                           ----  ----------- ---------   ------- ---------

Leonard G. Levine,         1996     $  7,700    n/a       n/a       n/a
President and Chief        1995     $ 24,899    n/a       n/a       n/a
Executive Officer          1994       n/a       n/a       n/a       n/a
(2)

Jay E. Schmidt,            1996       n/a       n/a       n/a       n/a
Vice President/            1995       n/a       n/a       n/a       n/a
Acquisitions (3)           1994       n/a       n/a       n/a       n/a

----------

(1) Compensation for all other executives of the Trust for 1996, 1995 and 1994 was less than $100,000 per individual.

(2) See incentive compensation program disclosure below.

(3) Mr. Schmidt's 1996 and 1995 bonuses were discretionary and based upon job performance pursuant to an annual review. Mr. Schmidt is not awarded any other compensation by the Trust. The $27,000 bonus represents Mr. Schmidt's 1994 bonus paid in 1995. During 1996, Mr. Schmidt was paid a bonus equal to $30,000 for the year ended December 31, 1995 and $35,000 for the year end December 31, 1996.

     Mr. Levine serves as Chief Executive Officer of the Trust pursuant to an employment agreement entered into with the Trust by Mr. Levine on January 1, 1990. The Agreement expires on December 31, 1997 (the "Employment Period"). The Employment Period will be automatically renewed for another one year period unless Mr. Levine or the Trust terminates Mr. Levine's employment by giving written notice of termination on or before June 30, 1997. Under the contract, Mr. Levine is paid a salary which is adjusted on January 1 of each year based on increases in the "consumer price index". For the year ended December 31, 1996, Mr. Levine was paid a base salary of $189,247.

     Mr. Levine is eligible to receive incentive compensation based on the Trust satisfying certain performance standards set forth in the contract. In particular, Mr. Levine earns incentive compensation based on the recovery on real estate assets owned by the Trust as of December 31, 1992 ("foreclosed activities") and on the performance of the Trust's assets acquired subsequent to January 1, 1993 ("reinvestment activities"). Mr. Levine earns incentive compensation on foreclosed real estate assets equal to: (i) 1% of the amount of the Trust's collateralized claims existing as of January 1, 1990 which are converted to cash, and (ii) 3% of the Trust's unsecured claims existing as of January 1, 1990 which are converted to cash. Mr. Levine is paid incentive compensation earned on the Trust's foreclosed activities as soon as practical after the end of each calendar year without regard to whether he is employed by the Trust on the date of payment. Mr. Levine's annual incentive compensation from reinvestment ("Annual Incentive Compensation") activities is based on the return generated by the Trust's assets, adjusted for unrealized losses, in excess of the annual yield on five-year Treasury Notes plus 100 basis points as of January 1 of each year, according to the following: (i) $500 for each basis point by which the Trust's rate of return from reinvestment activities exceeds the above index up to 500 basis points, and (ii) $250 per each basis point by which the rate of return from reinvestment activities exceeds the above index plus 500 basis points. The index for the years ended December 31, 1996, 1995 and 1994 was 6.39%, 8.88% and 6.29%, respectively. The rate of return from reinvestment activities for the years ended December 31, 1996, 1995 and 1994 was 17.31%, 9.65% and 8.78%, respectively.

     At December 31, 1997, or upon termination of Mr. Levine's employment by the Trust, whichever is earlier, ("the Computation Date") the annual incentive compensation earnings from reinvestment activities, as defined, will be computed on a cumulative basis covering the period January 1, 1993 through the Computation Date (the "Cumulative Incentive Compensation"). This cumulative calculation will also include all unrealized profits and gains on the Trust's real estate assets. As of December 31, 1996, the Trust has recorded $650,000 as its estimate of Cumulative Incentive Earnings with respect to the unrealized profits and gains on the Trust's assets. If a disagreement in value exists between Mr. Levine and the Trustees in computing unrealized profits and gains, a mutually agreed upon appraiser will be retained to appraise the properties with the result binding on both parties. If the Cumulative Incentive Compensation is less than the aggregate amount of incentive compensation previously paid to Mr. Levine, all or a portion of any Award Shares (defined below) previously issued to Mr. Levine will be forfeited by Mr. Levine and canceled by the Trust. For these purposes, the Award Shares will be valued at the average price at which the shares were valued when issued to Mr. Levine. If the Cumulative Incentive Compensation is greater than the amounts previously paid to Mr. Levine, the difference will be paid to Mr. Levine in Cumulative Incentive Award Shares (defined below) by the Trust within seventy five days after the Computation Date.

     For the years ended December 31, 1994 and 1995, incentive compensation earned on reinvestment activities was paid 80% in cash and 20% in shares of beneficial interest of the Trust ("Award Shares") on March 15 of the year following the period for which the incentive was earned. The Trust and Mr. Levine have reached an agreement in principle to amend Mr. Levine's agreement. Under the amendment, all of the incentive compensation earned by Mr. Levine for the fiscal years ended December 31, 1996 and 1997 plus all of the Cumulative Incentive Compensation will be paid in shares of the Trust's stock rather than a portion in cash and a portion in stock. The additional share issuances are subject to approval by the Trust's shareholders at the annual meeting which will likely take place sometime during the second calendar quarter of 1997. All other material terms of the employment contract remained unchanged. The Award Shares that are issuable in respect of the 20% of Mr. Levine's Annual Incentive Compensation are subject to forfeiture and certificates representing these forfeitable shares are restricted as to transfer and held in escrow by the Trust, pending satisfaction of the vesting requirements. Mr. Levine will vest in these shares on the earlier of (i) seventy-five days subsequent to December 31, 1997; (ii) the termination of Mr. Levine's employment by the Trust without just cause; or (iii) the permanent disability or death of Mr. Levine. The issue price of any Award Shares, except for the shares which are issuable in respect of the Cumulative Incentive Compensation, is based upon the average closing price of the Trust's shares for the five business days ended prior to December 31 of the year in question. The issue price for the shares issued in respect of the Cumulative Incentive Compensation is $3.75 per share.

     For the year ended December 31, 1996, Mr. Levine's incentive compensation earned on recovery of foreclosed activities and returns on reinvestment activities was $4,701 and $394,500, respectively. These amounts do not include the estimated $650,000 of Cumulative Incentive Earnings that the Trust accrued as of December 31, 1996. The $4,701 in incentive compensation earned by Mr. Levine during 1996 on recovery of foreclosed assets is comprised of: $2,941 in respect of the Trust's collateralized claims and $1,760 in respect of the Trust's unsecured claims. In 1997, Mr. Levine will be issued 95,636 in Award Shares in respect of his 1996 incentive valued at $4.125 per share. For the year ended December 31, 1995, Mr. Levine's incentive compensation earned on recovery of foreclosed activities and returns on reinvestment activities was $36,185 and $38,500, respectively. The $36,185 in incentive compensation earned by Mr. Levine during 1995 on recovery of foreclosed assets is broken down as follows: $19,315 in respect of the Trust's collateralized claims and $16,870 in respect of the Trust's unsecured claims as discussed above. During 1996, Mr. Levine was paid $66,985 representing 80% of his 1995 incentive in cash and 1,833 Award Shares valued at $4.20 per share or $7,700 representing 20% in Award Shares of the Trust. As of December 31, 1994, Mr. Levine's incentive compensation earned on recovery of foreclosed activities and return on reinvestment activities was $12,139 and $124,500, respectively. The $12,139 incentive compensation earned by Mr. Levine during 1994 on recovery of foreclosed assets is in respect of the Trust's unsecured claims as discussed above. Payment of Mr. Levine's 1994 incentive compensation occurred during the second quarter of 1995 with the payment of $111,739 representing 80% of his incentive in cash and 6,036 Award Shares valued at $4.125 per share or $24,899 representing 20% in Award Shares of the Trust pursuant to his employment contract.

     The employment agreement may be terminated by either Mr. Levine or the Trust at any time upon 90 days written notice. If the Trust terminates his employment, for cause, or Mr. Levine voluntarily terminates his employment, the Trust will pay all salary and incentive compensation earned through the date of termination. In the event of Mr. Levine's death or permanent disability, Mr. Levine is entitled to all incentive compensation earned through the date of his disability or death plus any disability or life insurance proceeds in the amount of two times his annual salary. This is consistent with standard insurance benefits of all Banyan Management Corp. personnel, however, Mr. Levine is not entitled to any other severance pay-ments. If Mr. Levine's employment is terminated without cause following a change of control (as defined in the employment agreement) the Trust is obligated to pay Mr. Levine's salary during the remainder of the employment period and must pay Mr. Levine all incentive compensation which he would have earned if all the Trust's assets had been converted into cash and all proceeds were distributed. If Mr. Levine is terminated without cause but no change of control has occurred, he will receive a severance payment equal to one year's salary plus all incentive compensation earned through the date of his termination (including incentive compensation based upon assets converted into cash within one year following his termination of the

Trust had Mr. Levine received an "expression of interest" prior to Mr. Levine's termination), plus an amount equal to the full cost of continuing Mr. Levine's health benefits for one year.


ITEM 12.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following entities are known by the Trust to be the beneficial owners of more than 5% of the outstanding shares of beneficial interest as of March 10, 1997.

                                                 Amount of
Title of          Name and Address of            Beneficial     Percentage
Class              Beneficial Owners             Ownership      of Shares
--------          -------------------            ----------     ----------

Shares of         Fidelity Management &           1,110,550         10.6%
Beneficial          Research Corp.
Interest          82 Devonshire Street
                  Boston, MA 02109

Shares of         Magten Asset Management Corp.   1,762,105         16.8%
Beneficial        350 East 21st Street
Interest          New York, NY 10010

     The following table sets forth the ownership of shares owned directly and indirectly by the trustees and officers of the Trust as of March 10, 1997:

                                                Amount of
Title of                                        Beneficial     Percentage
Class              Beneficial Owners            Ownership      of Interest
--------          -------------------           ----------     -----------

Shares of         Leonard G. Levine,          16,869 Shares   Less than 1%
Beneficial        President
Interest

Shares of         Neil D. Hansen,              8,373 Shares   Less than 1%
Beneficial        First Vice President
Interest

Shares of         Jay E. Schmidt               2,000 Shares   Less than 1%
Beneficial        Vice President
Interest

Shares of         All Trustees and            27,242 Shares   Less than 1%
Beneficial        Officers of the Trust,
Interest          as a group (8 persons)

ITEM 13.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Administrative costs, primarily salaries and general and administrative expenses, are incurred on the Trust's behalf by Banyan Management Corp. ("BMC"). BMC is owned by the Trust, Banyan Strategic Land Fund II and Legend Properties, Inc. (f/k/a Banyan Mortgage Investment Fund) (the "Banyan Funds"). Mr. Levine is the president of BMC but receives no additional compensation for his services to that entity. Messrs. Teglia, Hansen, Higgins and Schmidt are employees of the Trust but are paid by BMC.

The portion of their time which is allocable to the Trust is included in the administrative costs for which BMC is reimbursed by the Trust. The directors/trustees of all Banyan Funds serve as directors of BMC but receive no additional compensation. All costs incurred by BMC on behalf of each entity for which it provides administrative services are allocable to the Trust and these other entities based upon the actual number of hours spent by BMC personnel on matters related to that particular entity. BMC does not "mark-up" or include any profit component in the costs allocated to the entities including the Trust. The Trust's allocated share of costs for the years ended December 31, 1996, 1995 and 1994, aggregated $1,275,374, $1,443,434, and $1,185,409, respectively. As one of its administrative services, BMC serves as the paying agent for general and administrative costs of the Trust. As part of providing this payment service, BMC maintains a bank account on behalf of the Trust. As of December 31, 1996, the Trust had a net payable due to BMC of $2,845.

     Reference is made to Note 8, "Transactions with Affiliates," of Notes to the Consolidated Financial Statements for the amount of administrative costs paid to, and a description of various transactions with, BMC.

                                  PART IV

ITEM 14.  EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM 8-K

(a) The following documents are filed as part of this Report:

    (1)(2) The financial statements indicated in Part II, Item 8, Financial Statements and Supplementary Data.

    (3)     Exhibits

            Exhibit Number       Description
            --------------       -----------

            Exhibit (10)         Material Contracts

                                 (i)  Fourth Amendment to Loan Agreement
dated January 7, 1997 regarding the Registrant's Revolving Line of Credit with American National Bank of Chicago.

                                 (ii) Second Amendment to Note dated
January 7, 1997 regarding the Registrant's Revolving Line of Credit with American National Bank of Chicago.

             Exhibit (21)        Subsidiaries of the Trust

             Exhibit (27)        Financial Data Schedule

            The following exhibits are incorporated by reference from the Trust's Registration Statement on Form S-11 (file number 33-4169), referencing the exhibit number used in such Registration Statement.

            Exhibit Number       Description
            --------------       -----------

             (3)(b)              By-Laws dated March 13, 1986.

             (3)(c) and (3)(d)   Amended and Restated Declaration of Trust
dated as of August 8, 1986, as amended on March 8, 1991 and May 1, 1993.

            Exhibit (10)         Material Contracts

                                 (i)  Amended Employment Agreement of
Leonard G. Levine dated January 1, 1990.

                                 (ii)  Second Amended and Restated
Employment Contract of Leonard G. Levine dated December 31, 1992.

                                 (iii) Amendment to Loan Agreement dated
December 1, 1994; Second Amendment to Loan Agreement dated December 21, 1994 and Third Amendment to Loan Agreement dated December 18, 1995 regarding the Registrant's Revolving Line of Credit with American National Bank of Chicago.

                                 (iv) First Amendment to Note dated
December 18, 1995 regarding the Registrant's Line of Credit with American National Bank of Chicago.

(b) The following report on Form 8-K was filed during the quarter ended December 31, 1996:

    A current report on Form 8-K was filed on December 4, 1996 wherein
Item 2 disclosed the Registrant's acquisition of the 6901 Riverport Drive property.

(c) See Item 14(a)(3) above.

(d) None.

                                SIGNATURES

     PURSUANT to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


BANYAN STRATEGIC REALTY TRUST



By:  /s/ Leonard G. Levine                       Date:  April 11, 1997
     Leonard G. Levine, President


     PURSUANT to the requirements of the Securities Exchange Act of 1934, this Report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.



By:  /s/ Leonard G. Levine                       Date:  April 11, 1997
     Leonard G. Levine, President



By:  /s/ Joel L. Teglia                          Date:  April 11, 1997
     Joel L. Teglia, Vice President
     of Finance and Administration,
     Chief Financial and Accounting Officer



By:  /s/ Norman M. Gold                          Date:  April 11, 1997
     Norman M. Gold, Trustee



By:  /s/ Walter E. Auch, Sr.                     Date:  April 11, 1997
     Walter E. Auch, Sr., Trustee



By:  /s/ Marvin A. Sotoloff                      Date:  April 11, 1997
     Marvin A. Sotoloff, Trustee

                                EXHIBIT 10

EXHIBIT 10 (i)
--------------

                    FOURTH AMENDMENT TO LOAN AGREEMENT

      THIS FOURTH AMENDMENT TO LOAN AGREEMENT ("Fourth Amendment") is dated as of January 7, 1997 by and between BANYAN STRATEGIC REALTY TRUST, a Massachusetts business trust ( "Borrower"), and AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, a national banking association ("Lender").

      WHEREAS, Borrower and Lender entered into a Loan Agreement dated as of December 1, 1994 (the "Original Loan Agreement") relating to a loan made by Lender to Borrower in the maximum principal amount outstanding at any time not to exceed the lesser of (i) $15,000,000, and (ii) sixty percent (60%) of the Collateral Value of all of the Designated Properties and Designated Debt Instruments, as more fully set forth in the Original Loan Agreement; and

      WHEREAS, Borrower and Lender entered into that certain Amendment to Loan Agreement dated as of December 1, 1994 (the "First Amendment") pursuant to which certain Designated Properties, Designated Debt Properties and Property Owners were withdrawn from the Original Loan Agreement; and

      WHEREAS, Borrower and Lender entered into that certain Second Amendment to Loan Agreement dated as of December 21, 1994 (the "Second Amendment") pursuant to which a Designated Property and Property Owner were withdrawn from the Original Loan Agreement; and

      WHEREAS, Borrower and Lender entered into that certain Third Amended Loan Agreement dated as of December 18, 1995 (the "Third Amendment") pursuant to which, among other things, Borrower and Lender increased the amount set forth in subclause (i) of the first Recital paragraph herein from $15,000,000 to $30,000,000 (the Original Loan Agreement, the First Amendment, the Second Amendment and the Third Amendment are hereinafter collectively referred to as the "Loan Agreement"); and

      WHEREAS, Borrower and Lender desire to further amend the Loan Agreement as herein set forth.

      NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, Borrower and Lender do hereby agree as follows:

      1. Definitions. Capitalized terms used in this Fourth Amendment but not otherwise defined herein shall have the meaning ascribed to them in the Loan Agreement.

      2. Other Documents. Concurrent herewith Borrower is amending or causing to be amended the Note. All references in the Loan Agreement to the "Note" are hereafter deemed to be references to the Note as amended concurrent herewith by the Second Amendment to Note, and as the same may hereafter be renewed, restated, replaced, extended or amended from time to time.

      3. Loan Conversion Date. The definition of "LOAN CONVERSION DATE" set forth in the "DEFINITIONS" section of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

      "LOAN CONVERSION DATE. May 31, 1997, or earlier as provided in Paragraph D of Article I hereof."

      4. Loan Maturity Date. The definition of "LOAN MATURITY DATE" set forth in the "DEFINITIONS" section of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

      "LOAN MATURITY DATE. May 31, 1998, being the date upon which the final payment of all principal and interest on the Loan is due, or such earlier date that the Loan is due in the case of an Event of Default or as otherwise provided herein or in the Note or Reimbursement Agreement."

      5. Loan Amount.

      a. In Paragraph A of Article I of the Loan Agreement, the phrase "Thirty Million and no/100 Dollars ($30,000,000)" is hereby deleted and the following substituted therefor: "Twenty Million and no/100 Dollars ($20,000,000)".

      b. All references in Paragraph F of Article I of the Loan Agreement to the sum of "$30,000,000" shall be deemed to be references to the sum of "$20,000,000".

      6. Fee. Borrower shall pay to Lender a one time non-refundable commitment fee for the extension of the Loan Maturity Date of Fifty Thousand and 00/100 Dollars ($50,000), representing one quarter of one percent (.25%) of the Twenty Million and 00/100 Dollars ($20,000,000) Loan maximum, which shall be due and payable upon execution of this Amendment by Borrower. This fee is in addition to and not in lieu of the Letter of Credit fee, as and when applicable, and the unused facility fee. If the Loan Maturity Date shall be further extended for an additional year (i.e., until May 31, 1999) then one half (1/2) of said commitment fee shall be credited against any commitment fee that may then be imposed by Lender in respect of said additional extension; provided, however, that the provisions of this sentence shall not be deemed to obligate Lender to grant any such additional extension nor to limit any commitment fee or other fee in respect thereof.

      7. Total Debt to Total Shareholder's Equity. The ratio of 1.0:1.0 set forth in Paragraph Q(3) of Article III of the Loan Agreement is hereby changed to 2.0:1.0.

      8. Sarasota: $6,200,000 Note. The parties hereto acknowledge that the $6,200,000 Note previously secured or guaranteed by and indemnified against in the Mortgages and Additional Collateral Documents has prior to this date been assigned pursuant to the terms of the Third Amendment; accordingly, effective as of said assignment, (a) the maximum principal amount of the Note returned to $30,000,000 (subject to this Fourth Amendment and the Second Amendment to Note executed concurrent herewith, pursuant to which such amount is now being reduced to $20,000,000, and further subject to the limitations set forth therein), (b) the said reference to $23,800,000 in the Note, the Loan Agreement and the Mortgages and Additional Collateral Documents returned to a reference to $30,000,000 (subject to this Fourth Amendment and the Second Amendment to Note executed concurrent herewith, pursuant to which such amount is now being reduced to $20,000,000), (c) the Mortgages and Additional Collateral Documents securing, guaranteeing or granting indemnities in respect of the Note and/or the $6,200,000 Note and which relate to, solely, the Sarasota Designated Property no longer secured, guaranteed or granted indemnities, or otherwise had any force or effect, in respect of the Note or the Loan Agreement, and (d) the Mortgages and Additional Collateral Documents securing, guaranteeing or granting indemnities in respect of the Note and/or the $6,200,000 Note and which relate to the collateral other than the Sarasota Designated Property, no longer secured, guaranteed or granted indemnities, or otherwise had any force or effect, in respect of the $6,200,000 Note.

      9. Kentucky Properties. Prior to the date hereof, (a) Borrower has caused BSRT Lexington Corp., an Illinois corporation, to transfer the Kentucky I Property and its other assets to BSRT Lexington Trust, a Massachusetts business trust, and (b) Borrower has caused BSRT Newtown Corp., an Illinois corporation, to transfer the Newtown Property and its other assets to BSRT Newtown Trust, a Massachusetts business trust. Borrower represents and warrants that it owns all of the shares of beneficial interest in BSRT Lexington Trust and BSRT Newtown Trust, free and clear of any liens, claims or encumbrances.

      10. Designated Properties. The parties hereto agree and acknowledge that upon the effective date of the matters set forth in this Fourth Amendment, the Designated Properties, Designated Debt Properties and the Property Owners shall be as set forth on Exhibit "A" attached hereto and made a part hereof.

      11. Representations and Warranties. Without limitation of any representations and warranties in the Loan Agreement, or of any of the provisions hereof, Borrower hereby represents, warrants and covenants as follows:

      a. All representations and warranties made by Borrower in the Loan Agreement are true and correct on and as of the date hereof. All such representations and warranties, together with all covenants and agreements of Borrower set forth in the Loan Agreement, are hereby remade on and as of the date hereof.

      b.    The representations and warranties made in Paragraph A of
Article II of the Original Loan Agreement apply to this Fourth Amendment in the same manner as applicable therein to the Original Loan Agreement, and also apply to the documents being executed pursuant hereto in the same manner as applicable therein to the Note, Mortgages and Additional Collateral Documents.

The representations and warranties contained in this Fourth Amendment are true as of the date hereof and will be true and will be deemed remade at and as of the date of any disbursement of the proceeds of the Loan, except for the necessary effect of the transactions contemplated by the Loan Agreement as amended by this Fourth Amendment.

      12. Deliveries. In connection with the matters set forth in this Fourth Amendment, Borrower will deliver or cause to be delivered to Lender the following documents each in form, substance and execution and showing solely matters satisfactory to Lender:

      a.    Second Amendment to Note, executed by Borrower.

      b.    Amendments to the Mortgages and Additional Collateral
Documents.

      c. Certified resolutions of the Trustees of Borrower authorizing the execution by Borrower of this Fourth Amendment, the documents provided herein by Borrower and the Property Owners (and their predecessors in interest) and the rendering of full performance herein and therein; and certified resolutions to such effect of the Property Owners (and their predecessors in interest).

      d. Such other documents and instruments as are required pursuant hereto whether as conditions precedent to any of Lender's obligations, or otherwise, or pursuant to any one or more of the Note, Mortgages, or any of them, any one or more of the items of Additional Collateral Documents or any amendment to any of the foregoing and such other certifications, evidence of organization, qualification and good standing, attorneys' opinions and documents as Lender may require.

If any one or more of the foregoing are not provided on or before execution hereof by Lender, Lender will not be deemed to have waived its right to require same and they will be provided by Borrower, notwithstanding such execution, within thirty (30) days after request therefor by Lender.

      13. Counterparts. This document may be executed in two (2) or more counterparts, all of which taken together shall constitute one (1) original.

      14. Headings. Section headings used herein are for reference and convenience only and are not intended to be substantive and shall not be deemed to limit or otherwise affect the interpretation of this Fourth Amendment.

      15. Conflict; Inconsistency. Except as amended by this Fourth Amendment, the Loan Agreement shall remain in full force and effect. In the event of any conflict or inconsistency between the terms and provisions of the Loan Agreement and the terms and provisions of this Fourth Amendment, the terms and provisions of this Fourth Amendment shall control to the extent necessary to resolve such conflict or inconsistency. Upon full execution of this Fourth Amendment, any references herein or elsewhere to the Loan Agreement shall be deemed to be references to the Loan Agreement as amended by this Fourth Amendment.

      16. Successors: Assigns: Integration: Law. The provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns. This instrument has been made, executed and delivered in the State of Illinois and shall be governed by and construed in accordance with the laws of the State of Illinois.

      IN WITNESS WHEREOF the parties have executed this Fourth Amendment as of the day and year first above set forth.


LENDER:                             BORROWER:

AMERICAN NATIONAL BANK AND TRUST    BANYAN STRATEGIC REALTY TRUST, a
COMPANY OF CHICAGO, a national      Massachusetts business trust
banking association


By: ____________________________    By:   ___________________________
    M. K. Babladelis                      Jay E. Schmidt
    Vice President                  Its:  Vice President

                                EXHIBIT "A"
                  TO FOURTH AMENDMENT TO LOAN AGREEMENT


DESIGNATED PROPERTY                 PROPERTY OWNER
Fountain Square Office Building
(Colonial Penn Building)            BSRT Fountain Square Corporation,
(Tampa, Florida)                    an Illinois corporation

Buildings A, C, D & F               BSRT Lexington Trust, a
Lexington Business Center           Massachusetts business trust
Lexington, Kentucky
("Kentucky I Property")

Building B                          BSRT Lexington B Corp.,
Lexington Business Center           an Illinois corporation
1300 New Circle Road
Lexington, Kentucky
("Kentucky II Property")

Newtown Distribution Center         BSRT Newtown Trust, a
Lexington, Kentucky                 Massachusetts business trust
("Newtown Property")

DESIGNATED DEBT PROPERTY            PROPERTY OWNER

Hallmark Village Apartments         BSRT Hallmark Village Limited
Clarksville, Indiana                Partnership, an Illinois limited
                                    partnership

EXHIBIT 10 (ii)
---------------

                         SECOND AMENDMENT TO NOTE

      This Second Amendment to Note dated as of January 7, 1997 ("Second Amendment") is made by and between Banyan Strategic Realty Trust, a Massachusetts business trust ("BSRT") and American National Bank and Trust Company of Chicago, a national banking association (hereinafter, together with its legal representatives, successors and assigns, referred to as "ANB").

      WHEREAS, BSRT has previously delivered to ANB that certain note dated as of December 1, 1994 in the maximum principal amount of Fifteen Million and no/100 Dollars ($15,000,000), subject to the limitations set forth therein; and,

      WHEREAS, BSRT has increased the maximum principal amount of the said note from Fifteen Million and no/100 Dollars ($15,000,000) to Thirty Million and no/100 Dollars ($30,000,00) pursuant to that certain First Amendment to Note dated as of December 18, 1995, subject to the limitations set forth therein (the said note, as so amended by the First Amendment to Note, is hereinafter referred to as the "Note").

      WHEREAS, BSRT desired to amend the Note, as set forth herein.

      NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Other Documents. Capitalized terms used in this Second Amendment but not otherwise defined herein shall have the meaning ascribed to them in the Note. Concurrent herewith, BSRT is amending or causing to be amended the Loan Agreement (pursuant to Fourth Amendment to Loan Agreement), the Mortgages, and the Additional Collateral Documents. All references in the Note to:

      a. the "Loan Agreement" are hereafter deemed to be references to the Loan Agreement, as previously amended and as amended concurrent herewith, as the same may hereafter be renewed, restated, replaced, extended or amended from time to time;

      b. the "Mortgages" are hereafter deemed to be references to the Mortgages as amended concurrent herewith, as the same hereafter may be amended from time to time, and all Mortgages which are executed and delivered to Lender concurrent herewith and which from time to time hereafter may be executed and delivered to Lender as security for or relating to the indebtedness and obligations as evidenced by any one or more of the Note, Loan Agreement and Reimbursement Agreement, as same may be amended from time to time;

      c. the "Reimbursement Agreement" are hereafter deemed to be references to any one or more Reimbursement Agreements hereafter executed and delivered to Lender in respect of any one or more Letters of Credit hereafter issued by Lender in respect of the Loan Agreement, as the same may be amended from time to time; and

      d. the "Additional Collateral Documents" are hereafter deemed to be references to the Additional Collateral Documents as amended concurrent herewith, as the same may hereafter be amended from time to time, and all other mortgages, documents and instruments (other than the Loan Agreement, Mortgages and Reimbursement Agreement) which are executed and delivered to Lender concurrent herewith and which from time to time hereafter may be executed and delivered to Lender as security for or relating to the indebtedness and obligations evidenced by any one or more of the Note, Loan Agreement and Reimbursement Agreement, as same may be amended from time to time.

2.    Maturity Date.  The Maturity Date set forth in paragraph 2G of the
Note is hereby changed from December 14, 1997 to May 31, 1998.

3. Loan Conversion Date. The Loan Conversion Date set forth in paragraph 2G of the Note is hereby changed from December 14, 1996 to May 31, 1997.

4. Loan Amount. All references in the Note to "Thirty Million" or "$30,000,000" are hereby amended to "Twenty Million" or "$20,000,000" as the case may be.

5. Addendum to Note. The Addendum to Note which was attached to the First Amendment to Note dated December 18, 1995 is hereby deleted therefrom.

6. Conflict; Inconsistency. Except as amended by this Second Amendment, the Note shall remain in full force and effect. In the event of any conflict or inconsistency between the terms and provisions of the Note and the terms and provisions of this Second Amendment, the terms and provisions of this Second Amendment shall control to the extent necessary to resolve such conflict or inconsistency.

7. Successors; Assigns. The provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns. This instrument has been made, executed and delivered in the State of Illinois and shall be governed by and construed in accordance with the laws of the State of Illinois.

      IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the date and year first written above.


BSRT:                                     ANB:

BANYAN STRATEGIC REALTY TRUST, a          AMERICAN NATIONAL BANK AND TRUST
Massachusetts business trust              COMPANY OF CHICAGO, a national
                                          banking association

BY:                                       By:
      ----------------------------              --------------------------
Its:                                      Its:
      ----------------------------              --------------------------

                                EXHIBIT 21

               SUBSIDIARIES OF BANYAN STRATEGIC REALTY TRUST


  NAME OF SUBSIDIARY                                STATE OF ORGANIZATION
  -------------------                               ----------------------
  Banyan/Morgan Milwaukee Limited Partnership       Illinois
  Banyan/Morgan Willowbrook Limited Partnership     Illinois
  BSLT/BSLFII H Street Partnership                  Illinois
  BSLT Milwaukee Corp.                              Illinois
  BSRT Colonial Courts Corp.                        Illinois
  BSRT Colonial Courts Limited Partnership          Illinois
  BSRT Commerce Center Corp.                        Illinois
  BSRT Fountain Square Corp.                        Illinois
  BSRT Hallmark Village Corp.                       Illinois
  BSRT Hallmark Village Limited Partnership         Illinois
  BSRT Lexington Corp.                              Illinois
  BSRT Lexington Trust                              Massachusetts
  BSRT Lexington B Corp.                            Illinois
  BSRT/M&J Northlake Limited Partnership            Illinois
  BSRT Merger Corp.                                 Illinois
  BSRT Newtown Corp.                                Illinois
  BSRT Newtown Trust                                Massachusetts
  BSRT Northlake Festival Corp.                     Illinois
  BSRT Riverport Corp.                              Illinois
  BSRT Riverport Trust                              Massachusetts
  BSRT/STM Business Center Trust                    Massachusetts
  BSRT/STM Business Center Corp.                    Illinois
  BSRT Willburr Corp.                               Illinois
  BSRT Woodcrest Office Corp.                       Illinois
  BSRT Woodcrest Office Park Limited Partnership    Illinois
  VSLT Ninth Street Corp.                           Illinois
  BSRT Phoenix Business Park Corp.                  Illinois
  Banyan/Morgan MOC Limited Partnership             Illinois
  BSRT Brook Corp.                                  Illinois
  BSRT Oklahoma Woodrun Corp.                       Illinois
  BSRT Oklahoma Willowpark Corp.                    Illinois
  BSRT Oklahoma Country Creek Corp.                 Illinois
  BSRT Oklahoma Winchester Run Corp.                Illinois
  BSRT Port 95-1 Corp.                              Illinois
  BSRT Port 95-2 Corp.                              Illinois
  BSRT Port 95-3 Corp.                              Illinois
  BSRT Butterfield Office Plaza, Inc.               Illinois

                       BANYAN STRATEGIC REALTY TRUST
                INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                      Pages

Report of Independent Auditors                                          F-2

Consolidated Balance Sheets, December 31, 1996 and 1995          F-3 to F-4

Consolidated Statements of Income and Expenses For
the Years Ended December 31, 1996, 1995 and 1994                        F-5

Consolidated Statements of Shareholders' Equity For
the Years Ended December 31, 1996, 1995 and 1994                        F-6

Consolidated Statements of Cash Flows For the Years
Ended December 31, 1996, 1995 and 1994                           F-7 to F-8

Notes to Consolidated Financial Statements                      F-9 to F-30
























All schedules are omitted since the required information is not present or is not present in amounts sufficient to require submission of the schedule or because the information required is included in the consolidated financial statements and notes thereto.

                      REPORT OF INDEPENDENT AUDITORS


TO THE SHAREHOLDERS OF BANYAN STRATEGIC REALTY TRUST

     We have audited the accompanying consolidated balance sheets of Banyan Strategic Realty Trust as of December 31, 1996 and 1995, and the related consolidated statements of income and expenses, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Banyan Strategic Realty Trust at December 31, 1996 and 1995, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.





                                      ERNST & YOUNG LLP






Chicago, Illinois
March 20, 1997, except for Notes 12 and 13, as to which the date is April 9, 1997.


                                           BANYAN STRATEGIC REALTY TRUST
                                            CONSOLIDATED BALANCE SHEETS
                                            DECEMBER 31, 1996 AND 1995

                                                                             Consolidated      Consolidated
                                                                                1996               1995
                                                                            -------------      ------------

ASSETS
------

Cash and Cash Equivalents. . . . . . . . . . . . . . . . . . . . . . . .    $   3,805,260       $ 5,500,215
Interest Receivable on Investments . . . . . . . . . . . . . . . . . . .           46,313            70,352
Interest Receivable on Mortgage Loans. . . . . . . . . . . . . . . . . .            ---              60,780
Accounts Receivable. . . . . . . . . . . . . . . . . . . . . . . . . . .        1,194,425           528,029
                                                                             ------------      ------------
                                                                                5,045,998         6,159,376
                                                                             ------------      ------------

Mortgage Loans Receivable (Net of Unamortized Discount). . . . . . . . .             ---          5,433,094

Investment in Real Estate, at cost:
  Land . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       16,956,094        12,809,994
  Building . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       85,210,415        74,343,233
  Building Improvements. . . . . . . . . . . . . . . . . . . . . . . . .        5,015,673         3,046,838
                                                                             ------------      ------------

                                                                              107,182,182        90,200,065
  Less: Accumulated Depreciation . . . . . . . . . . . . . . . . . . . .       (4,692,455)       (2,337,095)
                                                                             ------------      ------------
                                                                              102,489,727        87,862,970
                                                                             ------------      ------------

Investment in Real Estate Venture. . . . . . . . . . . . . . . . . . . .        5,713,759         8,895,678
Deferred Financing Costs (Net of Accumulated
  Amortization of $722,925 and $224,020,
  Respectively). . . . . . . . . . . . . . . . . . . . . . . . . . . . .        1,326,489         1,188,174
Other Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        1,958,232         1,225,480
                                                                             ------------      ------------
Total Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $116,534,205      $110,764,772
                                                                             ============      ============





                                           BANYAN STRATEGIC REALTY TRUST
                                      CONSOLIDATED BALANCE SHEETS - CONTINUED
                                            DECEMBER 31, 1996 AND 1995


                                                                             Consolidated      Consolidated
                                                                                1996               1995
                                                                            -------------      ------------

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------

Liabilities
Accounts Payable and Accrued Expenses. . . . . . . . . . . . . . . . . .    $   2,481,253      $  1,332,708
Accrued Real Estate Taxes. . . . . . . . . . . . . . . . . . . . . . . .          763,238           703,919
Mortgage Loans Payable . . . . . . . . . . . . . . . . . . . . . . . . .       48,181,023        43,522,181
Bonds Payable. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       10,900,000         5,500,000
Accrued Interest Payable . . . . . . . . . . . . . . . . . . . . . . . .          237,922           107,325
Unearned Revenue . . . . . . . . . . . . . . . . . . . . . . . . . . . .          248,748            94,002
Security Deposit Liabilities . . . . . . . . . . . . . . . . . . . . . .          473,758           439,135
                                                                             ------------      ------------
Total Liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . .       63,285,942        51,699,270
                                                                             ------------      ------------

Minority Interest in Consolidated Partnerships . . . . . . . . . . . . .        2,313,825         2,190,098

Shareholders' Equity . . . . . . . . . . . . . . . . . . . . . . . . . .
Shares of Beneficial Interest, No Par
  Value, Unlimited Authorization;
  12,001,620 and 11,999,787 Shares
  Issued, Respectively . . . . . . . . . . . . . . . . . . . . . . . . .      106,694,912       106,687,212
Accumulated Deficit. . . . . . . . . . . . . . . . . . . . . . . . . . .      (48,394,525)      (42,445,859)
Treasury Shares at Cost, 1,522,649 Shares. . . . . . . . . . . . . . . .       (7,365,949)       (7,365,949)
                                                                             ------------      ------------
Total Shareholders' Equity . . . . . . . . . . . . . . . . . . . . . . .       50,934,438        56,875,404
                                                                             ------------      ------------
Total Liabilities and Shareholders' Equity . . . . . . . . . . . . . . .     $116,534,205      $110,764,772
                                                                             ============      ============

Book Value Per Share of Beneficial Interest
  (10,478,971 and 10,477,138 Shares
  Outstanding, respectively) . . . . . . . . . . . . . . . . . . . . . .     $       4.86      $       5.43
                                                                             ============      ============





               The accompanying notes are an integral part of the consolidated financial statements.

                                           BANYAN STRATEGIC REALTY TRUST
                                  CONSOLIDATED STATEMENTS OF INCOME AND EXPENSES
                               FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                               1996             1995              1994
                                                           ------------     ------------      ------------
REVENUE
  Rental Income. . . . . . . . . . . . . . . . . . . . .   $ 18,606,996      $10,118,609       $ 6,731,108
  Operating Cost Reimbursement . . . . . . . . . . . . .      1,936,392          918,914           523,792
  Miscellaneous Tenant Income. . . . . . . . . . . . . .        259,844          194,335           238,175
  Interest and Amortized Discount on Mortgage Loans. . .        441,725        1,036,052           959,565
  Income on Investments. . . . . . . . . . . . . . . . .        159,361          634,459           381,161
                                                            -----------      -----------       -----------
Total Revenue. . . . . . . . . . . . . . . . . . . . . .     21,404,318       12,902,369         8,833,801
                                                            -----------      -----------       -----------
EXPENSES . . . . . . . . . . . . . . . . . . . . . . . .
  Operating Property Expenses. . . . . . . . . . . . . .      4,296,266        2,785,740         1,939,320
  Repairs and Maintenance. . . . . . . . . . . . . . . .      2,378,139        1,256,444           823,669
  Real Estate Taxes. . . . . . . . . . . . . . . . . . .      1,748,105        1,153,797           726,022
  Interest Expense . . . . . . . . . . . . . . . . . . .      4,011,218        1,583,645           342,700
  Ground Lease Expense . . . . . . . . . . . . . . . . .        871,471          376,130              ---
  Depreciation and Amortization. . . . . . . . . . . . .      2,453,059        1,334,992           875,949
  General and Administrative . . . . . . . . . . . . . .      3,125,509        2,036,367         2,177,513
  Amortization of Deferred Loan Fees
    and Financing Costs. . . . . . . . . . . . . . . . .        511,757          234,056            49,361
  Recovery of Losses on Loans, Notes and
    Interest Receivable. . . . . . . . . . . . . . . . .        (16,569)        (164,958)         (192,212)
                                                            -----------      -----------       -----------
Total Expenses . . . . . . . . . . . . . . . . . . . . .     19,378,955       10,596,213         6,742,322
                                                            -----------      -----------       -----------
Income Before Minority Interest and Income
  (Loss) from Operations of Real Estate Ventures . . . .      2,025,363        2,306,156         2,091,479
Minority Interest in Consolidated Partnerships . . . . .       (481,411)        (178,114)          (55,718)
Income (Loss) from Operations of Real Estate Ventures. .     (3,301,212)         472,003        (2,994,361)
Gain on Disposition of Property. . . . . . . . . . . . .           ---              ---             46,108
                                                            -----------      -----------       -----------
Net Income (Loss). . . . . . . . . . . . . . . . . . . .    $(1,757,260)     $ 2,600,045       $  (912,492)
                                                            ===========      ===========       ===========
Earnings (Loss) Per Share of Beneficial Interest
  (10,478,410, 10,474,079 and 10,471,102
  Weighted Average Number of Shares Outstanding,
  respectively). . . . . . . . . . . . . . . . . . . . .    $    (0.17)      $      0.25       $     (0.09)
                                                            ===========      ===========       ===========


               The accompanying notes are an integral part of the consolidated financial statements.


                                              BANYAN STRATEGIC REALTY TRUST
                                     CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                  FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994


                                             Shares of
                                          Beneficial Interest
                                      -------------------------    Accumulated       Treasury
                                        Shares        Amount         Deficit          Shares           Total
                                      ---------    ------------   -------------    ------------     -----------

Shareholders' Equity,
 December 31, 1993 . . . . . .       11,993,751    $106,662,313    $(35,754,719)    $(7,365,949)   $ 63,541,645

Net Loss . . . . . . . . . . .            ---             ---          (912,492)          ---          (912,492)

Distributions Paid . . . . . .            ---             ---        (4,188,441)          ---        (4,188,441)
                                     ----------    ------------    ------------     -----------    ------------

Shareholders' Equity,
 December 31, 1994 . . . . . .       11,993,751     106,662,313     (40,855,652)     (7,365,949)     58,440,712

Award Shares Issued. . . . . .            6,036          24,899            ---            ---            24,899

Net Income . . . . . . . . . .            ---             ---         2,600,045           ---         2,600,045

Distributions Paid . . . . . .            ---             ---        (4,190,252)          ---        (4,190,252)
                                     ----------    ------------    ------------     -----------    ------------
Shareholders' Equity,
 December 31, 1995 . . . . . .       11,999,787     106,687,212     (42,445,859)     (7,365,949)     56,875,404

Award Shares Issued. . . . . .            1,833           7,700           ---             ---             7,700

Net Loss . . . . . . . . . . .            ---             ---        (1,757,260)          ---        (1,757,260)

Distributions Paid . . . . . .            ---             ---        (4,191,406)          ---        (4,191,406)
                                     ----------    ------------    ------------     -----------    ------------
Shareholders' Equity,
 December 31, 1996 . . . . . .       12,001,620    $106,694,912    $(48,394,525)    $(7,365,949)   $ 50,934,438
                                    ===========    ============    ============     ===========    ============




                  The accompanying notes are an integral part of the consolidated financial statements.

                                             BANYAN STRATEGIC REALTY TRUST
                                         CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                           Consolidated     Consolidated      Consolidated
                                                               1996             1995              1994
                                                           ------------     ------------      ------------

CASH FLOWS FROM OPERATING ACTIVITIES:
NET INCOME (LOSS). . . . . . . . . . . . . . . . . . . .    $(1,757,260)    $  2,600,045       $  (912,492)
Adjustments to Reconcile Net Income (Loss)
 to Net Cash Provided by Operating Activities:
  Recovery of Losses on Loans, Notes and
    Interest Receivable. . . . . . . . . . . . . . . . .        (16,569)        (164,958)          (57,226)
  Gain on Disposition of Property. . . . . . . . . . . .            ---            ---             (46,108)
  Amortization of Premium on Investment Securities . . .            ---           10,596            66,474
  Depreciation and Amortization. . . . . . . . . . . . .      2,964,816        1,569,048           925,310
  Amortization of Discount on Mortgage Loans
    Receivable . . . . . . . . . . . . . . . . . . . . .        (34,547)        (372,129)         (307,920)
  Net Loss (Income) From  Operation of
    Real Estate Ventures . . . . . . . . . . . . . . . .      3,301,212         (472,003)        2,994,361
  Minority Interest Participation in
    Consolidated Partnerships. . . . . . . . . . . . . .        481,411          178,114            55,718
  Incentive Compensation Expense . . . . . . . . . . . .        729,700            3,500            28,300
Net Change In:
  Interest Receivable on Mortgage Loans
    and Investments. . . . . . . . . . . . . . . . . . .         84,819            6,154            88,074
  Accounts Receivable. . . . . . . . . . . . . . . . . .       (666,396)        (420,357)           91,281
  Other Assets . . . . . . . . . . . . . . . . . . . . .       (748,230)        (213,082)         (323,072)
  Accounts Payable and Accrued Expenses. . . . . . . . .        721,126          (42,961)          384,292
  Accrued Interest Payable . . . . . . . . . . . . . . .        130,597           67,320              (571)
  Accrued Real Estate Tax Payable. . . . . . . . . . . .         54,267           10,753           368,469
  Unearned Revenue . . . . . . . . . . . . . . . . . . .        158,310           70,709             2,271
  Security Deposit Liability . . . . . . . . . . . . . .         (1,472)          16,479            16,361
                                                            -----------      -----------       -----------
Net Cash Provided By Operating Activities. . . . . . . .      5,401,784        2,847,228         3,373,522
                                                            -----------      -----------       -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of Real Estate Assets. . . . . . . . . . .    (15,013,282)     (47,818,144)      (18,650,295)
  (Investments In) Distributions From Real
    Estate Ventures, Net . . . . . . . . . . . . . . . .       (119,293)          56,558           (23,820)
  Proceeds from Sale of Mortgage Loans
   Receivable. . . . . . . . . . . . . . . . . . . . . .      5,440,047             ---               ---
  Proceeds From Sale of Investment in
    Real Estate Venture. . . . . . . . . . . . . . . . .            ---        2,217,558              ---
  Additions to Investment in Real Estate . . . . . . . .     (1,968,835)      (1,183,619)         (647,367)




                                             BANYAN STRATEGIC REALTY TRUST
                                    CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED



                                                           Consolidated     Consolidated      Consolidated
                                                               1996             1995              1994
                                                           ------------     ------------      ------------

  Payment of Liabilities Assumed at Acquisition
    of Real Estate Assets. . . . . . . . . . . . . . . .       (339,219)          34,585          (374,519)
  Proceeds From Sale of Real Estate. . . . . . . . . . .            ---            ---              97,435
  Recovery of Losses on Loans, Notes and
    Interest Receivable  . . . . . . . . . . . . . . . .         16,569          164,958           114,298
  Principal Payments of Investment Securities. . . . . .         22,365            ---          12,991,276
  Proceeds from Sale and Maturities of
    Investment Securities. . . . . . . . . . . . . . . .        817,314        2,500,000             ---
  Purchase of Investment Securities. . . . . . . . . . .       (839,679)      (1,493,360)       (1,017,236)
  Investment Securities Sold to Affiliates . . . . . . .           ---             ---           1,372,373
  Principal Collections on Mortgage Loans
    Receivable . . . . . . . . . . . . . . . . . . . . .         14,742           43,817            36,742
  Investment in Mortgage Loans Receivable. . . . . . . .           ---             ---              (4,771)
  Due from Affiliates. . . . . . . . . . . . . . . . . .           ---           730,229          (442,354)
                                                            -----------      -----------       -----------
Net Cash Used In Investing Activities. . . . . . . . . .    (11,969,271)     (44,747,418)       (6,548,238)
                                                            -----------      -----------       -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from Bonds and Mortgage Loans Payable . . . .     21,645,000       35,806,807         9,500,000
  (Distributions To) Investment From
    Minority Partners. . . . . . . . . . . . . . . . . .       (357,684)       1,797,135           (69,840)
  Deferred Financing Costs . . . . . . . . . . . . . . .       (637,220)        (597,134)         (718,099)
  Principal Payments on Mortgage Loans and
    Bonds Payable. . . . . . . . . . . . . . . . . . . .    (11,586,158)        (185,321)          (85,678)
  Dividends Paid to Shareholders . . . . . . . . . . . .     (4,191,406)      (4,190,252)       (4,188,441)
                                                            -----------      -----------       -----------
Net Cash Provided By Financing Activities. . . . . . . .      4,872,532       32,631,235         4,437,942
                                                            -----------      -----------       -----------
Net (Decrease) Increase In Cash and Cash Equivalents . .     (1,694,955)      (9,268,955)        1,263,226

Cash and Cash Equivalents at Beginning of Year . . . . .      5,500,215       14,769,170        13,505,944
                                                            -----------      -----------       -----------
Cash and Cash Equivalents at End of Year . . . . . . . .    $ 3,805,260      $ 5,500,215       $14,769,170
                                                            ===========      ===========       ===========




                  The accompanying notes are an integral part of the consolidated financial statements.

                       BANYAN STRATEGIC REALTY TRUST
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             DECEMBER 31, 1996


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A.   BASIS OF PRESENTATION

     Banyan Strategic Realty Trust (the "Trust") was organized as a business trust under the laws of the Commonwealth of Massachusetts, pursuant to a Declaration of Trust filed March 14, 1986 under the name VMS Strategic Land Trust.

     The accompanying consolidated financial statements include the accounts of the Trust, its wholly-owned subsidiaries and its controlled Partnerships. All intercompany balances and transactions have been eliminated in consolidation. Investment in Real Estate Ventures are accounted for on the equity method.


B.   DEFERRED FINANCING COSTS

     Deferred financing costs are amortized over the term of the related loans using the level yield method.

C.   INVESTMENT SECURITIES

     Investment securities are classified as available for sale and carried at fair value, as determined by quoted market prices, with unrealized gains and losses reflected in the Statement of Shareholders' Equity. Realized gains and losses are determined on a specific identification basis. The basis of investment securities is adjusted for amortization of premiums and discounts using the level yield method.

D.   INVESTMENT IN REAL ESTATE

     In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of" ("FAS 121"), under which the Trust would be required to recognize impairment losses for its properties when indicators of impairment are present and a property's expected undiscounted cash flows are not sufficient to recover the property's carrying amount. The Trust adopted FAS 121 effective January 1, 1995 with no effect on the accompanying 1995 consolidated financial statements. During the quarter ended December 31, 1996, the venture owning the H Street Assemblage property recorded a valuation allowance of $6,000,000, of which the Trust's share is $3,180,000. See Note 7, Investment in Real Estate Venture, for further details.

E.   REVENUE RECOGNITION

     Interest income is accrued when earned. The accrual of interest is discontinued when the borrower acknowledges its inability to make payments or when payments become contractually delinquent ninety days or more, unless the loan is in the process of collection. Once a loan has been placed in a non-accrual status, all cash received is applied against the outstanding loan balance until such time as the borrower has demonstrated an ability to make payments under the terms of the then current loan agreement. That portion of accrued interest income which the Trust considers to be unlikely of collection is reflected in the accompanying consolidated statements of income and expenses in the provision for losses on loans, notes and interest receivable. However, the Trust intends to pursue collection of all amounts contractually due from the borrowers.

                       BANYAN STRATEGIC REALTY TRUST
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


F.   MORTGAGE LOANS RECEIVABLE

     Mortgage loans receivable in the accompanying consolidated balance sheet is presented at net carrying value, which represents the outstanding principal less unamortized purchased mortgage loan discounts plus any associated unamortized deferred loan costs. Unamortized purchased mortgage loan discounts and associated deferred loan costs are amortized over the term of the loan using the level yield method.

     The Financial Accounting Standards Board issued Statements of Financial Accounting Standards Nos. 114 and 118 ("FAS 114/118"),
"Accounting by Creditors for Impairment of a Loan". The adoption of FAS 114/118 by the Trust effective January 1, 1995 has not had any impact on the carrying value of the Trust's mortgage loans or financial statements as of December 31, 1995.

G.   MARKET VALUE ADJUSTMENT OF FINANCIAL INSTRUMENTS

     The Trust adopted in 1995 Statement of Financial Accounting Standards No. 107 ("FAS 107"), "Disclosures about Fair Value of Financial Instruments," which requires entities to disclose the fair value of all financial assets and liabilities for which it is practicable to estimate. Value is defined in FAS 107 as the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. The Trust believes the carrying amount of its financial instruments approximates fair value at December 31, 1996 and 1995, based upon (i) fixed rates on mortgage loans payable are comparable to rates currently offered in the market, (ii) the variable rates on the line of credit and bonds payable and (iii) the relatively short maturity of the Trust's cash equivalents. The Trust has no other financial instruments.

H.  INCOME TAXES

     For the years ended December 31, 1996, 1995 and 1994, the Trust continued to be treated as a real estate investment trust ("REIT") under Internal Revenue Code Sections 856-860. In order to qualify, the Trust was required to distribute at least 95% of its taxable income to shareholders and meet asset and income tests as well as certain other requirements.

     As of December 31, 1996, Investment in Real Estate and Investment in Real Estate Ventures has a gross and net basis, respectively, of $107,182,182 and $12,313,038, respectively, for income tax purposes. Additionally, investment in liquidating trust with a tax basis of $840,100 has not been accorded any value for financial reporting purposes.

     As of December 31, 1996, the Trust has a net operating loss carry-forward of approximately $11,498,000 which will expire in 2005, 2006 and 2008.

I.   CASH EQUIVALENTS

     The Trust considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

                       BANYAN STRATEGIC REALTY TRUST
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


J.   USE OF ESTIMATES

     The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

K.   RECLASSIFICATIONS

     Certain reclassifications have been made to the previously reported 1995 and 1994 consolidated financial statements in order to provide comparability with the 1996 consolidated financial statements. These reclassifications have not changed the 1995 or 1994 results.


2.  MORTGAGE LOANS RECEIVABLE

   Karfad Associates (the "Borrower"), which was indebted to the Trust pursuant to the Karfad loan in the original principal amount of $5,849,266 (the "Loan"), failed to make the required interest payments due on the first of each month from January through May of 1996 resulting in a foreclosure and a direct action against the guarantors. On May 17, 1996, the Trust entered into a Settlement Agreement (the "Agreement") and two loan sale agreements with the Borrower and a party affiliated with the Borrower pursuant to which the Karfad Loan, as well as four related loans to parties affiliated with the Borrower (collectively the "Loan Portfolio"), were to be sold at an amount equal to the Trust's December 31, 1995 carrying value for the Loan Portfolio totalling approximately $5,440,000. On June 28 and July 31, 1996, the Trust completed the sale of the Loan Portfolio. In addition, the Borrower made all interest payments due pursuant to the terms of the original remaining four loans in the Loan Portfolio and the Loan from January 1, 1996 through the date of sale in the amount of approximately $407,000. As a result of the Agreement, the Trust terminated the recognition of income from the amortization of the Loan's purchase discount effective January 1, 1996. As of July 31, 1996, the Trust has no further interest in the Loan Portfolio.

                       BANYAN STRATEGIC REALTY TRUST
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


                                        1996         1995         1994
                                     ----------  -----------  -----------
Reconciliation of Net
  Investment in Mortgage
  Loans Receivable:

Balance at Beginning of Year . . . . $5,433,094   $5,136,229   $4,891,462
    Additions During Year:
      Deferred Loan Costs. . . . . .       ---         ---          4,771
      Amortization of Discount
        on Mortgage Loans
        Receivable . . . . . . . . .     34,547      372,129      307,920
                                     ----------   ----------   ----------
    Deductions During Year:
      Proceeds From Sale of
        Mortgage Loans
        Receivable . . . . . . . . . (5,440,047)        ---          ---
      Principal Collections
        on Mortgage Loans. . . . . .    (14,742)     (43,817)     (36,742)
      Amortization of Deferred
        Loan Costs . . . . . . . . .    (12,852)     (31,447)     (31,182)
                                     ----------   ----------   ----------

                                     (5,467,641)     (75,264)     (67,924)
                                     ----------   ----------   ----------
  Balance at End of Year . . . . . . $     ---    $5,433,094   $5,136,229
                                     ==========   ==========   ==========

                                           BANYAN STRATEGIC REALTY TRUST
                              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


3.   MORTGAGE LOANS AND BONDS PAYABLE

     The properties of the Trust as described below are subject to mortgage loans and bonds payable at December
31, 1996 and 1995 as follows:

                      Mortgage      Mortgage
                      Loans and     Loans and
                       Bonds          Bonds                                                             Cash
                       Payable       Payable                                                           Basis
                       Balance       Balance       Annual       Final                   Estimated      Interest
Property Pledged       as of          as of       Interest     Maturity    Periodic      Balloon       Paid in
as Collateral         12/31/96       12/31/95       Rate         Date      Payment       Payment        1996
----------------    -----------    ----------    ---------    ---------   ---------    ----------     ----------
FIRST MORTGAGES:

Milwaukee Industrial
Portfolio,
Metropolitan
Milwaukee, WI (a).  $ 3,707,416   $ 3,799,835           8%     10/01/98   $ 33,458     $3,511,074       $275,615

Elmhurst Metro
Court
Elmhurst, IL (b) .    3,908,390     3,954,132        8.83%     01/01/00     33,103      3,730,074        318,396

Colonial Courts
of Westland Apts.,
Columbus, OH (c) .    5,500,000     5,500,000          (c)     12/01/24         (c)     5,500,000        197,339

Willowbrook
Industrial
Court,
Willowbrook,
IL (d) . . . . . .    2,590,983     2,629,974         8.5%     07/01/02     22,050      2,281,280        203,557

Northlake Tower
Shopping Center,
Atlanta, GA. . . .   10,350,000    10,350,000         8.5%     08/01/05     73,313     10,350,000        879,750





                                           BANYAN STRATEGIC REALTY TRUST
                              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


                      Mortgage      Mortgage
                      Loans and     Loans and
                       Bonds          Bonds                                                             Cash
                       Payable       Payable                                                           Basis
                       Balance       Balance       Annual       Final                   Estimated      Interest
Property Pledged       as of          as of       Interest     Maturity    Periodic      Balloon       Paid in
as Collateral         12/31/96       12/31/95       Rate         Date      Payment       Payment        1996
----------------    -----------    ----------    ---------    ---------   ---------    ----------     ----------

Quantum Business
Center,
Jefferson County,
KY . . . . . . . .    2,634,563     2,688,240           8%     04/25/01      22,641     2,320,254        195,372

Florida Power and
Light Building
Sarasota, FL (e) .    6,118,702          ---         7.21%     03/13/03      46,070     5,254,660        356,923

Woodcrest Office
Park
Tallahassee, FL
(f). . . . . . . .    7,212,899          ---         8.25%     08/01/03      57,163     6,434,628        277,061

Midwest Office
Center
Oakbrook, IL (d) .    3,258,070          ---         7.13%     05/01/03      24,760     2,741,057        144,875

6901 Riverport
Drive
Louisville, KY (g)    5,400,000          ---           (g)     12/01/14         (g)           (g)         32,163

FIRST MORTGAGE
LINE OF CREDIT:

Collateralized
by the Trust's
various property
interests (h). . .   8,400,000    20,100,000           (h)      5/31/98         (h)    8,400,000         999,570
                   -----------   -----------
                   $59,081,023   $49,022,181
                   ===========   ===========

                       BANYAN STRATEGIC REALTY TRUST
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


     The principal balance of the Trust's mortgage loans and bonds are scheduled to be repaid as follows:


        1997 . . . . . . . . . . . .           $   858,769
        1998 . . . . . . . . . . . .            12,765,534
        1999 . . . . . . . . . . .                 815,316
        2000 . . . . . . . . . . .               4,516,794
        2001 . . . . . . . . . . . .             3,087,295
  Thereafter . . . . . . . . . . . .            37,037,315
                                               -----------

       Total . . . . . . . . . . . .           $59,081,023
                                               ===========


(a) The loan contains a prepayment penalty which is based on a formula to provide yield maintenance protection to the lender.

(b) The loan contains a prepayment penalty of 5% of the outstanding principal loan balance in year one, decreasing by 1% thereafter through the loan's maturity date.

(c) On December 14, 1994, a limited partnership consisting of the Trust, a wholly-owned subsidiary and an unrelated third party, which holds title to the Colonial Courts property, completed a $5,500,000 tax-exempt bond financing in connection with the Colonial Courts property. The bond was collateralized by a $5,624,315 letter of credit issued by American National Bank and Trust Company ("original LOC") as a draw against the Trust's line
of credit (see Note 3(h) below for further details).   The bond has a
thirty year term and requires monthly payments of interest only based upon the weekly low floater tax exempt bond rate. The weekly low floater bond rate as of December 31, 1996 equaled 3.83%.

      On April 15, 1996, the partnership replaced the original LOC with an irrevocable letter of credit in the amount of $5,624,315 issued by Citizens National Bank of Evansville ("Replacement LOC"). The bonds are also secured by a first mortgage on the Colonial Courts property. The Replacement LOC is confirmed by an irrevocable direct pay letter of credit in the amount of $5,624,315 provided by the Federal Home Loan Bank of Indianapolis ("FHLB"). The Replacement LOC and the FHLB letter of credit have a term of five years with an option for an additional five year term. The annual fee for the Replacement LOC is equal to one percent (1%) of the letter of credit amount or $56,243. The annual fee for the FHLB letter of credit is approximately $2,800. In consideration of its assistance in obtaining the Replacement LOC and in accordance with the Trust's obligations under the partnership agreement, the Trust increased the limited partnership interest of PHC General Partnership ("PHC") in the BSRT Colonial Courts Limited Partnership from 10% to 25%. The PHC ownership percentage change became effective May 1, 1996 for financial reporting purposes.

(d) The loan contains a prepayment penalty of 7% of the outstanding principal loan balance in year one, decreasing by 1% thereafter through the loan's maturity date.

                       BANYAN STRATEGIC REALTY TRUST
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


(e) On March 13, 1996, the Trust executed a nonrecourse first mortgage loan collateralized by the Florida, Power and Light office building. The loan contains a prepayment penalty which is based on a formula to provide yield maintenance protection to the Lender.

      The Trust, at its discretion, has the right to adjust the interest rate ("Adjusted Interest Rate") on the loan on April 1, 2001. The Adjusted Interest Rate is computed based at a rate of 300 basis points over the two-year U.S. Treasury rate as of December 18, 2000.

(f) On July 15, 1996, BSRT Woodcrest Office Park Limited Partnership , a limited partnership among a subsidiary of the Trust, as general partner, and Mr. Daniel Smith and the Trust as limited partners, executed a nonrecourse first mortgage loan collateralized by the Woodcrest Office Park property. The loan contains a prepayment penalty of 7% of the outstanding principal balance in year one, decreasing by 1% thereafter through the loan's maturity date.

(g) On November 19, 1996, the Trust acquired a 100% leasehold interest in the property located at 6901 Riverport Drive (the"Riverport Property") located in Louisville, Kentucky. The Trust utilized $200,000 of cash reserves for the acquisition and assumed a lease obligation. The reminder of the acquisition price was provided for by a draw upon the Trust's line of credit. The property is encumbered by tax-exempt Industrial Revenue Bond financing with an outstanding principal balance in the amount of $5,700,000 issued by Jefferson County, Kentucky. The lease assumed requires monthly payment of variable rate interest which is due the first of each month and annual principal payments in the amount of $300,000 which are due and payable each December 1 to and including December 1, 2014, the maturity date. Under the terms of the lease, the lease payments are equal to the required principal and interest payments on the bonds. An irrevocable letter of credit was issued as additional collateral for the bond financing which matures in December 1999. The bank issuing the letter of credit has a secured interest in the property. The annual fee for the letter of credit is equal to 1.5% of the letter of credit amount or $90,343. The variable interest rate on the bonds as of December 1996 was 3.8%.

(h) On December 13, 1994, the Trust executed a Mortgage Loan Commitment (the "Original Line") with American National Bank and Trust Company of Chicago ("ANB") in the amount of $15,000,000. The Original Line was a revolving line of credit with an initial term of two years. The Original Line also provided for a one year extension subsequent to the initial two year term with a balloon payment of principal required upon maturity, December 14, 1997. During the initial term of the Original Line and any extension, the Trust was required to pay interest only at the rate of LIBOR plus 2.25% or Prime plus .25% at the election of the Trust which currently equals approximately 7.6% to 8.5% per annum. A letter of credit fee of one percent of the amount of the then outstanding Letter of Credit balance was required to be paid quarterly. Mortgages on certain of the Trust's properties and its mortgage loans receivable served as collateral for the Original Line.

                       BANYAN STRATEGIC REALTY TRUST
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


      On December 15, 1995, the Trust and ANB entered into an agreement modifying the Original Line by increasing the amount the Trust could borrow from $15,000,000 to $30,000,000 (the "Modified Line"). The Trust provided the Bank additional collateral consisting of mortgages on certain properties as well as pledges of the Trust's subsidiaries stock or partnership interest in the entities owning said properties. The Trust also paid a loan fee upon execution of the Modified Line in the amount of $75,000, or .5% of the increase in the Original Line. All other terms, as provided for under the Original Line, remain unchanged. In addition, the Trust is required to pay the Bank an unused facility fee of.5% per annum multiplied by the average portion of the Modified Line that is undrawn from time-to-time.

      As of December 31, 1995, the Trust had utilized approximately $25,724,000 of the $30,000,000 available under the Modified Line. On March 13 and July 15, 1996, the Trust used the proceeds for mortgage loans collateralized by the Florida Power and Light and Woodcrest Office Park properties, to pay down the revolving line of credit in the amounts of $6,200,000 and $7,000,000, respectively. In addition, on April 15, 1996, the Trust replaced a $5,624,315 letter of credit previously issued by ANB which had been collateralized by the Modified Line with an irrevocable letter of credit in the same amount by Citizen's National Bank of Evansville (See Note 3(a) above for details). The Trust borrowed $1,000,000 under the Modified Line for the acquisition of the Midwest Office Park property in April 1996. (See Note 5, Investment in Real Estate, for further details.) On June 28 and July 31, 1996, the Trust sold its interest in the Karfad loan portfolio (See Note 2, Mortgage Loans Receivable, for further details). On August 1, 1996, the Trust used a portion of the Karfad loan portfolio net sales proceeds to pay down $3,900,000 of the Modified Line. On November 19, 1996, the Trust borrowed $4,400,000 under the Modified Line for the acquisition of the leasehold interest in the Riverport Property. (See Note 5, Investment in Real Estate, for further details.) As a result of the above transactions, as of December 31, 1996, the Trust had an outstanding balance of $8,400,000 of the $30,000,000 available under the Modified Line.

4.   GROUND LEASE

     On July 28, 1995, BSRT/M&J Northlake Limited Partnership, a joint venture between a subsidiary of the Trust and M&J Wilkow Retail Ltd., acquired a leasehold interest in a shopping center in Atlanta, Georgia pursuant to a ground lease with a remaining term of sixty-two years. The ground lease requires annual lease payments of $600,000 or $50,000 per month through October 4, 2007 plus 7% of total annual gross rental income commencing when gross rental income exceeds $2,000,000 from the operations of the Northlake Property. The ground lease also requires that the Trust pay property operating expenses, including real estate taxes.

5.   INVESTMENT IN REAL ESTATE

     As of December 31, 1996, the Trust's investment in real estate consisted of the following:


                                           BANYAN STRATEGIC REALTY TRUST
                              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                                                                                       Costs Capitalized
Property & Location/                            Initial Costs to the Trust          Subsequent to Acquisition
Date of Construction/                         -------------------------------    ------------------------------
Date Acquired/                                                  Buildings &                         Buildings &
Method of Depreciation                           Land           Improvements         Land          Improvements
----------------------                        -----------       ------------     -----------       ------------
Milwaukee Industrial Portfolio
Milwaukee, WI
1973-1980
4/30/93. . . . . . . . . . . . . . . . . .    $   532,800        $ 5,242,243      $    ---          $   634,090

Colonial Courts of Westland Apartments,
Columbus, OH
1963
6/17/93. . . . . . . . . . . . . . . . . .        697,034          2,947,186           ---            1,891,159

Hallmark Village Apartments
Clarksville, IN
1972
9/28/93. . . . . . . . . . . . . . . . . .        448,000          5,625,670           ---              718,827

Elmhurst Metro Court
Elmhurst, IL
1982
11/30/93 . . . . . . . . . . . . . . . . .      1,615,360          3,604,358           ---              235,506

Colonial Penn Office
Building, Tampa Bay, FL
1984
3/22/94. . . . . . . . . . . . . . . . . .      1,189,300          7,366,210           ---                ---

Florida Power & Light Office
Building, Sarasota, FL
1991
3/22/94. . . . . . . . . . . . . . . . . .      1,700,000          8,366,922           ---              119,806

Willowbrook Industrial Court
Willowbrook, IL
1979
6/16/95. . . . . . . . . . . . . . . . . .        962,500          2,961,179           ---              148,861




                                           BANYAN STRATEGIC REALTY TRUST
                              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                                                                                       Costs Capitalized
Property & Location/                            Initial Costs to the Trust          Subsequent to Acquisition
Date of Construction/                         -------------------------------    ------------------------------
Date Acquired/                                                  Buildings &                         Buildings &
Method of Depreciation                           Land           Improvements         Land          Improvements
----------------------                        -----------       ------------     -----------       ------------
Northlake Tower Shopping Center,
Atlanta, GA
1983-1984
7/28/95. . . . . . . . . . . . . . . . . .          ---           17,143,993           ---              380,474

Quantum Business Center
Jefferson County, KY
1976-1980
9/26/95. . . . . . . . . . . . . . . . . .        900,000          4,164,685           ---              112,215

Lexington Business Center
Lexington, KY
1985
12/05/95 . . . . . . . . . . . . . . . . .       1,330,000         5,753,284           ---              313,544

Newtown Distribution Center
Lexington, KY
1981-1982
12/05/95 . . . . . . . . . . . . . . . . .        355,000          3,234,143           ---               14,032

Woodcrest Office Park
Tallahassee, FL
1967-1989
12/19/95 . . . . . . . . . . . . . . . . .      3,080,000          7,967,657            ---             291,658

Midwest Office Center
Oakbrook, IL (d)
1979
4/18/96. . . . . . . . . . . . . . . . . .      2,396,100          2,591,138            ---             155,501

6901 Riverport Drive
Louisville, KY (e)
1985
11/19/96 . . . . . . . . . . . . . . . . .      1,750,000          8,241,747            ---                 ---
                                              -----------        -----------     -----------        -----------
                                              $16,956,094        $85,210,415     $      ---         $ 5,015,673
                                              ===========        ===========     ===========        ===========

                                           BANYAN STRATEGIC REALTY TRUST
                              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                                                       Gross Amount at which Carried
Property & Location/                                   at December 31, 1996 (a)(b)(c)
Date of Construction/                         ----------------------------------------------
Date Acquired/                                                  Buildings &                         Accumulated
Method of Depreciation                           Land           Improvements        Total          Depreciation
----------------------                        -----------       ------------     -----------       ------------
Milwaukee Industrial Portfolio
Milwaukee, WI
1973-1980
4/30/93. . . . . . . . . . . . . . . . . .    $   532,800        $ 5,876,333    $  6,409,133        $   653,035

Colonial Courts of Westland Apartments,
Columbus, OH
1963
6/17/93. . . . . . . . . . . . . . . . . .        697,034          4,838,345       5,535,379            512,570

Hallmark Village Apartments
Clarksville, IN
1972
9/28/93. . . . . . . . . . . . . . . . . .        448,000          6,344,497       6,792,497            605,409

Elmhurst Metro Court
Elmhurst, IL
1982
11/30/93 . . . . . . . . . . . . . . . . .      1,615,360          3,839,864       5,455,224            331,052

Colonial Penn Office
Building, Tampa Bay, FL
1984
3/22/94. . . . . . . . . . . . . . . . . .      1,189,300          7,366,210       8,555,510            511,472

Florida Power & Light Office
Building, Sarasota, FL
1991
3/22/94. . . . . . . . . . . . . . . . . .      1,700,000          8,486,727      10,186,727            598,288

Willowbrook Industrial Court
Willowbrook, IL
1979
6/16/95. . . . . . . . . . . . . . . . . .        962,500          3,110,040       4,072,540            157,011




                                           BANYAN STRATEGIC REALTY TRUST
                              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                                                       Gross Amount at which Carried
Property & Location/                                   at December 31, 1996 (a)(b)(c)
Date of Construction/                         ----------------------------------------------
Date Acquired/                                                  Buildings &                         Accumulated
Method of Depreciation                           Land           Improvements        Total          Depreciation
----------------------                        -----------       ------------     -----------       ------------

Northlake Tower Shopping Center, Atlanta, GA
1983-1984
7/28/95. . . . . . . . . . . . . . . . . .          ---           17,524,468      17,524,468            622,439

Quantum Business Center
Louisville, KY
1976-1980
9/26/95. . . . . . . . . . . . . . . . . .        900,000          4,276,900       5,176,900             139,604

Lexington Business Center
Lexington, KY
1985
12/05/95 . . . . . . . . . . . . . . . . .      1,330,000          6,066,828       7,396,828             169,049

Newtown Distribution Center
Lexington, KY
1981-1982
12/05/95 . . . . . . . . . . . . . . . . .        355,000          3,248,175       3,603,175              88,298

Woodcrest Office Park
Tallahassee, FL
1967-1989
12/19/95 . . . . . . . . . . . . . . . . .      3,080,000          8,259,315      11,339,315            227,748

Midwest Office Center
Oakbrook, IL (d)
1979
4/18/96. . . . . . . . . . . . . . . . . .      2,396,100          2,746,639       5,142,739             51,147

6901 Riverport Drive
Louisville, KY (e)
1985
11/19/96 . . . . . . . . . . . . . . . . .      1,750,000          8,241,747       9,991,747             25,333
                                              -----------        -----------    ------------        -----------
                                              $16,956,094        $90,226,088    $107,182,182        $ 4,692,455
                                              ===========        ===========    ============        ===========





                                           BANYAN STRATEGIC REALTY TRUST
                              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


--------------------

  (a)   The aggregate cost of the above real estate at December 31, 1996 for Federal income tax purposes is
$107,182,182.  For further details regarding encumbrances on the Trust's properties see Note 3, Mortgage Loans and
Bonds Payable.

  (b)   Reconciliation of real estate owned:


                                           BANYAN STRATEGIC REALTY TRUST
                              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                                                               1996             1995              1994
                                                           ------------     ------------      ------------
          Balance at Beginning of Year . . . . . . . . .   $ 90,200,065      $41,198,302       $21,954,819
          Acquisitions During Year . . . . . . . . . . .     15,013,282       47,818,144        18,650,295
          Sale of Property . . . . . . . . . . . . . . .          ---              ---             (54,179)
          Additions During Year. . . . . . . . . . . . .      1,968,835        1,183,619           647,367
                                                           ------------      -----------       -----------
          Balance at End of Year . . . . . . . . . . . .   $107,182,182      $90,200,065       $41,198,302
                                                           ============      ===========       ===========

  (c)   Depreciation expense is computed using the straight line method.  Rates used in the determination of depreciation are based upon the estimated useful life of the asset, primarily 40 years.



                                                               1996             1995              1994
                                                           ------------     ------------      ------------

          Reconciliation of Accumulated Depreciation:

          Beginning of Year. . . . . . . . . . . . . . .     $2,337,095       $1,036,890        $  185,348
          Depreciation Expense . . . . . . . . . . . . .      2,355,360        1,300,205           853,063
          Sale of Property . . . . . . . . . . . . . . .          ---              ---              (1,521)
                                                             ----------       ----------        ----------
          Balance at End of Year . . . . . . . . . . . .     $4,692,455       $2,337,095        $1,036,890
                                                             ==========       ==========        ==========





                                           BANYAN STRATEGIC REALTY TRUST
                              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


  (d)   On April 18, 1996, Banyan/Morgan Milwaukee Limited Partnership ("BMMLP"), a joint venture between a subsidiary of the Trust, which is a general partner of BMMLP, and an affiliate of Morgan Realty Partners
("Morgan"), a general partner of BMMLP, acquired the Midwest Office Center property (the "Midwest Property").  The
Trust contributed capital in BMMLP upon acquisition of the property of approximately $1,692,000 of which the Trust
borrowed $1,000,000 under its line of credit.   The Trust contributed an additional $147,000 for cash reserves held by BMMLP for improvements and lease-up.

        The terms of the BMMLP partnership agreement, as originally established at the time of the acquisitions of the Milwaukee Industrial, Elmhurst Metro Court and Willowbrook Industrial properties, were amended effective
May 1, 1996 as a result of the Midwest Property acquisition by BMMLP.  Pursuant to the amended BMMLP partnership agreement, any excess cash flow from operations, after the Trust receives its 12% preferred return on contributed equity will be allocated 85% to the Trust and 15% to Morgan.

  (e)   A subsidiary of the Trust acquired a 100% leasehold interest in the property.  See Note 3(g), Mortgage
Loans and Bonds Payable, for further details regarding this acquisition.


                       BANYAN STRATEGIC REALTY TRUST
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


6.  PRO FORMA INFORMATION

     The following unaudited pro forma summary presents the results of operations of the Trust as if the 1996 and 1995 property acquisitions had occurred at the beginning of 1995, after giving effect to certain adjustments, including increased depreciation and interest expense. The unaudited pro forma summary information does not necessarily reflect the results of operations as they would have been if the Trust acquired the properties on January 1, 1995.


                                              Year Ended December 31,
                                                    (Unaudited)
                                          -----------------------------
                                              1996              1995
                                          -----------       -----------

Revenues . . . . . . . . . . . . . .      $23,351,377       $23,657,804

Net Income (Loss). . . . . . . . . .      $(1,323,950)      $ 5,643,367

Earnings (Loss) Per Share
  of Beneficial Interest . . . . . .      $     (0.13)      $      0.54




7.   INVESTMENT IN JOINT VENTURE

     H STREET ASSEMBLAGE

     On December 11, 1990, the Trust acquired title to the property known as the Victor Building located in Washington D.C. pursuant to an agreement with Banyan Strategic Land Fund II ("BSLFII"). On June 5, 1992, the Trust and BSLFII formed a joint venture (the "Venture") to pursue development rights. The Trust has a 53% interest in the Venture while BSLFII has the remaining 47%. This property consists of 17,000 square feet of undeveloped land in downtown Washington, D.C. plus an approximately 55,900 square foot office building. The entire property is zoned for office development.

     The Venture has completed and obtained the zoning, entitlement and historic preservation for the development of an approximately 330,000 square foot commercial office building on the H Street Assemblage. In December 1994, based on the current market conditions in Washington, D.C., the Venture determined that it would be in its best interest to initiate marketing efforts to sell the property rather than assume the risk associated with the development of the property, thereby necessitating a $5,500,000 valuation allowance. The Trust's share, $2,915,000, is included in the loss from operations of real estate ventures in the Trust's 1994 Statement of Income and Expenses.

     On March 20, 1997, the Venture sold approximately 3,500 square feet of the Venture's land to the United States General Services Administration ("GSA") for a purchase price of $1,680,000. GSA also paid the Venture $150,000 as reimbursement of expenses that the Venture incurred in anticipation of this transaction. The Venture received net sales proceeds of approximately $1,829,000, of which approximately $969,000 is the Trust's share. The Trust recognized no gain or loss on the sale. The Venture obtained all required approvals from various government agencies for the modifications necessary to the existing approved design for the proposed building on the Venture's remaining property that had been necessitated by this sale.

                       BANYAN STRATEGIC REALTY TRUST
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


     During the quarter ended December 31, 1996, the Venture recorded a valuation allowance in the amount of $6,000,000 as a result of the above mentioned agreement with GSA and a sales contract with an unaffiliated third party to purchase the H Street Assemblage. The Trust's share, $3,180,000, is included in the loss from operations of real estate ventures in the Trust's 1996 Statement of Income and Expenses. The Venture's carrying value for the property after the write down is based on the anticipated cumulative sales proceeds pursuant to the sales contract and the agreement with GSA. Pursuant to the sales contract, the Venture has agreed to sell the land remaining after the GSA sale for $9,000,000 subject to a due diligence period of 120 days for the buyer. The reduction in the carrying value of $6,000,000 reflects the carrying costs and closing costs the Venture anticipates to incur in order to complete the aforementioned transactions.

     Summary financial information for the H Street Assemblage as of December 31, 1996, 1995 and 1994 is as follows:

                                           BANYAN STRATEGIC REALTY TRUST
                              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                                                               1996             1995              1994
                                                           ------------     ------------      ------------

          Investment Property Net. . . . . . . . . . . .    $ 9,981,527      $16,039,027       $16,096,527
          Other Assets . . . . . . . . . . . . . . . . .        251,403          255,923            23,014
          Other Liabilities. . . . . . . . . . . . . . .       (218,306)        (276,780)         (206,131)
          Venture Partners' Equity . . . . . . . . . . .     (4,300,865)      (7,122,492)       (7,093,058)
                                                            -----------      -----------       -----------
               Trust's Equity. . . . . . . . . . . . . .    $ 5,713,759      $ 8,895,678       $ 8,820,352
                                                            ===========      ===========       ===========
               Total Revenues. . . . . . . . . . . . . .    $   529,931      $   469,337       $   406,315
                                                            ===========      ===========       ===========
               Net Income (Loss) . . . . . . . . . . . .    $(6,228,702)     $    71,252       $(6,009,317)
                                                            ===========      ===========       ===========

                       BANYAN STRATEGIC REALTY TRUST
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


8.   TRANSACTIONS WITH AFFILIATES

     Administrative costs, primarily salaries and general and administrative expenses are incurred on the Trust's behalf by Banyan Management Corp. ("BMC"). These costs are allocated to the Trust and other entities to which BMC provides administrative services based upon the actual number of hours spent by BMC personnel on matters related to that particular entity in relation to the total number of BMC personnel hours. The Trust's allocable share of costs for the years ended December 31, 1996, 1995 and 1994 aggregated $1,275,374, $1,443,434 and $1,185,409, respectively. As one of its administrative services, BMC serves as the paying agent for general and administrative costs of the Trust. As part of providing this payment service, BMC maintains a bank account on behalf of the Trust. At December 31, 1996 and 1995, the Trust had a net payable due to BMC of $2,845 and $176,527, respectively. The net payable is included in accounts payable and accrued expenses in the Trust's Consolidated Balance Sheet.

9.   DISTRIBUTIONS PAID AND PAYABLE

     It has been the Trust's policy to distribute to its shareholders an amount equal to at least 95% of taxable income. A portion of the distributions paid during the subsequent year may be allocable to taxable income earned in the prior year. Of the $4,191,406 of 1996 distributions paid, $2,841,813 represents ordinary income and $1,349,593 represents a return of capital. Of the $4,190,252 of 1995 distributions paid, $1,221,232 represents ordinary income and $2,969,020 represents a return of capital.

     On January 9, 1997, the Trust declared a cash distribution for the fourth quarter ended December 31, 1996, of $0.10 per share payable February 20, 1997 to shareholders of record on January 22, 1997.

10.   MINIMUM RENTALS UNDER OPERATING LEASES

     The Trust receives rental income from the rental of retail, commercial and industrial space under operating leases. The following is minimum future base rentals (excluding amounts representing executory costs such as taxes, maintenance and insurance) on operating leases for the Trust's industrial, commercial and retail projects held at December 31, 1996:


                 1997. . . . . . . .      $17,415,967
                 1998. . . . . . . .       14,756,866
                 1999. . . . . . . .       12,472,192
                 2000. . . . . . . .        8,100,097
                 2001. . . . . . . .        5,723,520
                 Thereafter. . . . .       17,890,932
                                          -----------
                                          $76,359,574
                                          ===========

     No single tenant at the Trust's operating properties constitutes ten percent or more of total income from property operating activities.

     The Trust is subject to the usual business risks regarding the collection of the above-mentioned rentals.

                       BANYAN STRATEGIC REALTY TRUST
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


11.   RECOVERY OF LOSSES ON LOANS, NOTES, INTEREST RECEIVABLE

     The Trust has received cash of $58,658, $562,337 and $347,557 during 1996, 1995 and 1994, respectively, related to its interest in a liquidating trust established for the benefit of the unsecured creditors (including the Trust) of VMS Realty Partners and its affiliates ("VMS"), former affiliates of the Trust. The Trust has recorded $16,569, $164,958 and $57,226, respectively, of these amounts as recovery of losses on mortgage loans, notes and interest receivable in its consolidated statement of income and expenses. The remainder of $729,799 was paid to the Class Action Settlement Fund representing the Trust's share of amounts due under the terms of the previously settled VMS securities litigation.

     On January 25, 1994, the Trust received net proceeds of $134,986 as a recovery of payments previously made into an escrow established as part of the 1992 Class Action Settlement of the VMS securities litigation. The escrow was established to provide trustees of the Trust with monies to fund the cost of any litigation in which they might be named as defendants following settlement of the class action. Subsequently, the trustees released the proceeds from the escrow and the Trust purchased an insurance policy to cover the officers and trustees.

12.   CUMULATIVE INCENTIVE COMPENSATION

     Pursuant to the amended employment agreement of the Trust's president, Leonard G. Levine, at December 31, 1997, or upon termination of Mr. Levine's employment by the Trust, whichever is earlier, ("the Computation Date") the annual incentive compensation earned on the performance of the Trust's assets acquired subsequent to January 1, 1993 will be computed on a cumulative basis covering the period January 1, 1993 through the Computation Date (the "Cumulative Incentive Compensation"). This cumulative calculation will also include all unrealized profits and gains on the Trust's real estate assets. As of December 31, 1996, the Trust has recorded $650,000 as its estimate of Cumulative Incentive Earnings with respect to the unrealized profits and gains on the Trust's assets. If a disagreement in value exists between Mr. Levine and the Trustees in computing unrealized profits and gains, a mutually agreed upon appraiser will be retained to appraise the properties with the result binding on both parties. If the Cumulative Incentive Compensation is less than the aggregate amount of incentive compensation previously paid to Mr. Levine, all or a portion of any Award Shares (defined below) previously issued to Mr. Levine will be forfeited by Mr. Levine and cancelled by the Trust. For these purposes, the Award Shares will be valued at the average price at which the shares were valued when issued to Mr. Levine. If the Cumulative Incentive Compensation is greater than the amounts previously paid to Mr. Levine, the difference will be paid to Mr. Levine in Cumulative Incentive Award Shares (defined below) by the Trust within seventy five days after the Computation Date.

13.   AWARD SHARES AND WEIGHTED AVERAGE SHARES OUTSTANDING

     On April 9, 1997, the Board of Trustees approved a modification to the employment agreement of the Trust's president, Leonard G. Levine. Prior to the modification, all incentive amounts earned by Mr. Levine subsequent to January 1, 1993 were paid 80% in cash in the year following the period for which the incentive was earned and 20% in shares of beneficial interest of the Trust ("Award Shares"). Under the terms of the approved modification, Mr. Levine will also receive shares of beneficial interest of the Trust ("Additional Award Shares") for the 80% of his incentive compensation for the years ended December 31, 1996 and 1997 that would otherwise have been paid in cash. In 1997, Mr. Levine will be issued 19,127 Award Shares representing 20% of his 1996 incentive earnings and 76,509 Additional Award

                       BANYAN STRATEGIC REALTY TRUST
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


Shares representing 80% of the 1996 Incentive Earnings that would have been paid in cash. At the end of his contract, December 31, 1997, he will further receive shares of beneficial interest of the Trust for all cumulative incentive earnings ("Cumulative Incentive Award Shares"). The issue price for Cumulative Incentive Award Shares will be $3.75 per share, the closing price of the Trust's shares on March 19, 1997. (See Note 12 above for details.)

     Effective April 22, 1996, the Trust issued 1,833 Award Shares to Mr. Levine, valued at $4.20 per share or $7,700, representing 20% of Mr. Levine's 1995 incentive compensation. All incentive amounts are due Mr. Levine on or before March 15, of the year following the period for which the incentive is earned. The Award Shares, but not Additional Award Shares and Cumulative Incentive Award Shares, are restricted as to transfer and held in escrow by the Trust, pending satisfaction of the vesting requirements, for the benefit of Mr. Levine until the earlier of: (i) December 31, 1997; (ii) the termination of Mr. Levine's employment by the Trust without just cause; or (iii) the permanent disability or death of Mr. Levine. The issue price of any Award Shares and Additional Award Shares is based upon the average closing price of the Trust's shares for the five business days ended prior to December 31 of the year in question. Pursuant to the aforementioned April 9, 1997 modification to Mr. Levine's employment agreement, all Award Shares and Additional Award Shares issued to Mr. Levine are included in the total shares outstanding of the Trust when calculating Net Income Per Share of Beneficial Interest Based on Weighted Average Number of Shares Outstanding. Only Award Shares issued to Mr. Levine will be forfeited by Mr. Levine if he fails to be employed by the Trust on December 31, 1997, unless such failure is due to death or permanent disability or termination without just cause. Mr. Levine is entitled to receive his share (represented by the Award Shares, Additional Award Shares and Cumulative Incentive Award Shares) of any cash distributions paid by the Trust in consideration of outstanding shares.


14.   SUBSEQUENT EVENTS

     PHOENIX BUSINESS PARK

     On January 15, 1997, the Trust acquired a 100% ownership interest in a three building office/industrial complex known as Phoenix Business Park located in northeast Atlanta, Georgia, for a purchase price of approximately $5,432,000 including liabilities assumed at acquisition. The three buildings contain approximately 110,600 square feet of gross leasable area. The Phoenix Business Park property was constructed in 1979 and was 100% occupied with 13 tenants upon acquisition. The Trust utilized $100,000 of cash reserves for the acquisition with the remaining balance provided for by a draw on the Trust's line of credit.

     HALLMARK VILLAGE APARTMENTS

     On September 28, 1993, BSRT Hallmark Village Limited Partnership, ("BHVLP"), a limited partnership consisting of the Trust, a subsidiary of the Trust and HVA General Partnership, acquired the Hallmark Village Apartments for a purchase price, including liabilities at acquisition, of approximately $6 million. On March 11, 1997, BHLVLP sold the Hallmark property to an unaffiliated third party for a sales price of approximately $6.5 million, after credits made to the purchaser at closing. The Trust received net sales proceeds of approximately $5.8 million which were used to pay down a portion of the Trust's Revolving Line of Credit. The Trust recognized a gain on disposition of approximately $100,000 as a result of the sale.